As filed with the U.S. Securities and Exchange Commission on February 26, 2026.

Registration No. 333-290937

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FBS GLOBAL LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	3990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

74 Tagore Lane,

#02-00 Sindo Industrial Estate,

Singapore 787498

+65 6285778

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168SSS
800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.	Eric Victorson, Esq.
Loeb & Loeb LLP	Ilana Levin, Esq.
2206-19 Jardine House	Sullivan & Worcester LLP
1 Connaught Place, Central	1251 Avenue of the Americas
Hong Kong SAR	New York, NY 10020
Telephone: +852-3923-1111	Telephone: (212) 660-3000

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall the become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 26, 2026.

FBS GLOBAL LIMITED

Up to 8,130,081 Ordinary Shares

Up to 8,130,081 Warrants to purchase 8,130,081 Ordinary Shares

Up to 8,130,081 Pre-Funded Warrants to Purchase 8,130,081 Ordinary Shares

We are offering on a “best efforts” basis up to 8,130,081 ordinary shares, US$0.001 par value per share (the “Ordinary Shares”) and accompanying warrants (the “Warrants”) to purchase up to 8,130,081 Ordinary Shares of FBS Global Limited (the “Company”) at an assumed combined public offering price of $1.23 per Ordinary Share and accompanying Warrant (assuming a public offering price equal to the last sale price of our Ordinary Shares as reported by the Nasdaq Capital Market (“Nasdaq”) on February 25, 2026 of $1.23). Each Warrant is assumed to have an exercise price of $1.23 per share (100% of the public offering price per Ordinary Share and accompanying Warrant), will be exercisable upon issuance, and will expire five years from the date of issuance.

We are also offering to each purchaser, if any, whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our issued and outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”), in lieu of Ordinary Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our issued and outstanding Ordinary Shares. Each Pre-Funded Warrant will be immediately exercisable for one Ordinary Share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the Ordinary Shares are being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001, per share, provided that such exercise price shall not fall below the par value per share in any event. For each Pre-Funded Warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis. This offering also relates to the Ordinary Shares issuable upon exercise of any Warrants and Pre-Funded Warrants sold in this offering.

For purposes of clarity, each Ordinary Share or Pre-Funded Warrant to purchase one Ordinary Share is being sold together with a Warrant to purchase one Ordinary Share.

Our Ordinary Shares are listing on Nasdaq, under the symbol “FBGL”.

We have assumed a public offering price of $1.23 per Ordinary Share, which was the last reported sale price on Nasdaq of our Ordinary Shares on February 25, 2026. The actual offering price per Ordinary Share and accompanying Warrants, or Pre-Funded Warrants and accompanying Warrants, will be negotiated between us and the investors, in consultation with the placement agent based on, among other things, the trading price of our Ordinary Shares prior to the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

In addition, there is no established public trading market for the Warrants and Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Warrants or Pre-Funded Warrants on any national securities exchange.

We have engaged A.G.P./Alliance Global Partners (“A.G.P.”) as our exclusive placement agent to use its best efforts to solicit offers to purchase our securities in this offering. The placement agent has no obligations to purchase any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total offering amounts set forth in this prospectus. We have agreed to pay the placements agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on March 31, 2026, unless completed sooner or unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date; however, our Ordinary Shares underlying the Pre-Funded Warrants and the Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act. We expect to enter into a securities purchase agreement relating to the offering with those investors that choose to enter into such an agreement on the day that the registration statement of which this prospectus forms a part is declared effective and that the closing of the offering will end on the first trading day after we first enter into a securities purchase agreement relating to the offering.

The offering will settle delivery versus payment (DVP)/receipt versus payment (RVP) (on the closing date we will issue the Ordinary Shares directly to the account(s) at the placement agent identified by each purchaser; upon receipt of such shares, the placement agent shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the placement agent (or its clearing firm) by wire transfer to us.

We and the placement agent have not made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder. As stated above, because this is a best efforts offering, the placement agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the securities. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors—Risks Related to this Offering and Ownership of our Securities” for more information.

This prospectus provides a general description of the securities being offered. You should carefully read this prospectus and the registration statement of which it forms a part before you invest in any of the Shares.

We were incorporated in the Cayman Islands on March 10, 2022, as a holding company of our business. As a holding company with no operations, we conduct all of our operations through our subsidiary in Singapore, Finebuild Systems Pte. Ltd. (“FBS SG”). The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “foreign private issuer”, as defined in Rule 405 under the Securities Act, and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 15.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or other foreign securities commission nor any other regulatory body has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share and Warrant	Per Pre-Funded Warrant and Warrant	Total

Public offering price
Placement agent fees(1)
Proceeds to us (before expenses)

(1)	Represents a cash fee equal to 8.0% of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the placement agent for certain of its offering-related expenses and pay the placement agent a non-accountable expense allowance. See “Plan of Distribution” beginning on page 110 of this prospectus for a description of the compensation to be received by the placement agent.

We anticipate that delivery of the Ordinary Shares and Pre-Funded Warrants, together with the accompanying Warrants, is expected to be made on or about                 , 2026, subject to customary closing conditions.

Exclusive Placement Agent:

A.G.P.

The date of this prospectus is                 , 2026

i

You should rely only on the information contained in this prospectus and any related free-writing prospectus prepared by or on behalf of us or to which we have referred to you. We have not authorized anyone to provide you with different information. We are offering to sell our securities, and seek offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. For investors outside of the United States: Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “FBS Cayman” refer to FBS Global Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on March 10, 2022.

This prospectus contains translations of certain SG$ amounts into US$ amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below: Our reporting currency is the Singapore dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, translations of balances in the consolidated balance sheets, consolidated statements of income and comprehensive income, consolidated statements of change in shareholders’ equity, and consolidated statements of cash flows from SGD into USD are solely for the convenience of the reader and were calculated at the rate of SG 1.00 to USD 0.76 for the six months ended June 30, 2025, each representing the noon buying rate in the City of New York for cable transfers of SGD as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of June 30, 2025. We make no representation that the SGD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any particular rate or at all. Unless otherwise expressly stated or the context otherwise requires, reference in this prospectus to “S$” or “SGD” are to Singapore dollars, and reference to “US$” “$” or “USD” are to United States dollars.

Numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We have relied on statistics provided by a variety of publicly-available sources regarding Singapore’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. Except where otherwise stated, all ordinary share accounts provided herein are on a pre-share-increase basis.

Our business is conducted by our indirect wholly-owned entity in Singapore, using S$, the currency of Singapore. Our consolidated financial statements are presented in Singapore dollars, with translations of Singapore dollars into United States dollars for the convenience of the reader. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of SG$ to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our issued and outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended.

1

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended Memorandum of Association” or “Amended Memorandum” means the amended and restated memorandum of association of our Company adopted on January 30, 2023 and as amended from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement filed with the SEC on December 5, 2024.

●	“Amended and Restated Articles of Association” or “Amended Articles of Association” means the second amended and restated articles of association of our Company adopted on March 28, 2023, as amended from time to time, a copy of which is filed as Exhibit 3.2 to our Registration Statement filed with the SEC on December 5, 2024.

●	“ASEAN” means the Association of Southeast Asian Nations.

●	“BCA” means the Building and Construction Authority of Singapore.

●	“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

●	“BVI” refers to the British Virgin Islands.

●	“CAGR” means compound annual growth rate.

●	“Company,” “our Company,” or “FBS Cayman” means FBS Global Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on March 10, 2022.

●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

●	“CONQUAS” means the Construction Quality Assessment System, Singapore’s national construction standard protocol.

●	“COVID-19” means the Coronavirus Disease 2019.

●	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

●	“FBS SG” means Finebuild Systems Pte. Ltd., our operating company incorporated and operating in Singapore held as a wholly-owned subsidiary of Success Elite, which in turn is a wholly-owned subsidiary of our Company.

●	“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

●	“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

●	“Kelvin Ang” is Ang Poh Guan, the principal shareholder of the Company.

●	“Memorandum and Articles of Association” means the Company’s Amended Memorandum of Association and the Company’s Amended Articles of Association.

●	“MOM” means the Ministry of Manpower, the government agency in Singapore that regulates employment.

●	“Resale Prospectus” means the prospectus in the form first filed with the SEC pursuant to and within the time limits described in Rule 424(b)(3) under the Securities Act (File No. 333-283619).

●	“SG$” or “SGD” means Singapore dollar(s), the lawful currency of Singapore.

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

●	“Securities Act” means the U.S. Securities Act of 1933, as amended.

●	“Success Elite” or “SEDL” means Success Elite Developments Limited, a company incorporated in the BVI on February 22, 2022.

●	“US$,” “$” or “USD” means United States dollar(s), the lawful currency of the United States.

2

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry, our market share and the markets that we serve is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts) and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets that we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any such information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

TRADEMARKS, SERVICE MARKS, AND TRADE NAMES

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described in “Risk Factors.” We believe the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but no assurance can be given that these expectations will prove to be correct. Forward-looking statements should not be unduly relied upon.

Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

●	our business and operating strategies and our various measures to implement such strategies;
●	our operations and business prospects, including development and capital expenditure plans for our existing business;
●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;
●	our financial condition, results of operations and dividend policy;
●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;
●	the regulatory environment and industry outlook in general;
●	future developments in the construction industry and actions of our competitors;
●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;
●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;
●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;
●	our ability to execute our strategies;
●	changes in the need for capital and the availability of financing and capital to fund those needs;
●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;
●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;
●	changes in interest rates or rates of inflation; and
●	legal, regulatory and other proceedings arising out of our operations.

These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. Our future results will depend upon various other risks and uncertainties, including those described in “Risk Factors.” All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise.

4

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

The predecessor of our principal operating company was incorporated on March 9, 1996 in Singapore under the name Finebuild Systems Pte Ltd. Pursuant to a restructuring that took effect on August 2, 2022, FBS Global Limited, an exempted company incorporated in the Cayman Islands, through its wholly owned subsidiary, Success Elite Developments Limited, a company incorporated in BVI, became the ultimate holding company of our current principal operating subsidiary referred to herein as FBS SG.

From its beginning as a construction company since 1996, FBS SG has developed into a premier integrated engineering company that provides a full suite of construction and engineering services. These services include the supply of building materials and precast concrete components, recycling of construction and industrial wastes, as well as pavement consultancy services.

We are an established interior design and build (also referred to as “fit-out”) specialist in Singapore with a track record of over 20 years in institutional, residential, commercial and industrial building projects. Our scope of services comprises design, supply and installation of ceilings, partitions, timber deck, carpet, lead lining, acoustic wall panel, built-in furnishing, carpentry and mechanical & electrical services of a building. We also undertake main construction and building works projects.

Our Pledge

“To be conscientious in the production of construction solutions that are sustainable and environmentally friendly”

Over the years, we have sought to bring value to our construction and engineering business through what we believe to be an innovative use of sustainable processes and materials. We are committed to sustainable development and corporate social responsibility through the environmental focus of our building materials. We believe that this commitment has differentiated us from other traditional construction companies in Singapore that are less focused on sustainability and that this commitment has been a key driver of our growth.

We strive to use new technological equipment including a pole gun for ceiling installations, allowing us to minimize the use of scaffolding in congested areas with mechanical and engineering (or “M&E”) services. Further, we use sanding machines for wall & ceiling instead of manual sanding.

We also work with manufacturers and suppliers to develop new materials such as an impact wall for toilets and a shaft wall for core areas of an elevator shaft.

Sustainable Business

We strongly believe that sustainability in both business and the environment is the only way to responsibly move forward. We have a proven record of completing numerous civil and infrastructure projects while also expanding our expertise into different fields such as sales and marketing of green building materials to consolidate access to the supply chain of essential building materials for the construction sector. These green building materials include but are not limited to special gypsum boards, aluminum ceiling materials, and green resin timber materials for timber desks. We seek to source sustainable materials and work with environmental experts to speed up the process of building zero energy infrastructure.

Our Vision for Sustainable Business for the Future

We believe that our comprehensive and diversified experiences well-position us to undertake a broad range of forward looking green civil engineering and infrastructure construction projects. Our depth of experience is further supported by our team of in-house technical specialists. We believe that, in addition to this depth of experience and specialized technical staff, our innovative ideas, productivity, and efficiency set us apart from our competition and allow us to be poised to provide cutting edge construction and engineering services in furtherance of sustainability.

 Green buildings are becoming increasingly popular and more prevalent globally, including in Singapore, where both consumer demand and government regulations are pushing for more sustainable building projects by 2030. Since 2007, we have sought to use environmentally friendlier materials on our projects. We believe that sustainability in both business and the environment is the only way to move forward, and we intend to lead the way in developing and implementing more sustainable building materials and practices.

5

Our Competitive Strengths

We believe that our competitive strengths are:

-	Established track record of over 20 years in interior build outs: We have an established track record of over 20 years in interior design and build out, or “fitting-out” works, with experience in a wide range of project types, including mixed developments, private residential developments, hospitals, and commercial developments. Notable projects that we acted as subcontractors in Singapore include Marina One (an integrated development at Marina Bay), Sengkang General Hospital, Outram Community Hospital, Khoo Teck Puat Hospital and South Beach Development (a mixed development at downtown Singapore) and Vivocity (Mega Shopping Mall near Sentosa Island). We believe that our track record of successfully completing a range of projects gives us a competitive advantage in future bids as we have experience in both small and large-scale projects and a variety of types of projects. Moreover, we also have completed interior-fitting out works for several hospitals in Singapore and have gained a reputation as an established subcontractor in this segment, which is a highly specialized area given the different requirements for interior fitting-out works with respect to hospital buildings as they require specific sound insulation, fire-retardation, chemical resistance (as a result of frequent cleaning) and prevention of radiation leakage. Our prospective customers typically take into consideration a subcontractor’s relevant project track record when evaluating the tender proposal, and we believe that our varied experience positions us to be competitive for similar upcoming projects.

-	Providing competent and experienced value engineering design solutions for our customers: We believe that we have the competencies and experience to provide value engineering design solutions for our customers, in order to optimize the cost, durability and design considerations and maximize efficiency. For instance, we may propose modifications to the materials selection or the drawings of a build out project so that the installation can be carried out more efficiently. In certain instances, modifications to the drawings or method statements may allow for improved feasibility of the installation within the planned construction schedule, helping to control costs and avoid overages. We have also undertaken more complex projects such as those requiring shock mounted walls and ceilings, and lead lining walls and partitions (in hospitals) for radiation shielding purpose. There are also certain designs that are more complex such as curved or non-flat interior walls and ceilings and interiors that accommodate water features, which require a higher level of expertise to ensure that the interfacing and finishing works are of quality and reliable. We believe that our customer focused perspective and our specialized experience allow us to service our clients better and generate new project mandates.

-	Proven track record safety, quality and timely project execution track record: We have obtained various certifications and gradings which we believe place us in an advantageous position when our customers review our tender proposal or quotation. For instance, we have obtained the following International Organization for Standardization qualifications: ISO 9001:2015, which reflects our quality management standards, and ISO 14001:2015 and ISO 45001: 2018, which reflect our environmental, occupational and workplace safety management systems. We have also obtained the highest level bizSAFE Level Star certification, reflecting our workplace safety practices. We are also typically subject to the national standards under the Construction Quality Assessment System (“CONQUAS”) set forth by the Building and Construction Authority in Singapore (“BCA”) for our projects that fall under architectural works, with the quality standards being assessed based on the finishing, alignment and evenness, jointing and no visible defect and delamination. We completed the ceiling works for a private residential development, Jewel @ Buangkok in 2014, and this project was awarded the CONQUAS “Star” rating in recognition of the excellence of the workmanship. We understand that customers value subcontractors who complete their projects in a timely manner as they manage many subcontractors concurrently, with each playing a crucial role to ensure the adherence to the overall construction schedule. We believe that experience plays a critical role in timely completion of projects, and we believe that due to our considerable experience, we can accurately assess the challenges that may be posed by site conditions (such as limited access area or restrictions in working hours or noise level), material requisitions, design specifications, and can respond to customers’ requests to meet related deadlines.

-	We have an experienced and dedicated management and project team: Each of our executives has over 20 years of experience in this industry and has accumulated experience and goodwill in the industry, which has helped us to grow our business through word-of-mouth recommendations. Our Executive Directors are supported by a stable management team with extensive business development and project management experience. Further details of our management team’s working experience are set out in the section entitled “Directors and Executive Officers”.

6

Our Growth Strategy

 Our business growth strategy is to provide green and sustainable building solutions through offering a full spectrum of environmentally-focused services, products and project management for our customer’s building projects in Singapore. Our core strategy remains focused on creating opportunities for growth through winning green project mandates, driving internal operational improvements and maintaining a high-performance firm culture. We believe that with our extensive experience in the industry, we have strong positions in profitable and growing end-markets across the green building fit-out industry, enhanced by our comprehensive service portfolio and already strong client base. We believe we are well positioned to capitalize on the prevailing trend towards sustainability and innovations in the buildings industry, including decarbonization, healthy buildings/indoor environmental quality and smart buildings.

To capitalize on these trends, we are building on our priorities of maintaining leading positions in commercial as well as residential building solutions. In furtherance of these goals, we have three strategic priorities:

-	Capitalize on Key Growth Vectors: We believe that increased focus on sustainable development through such initiatives as reducing carbon emissions (“decarbonization”), improved indoor air quality and smart buildings that are developed with environmental efficiency at the forefront represent key growth opportunities. We are seeking to leverage our existing portfolio breadth and investments in services and product development, combined with the expansion of its green building materials, to offer differentiated solutions and innovative fit-out plans to help customers achieve their objectives to have healthier work and living spaces, both for the inhabitants of these buildings and the environment at large. We intend to invest in services and products as well as expand our partnerships locally and globally such as in other ASEAN countries and other English-speaking countries where our experiences can be utilized to power green building innovations that will allow us to provide differentiated services that are tailored to our customers’ desired outcomes to achieve these goals.

-	Accelerate in High Growth Regions and Verticals: We intend to explore expansion into regional high growth regions in ASEAN countries, namely Malaysia, Indonesia and Brunei, by partnering with other companies through joint ventures, enabling us to provide our expertise in green building through large project contracts in the region. We further plan to invest in supply chain vertical integration within the markets we already serve, including healthcare, commercial offices/campuses, and educational and data centers, to directly source specialized equipment and materials for green building. This will enable us to have more control over building supplies and ideally optimize our cost of revenues.

-	Sustain a High-Performance, Customer-Centric Culture: We recognize that developing talent and creating positive customer experiences is central to accomplishing our business strategies. We are investing in talent to build a diverse workforce that is solutions oriented and focused on continuous learning and growth. The Company aims to leverage our talent capabilities and training to create a customer-focused culture to drive customer loyalty and decisions.

To realize these priorities, we intend to leverage our position as a steward of green building and use our experience in providing comprehensive service and as reflected by our product portfolio, along with our strong building industry networks, in seeking to monetize opportunities to provide retrofit and new build services. We are seeking to augment our strategic priorities with disciplined execution, productivity enhancements and sustainable cost management in order to realize higher margins and enhanced profitability.

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Our Corporate History

FBS SG was incorporated in 1996 and initially our business was in smaller scale projects as a construction subcontractor.

In 1998, FBS SG was awarded the subcontract for the interior fitting-out works for a hospital project at Simei Road at Changi in Singapore. This was the first in a series of other projects as a subcontractor for interior-fitting out and other related builder works, as we built our track record in larger scale and more technically elaborate institutional, residential, commercial, and industrial projects as well as show flats for condominium buildings for developers.

In 2002, we started to undertake projects as a main contractor for the development of single-family homes for personal properties, the first of which was to build a 2-story intermediate terrace dwelling house at Jalan Kembangan in Singapore for the famous potter Mr. Iskandar Jalil that we were able to win by gaining the trust of Mr. Jalil through the design and presentation of our expertise. This was our first project as a main contractor, and as we had no track record as a main contractor in developing a personal property and this was a highly coveted project, this was an important project to win and complete in order for us to gain traction in this new area of work. Thereafter, we were hired to build a show flat (model home) and sales gallery for the developer Guocoland for the launching of the Meyer condominium development in 2005 on Meyer Road, which was also instrumental for us as this was our first project in building a show flat for a developer. With this experience, we started to take on larger scale projects as a subcontractor for interior fitting-out works for private residential projects (such as a condominium project known as The Caribbean at Keppel Bay), commercial projects (such as for an exhibition center) and institutional projects (such as Singapore Management University’s campus at Bukit Timah). During the 2000s, we continued to expand our project and customer portfolio and undertook interior fitting-out works for several larger scale projects such as Khoo Teck Puat Hospital and the condominium complex known as One Shenton and expanded into the construction of factories and bigger residential properties like semi–detached residential houses.

In 2007, we began tendering bids for projects using green mark products and our first project was the Oceanfront condominium complex, which consisted of new erection of a condominium housing development consisting of two block wide 12-story building, a two block wide 14-story building, and a one block 15-story building, for a total of 264 units (with basement carpark & swimming pool) at Ocean Drive at Sentosa Island in Singapore. For this project we built 34,700m2 of drywall partition and 49,000m2 of ceiling.

We achieved another meaningful milestone in 2016, when the Building Construction Authority, or BCA, granted us the honor of building its test bed facility at BCA Academy. The 132 square meter facility has a rotating SkyLab that sits atop a 7-storey building for testing green materials and products under real world conditions and different building rotations. At this time, we also obtained the following new certifications, allowing us to expand the scope of the projects we could take on: bizSAFE, OHSAS 18001:2007, ISO 9001:2008 and ISO 14001:2004.

Between 2017 and 2019, we gradually upgraded our Contractor Registration Service workheads and certifications under the BCA. As of now, we are certified for building construction services for ISO 9001:2015, ISO 14001:2015 and ISO 45001:2018, which replaced the OHSAS 18001-2007. We are graded L5 under the workhead category CR06 (Interior Decoration and Finishing Works), B2 under the workhead category CW01 (General Building), and we are also registered under the workhead category CR03 for demolition which is structured as a single-grade workhead. As such, we are qualified for the bidding of certain governmental tender offering projects which require these workhead categories as the pre-requisite. As of the date of this registration statement, we have more than 70 employees.

We also undertook interior fitting-out works for notable projects including Marina One (an integrated development at Marina Bay), Sengkang General Hospital, Outram Community Hospital and South Beach Development, the hotel and residential tower of a mixed development property at downtown Singapore.

On February 7, 2025, we completed our initial public offering of 2,250,000 Ordinary Shares at a public offering price of US$4.50 per share. Total net proceeds to the Company, after deducting discounts, expenses allowance and expenses, were approximately $8.8 million. The Ordinary Shares began trading on February 6, 2025 on the Nasdaq Capital Market under the ticker symbol “FBGL.”

8

Our Corporate Structure

Our Company was incorporated in the Cayman Islands on March 10, 2022 under the Companies Act as an exempted company with limited liability.

On August 2, 2022, under a group reorganization, our Company became the holding company of our group of companies comprised of Success Elite Developments Limited, a wholly-owned subsidiary, which in turn holds FBS SG, which is our operating company based out of Singapore, and Bright Bless Developments Limited, a wholly-owned subsidiary, which in turn holds EFMK Supplies Limited, a newly formed company as we explore expanding operations into Hong Kong, Macau and PRC. As of the date hereof, Kelvin Ang holds approximately 75.3% of the issued share capital of our Company. Our current corporate structure is as follows:

Corporate Information

Our Company was incorporated in the Cayman Islands on March 10, 2022. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our principal executive office is at 74 Tagore Lane, #02-00 Sindo Industrial Estate, Singapore 787498. Our telephone at this location is +(65) 6285-7781.

Our agent for service of process in the United States is Cogency Global, Inc. located at 122 E. 42nd St., 18th Floor, New York, NY 10168, with the telephone (888) 741-6830.

Our website is www.FBSGlobal.com.sg. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

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Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Summary Risk Factors

Investing in our securities involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 15 of this Prospectus, which you should carefully consider before you invest in our securities. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

The following is a summary of such risks:

Risks Related to Our Business and Industry

●	We are dependent on the construction industry in Singapore and other countries in which we operate
●	We are reliant on the renewal of our existing registrations and licenses
●	We rely on our management and our key professional staff. The loss of key team members could affect our operations and our business may be severely disrupted
●	We are dependent on foreign workers and may face debarment from hiring (including due to non-compliance with the relevant employment laws and regulations), imposition of penalties, labor shortages or increased labor costs for our operations
●	We are subject to a number of project execution risks, many of which are beyond our control
●	We are dependent on our suppliers and subcontractors to fulfil their contractual obligations to us, and the inability of these suppliers and contractors, due to increased demand or other factors, to deliver key materials at prices and volumes, performance and specifications acceptable to us, could have a material adverse effect on our business, prospects, financial condition and operating results.
●	We are subject to risks associated with the quality of our works
●	We operate in a highly competitive industry and may not be able to compete effectively
●	We are subject to compliance with and changes in regulatory requirements and codes
●	Our cash flows may fluctuate due to the payment practice applied to our projects or foreign currency exchange rates
●	We are required by our customers to arrange performance bonds or banker’s guarantee to secure our due performance of contracts
●	We may be subject to litigation, claims or other disputes
●	We are affected by the macroeconomic, political, social and other factors beyond our control in Singapore and other countries in which we operate
●	Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.
●	Geopolitical conditions, including direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

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Risks Related to Our Financial Condition and Capital Requirements

●	We are dependent on our major customers and any significant decrease in projects secured from them may affect our operations and financial performance
●	We are subject to the risks of default or delays in the collection of our trade receivables
●	Our short-term revenue and profitability may not be indicative of the long-term results of operations
●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.
●	We may not be able to implement our future plans and strategies successfully.
●	Our insurance coverage may not be sufficient to cover all losses or potential claims and insurance premiums may increase
●	Our Financing Arrangement (as defined below) contains a change of control provision that could be triggered by this offering, and if we fail to obtain the necessary consents pursuant to the UOB Facility Letter (as defined below), it could result in adverse consequences, including acceleration of our obligations or enforcement actions.

Risks Related to Intellectual Property

●	We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties
●	Third parties may claim that we have infringed their proprietary rights, which could cause us to incur significant legal expenses and prevent us from promoting our products and services
●	We may be unable to prevent unauthorized use of our intellectual property, which could harm our business and competitive position
●	We rely on third-party intellectual property, and interruptions or disputes related to its use could materially impact our business
●	We may be unable to adequately protect our intellectual property rights, which could harm our business and competitive position

Risks Related to this Offering and Ownership of Our Securities

●

Even if we are able to raise capital in this offering, we may not be able to raise the amount of capital we believe is required for our business plans, including our near-term business plans and business goals outlined in this prospectus.

●	An active trading market for our Ordinary Shares may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

●	Our share price has been, and could continue to be, volatile. You may lose all or part of your investment, and litigation may be brought against us.

●	Our Ordinary Shares previously traded at a price less than $1.00 per share which is the minimum bid price requirement under Nasdaq’s continued listing standards. If we do not meet Nasdaq continued listing standards, our Ordinary Shares may be subject to delisting from the Nasdaq Capital Market.

●	We cannot guarantee that we will declare or distribute any dividends in the future.

●	Investors in our Ordinary Shares will face immediate and substantial dilution in the net tangible book value per Share and may experience future dilution.

●	We will have broad discretion in the use of proceeds of this offering.

12

THE OFFERING

Issuer	FBS Global Limited

Securities offered by us
Ordinary Shares offered by us	Up to 8,130,081 of Ordinary Shares.

Warrants offered by us	Warrants to purchase up to 8,130,081 Ordinary Shares, which will be exercisable during the period commencing on the date of their issuance and ending five years from such date at an exercise price of $1.23 per Ordinary Share (100% of the public offering price per Ordinary Share and Warrant).

Pre-Funded Warrants offered by us	We are also offering to each purchaser whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our issued and outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants, in lieu of Ordinary Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our issued and outstanding Ordinary Shares. Each Pre-Funded Warrant and the accompanying Warrant will be exercisable for one Ordinary Share. The purchase price of each Pre-Funded Warrant will be equal to the price per Ordinary Share at which the Ordinary Shares are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share, provided that such exercise price shall not fall below the par value per share in any event. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the Ordinary Shares issuable upon exercise of any Pre-Funded Warrants sold in this offering. For each Pre-Funded Warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis. Each Ordinary Share and each Pre-Funded Warrant sold in this offering will be accompanied by one Warrant to purchase one Ordinary Share. Accordingly, the total number of Warrants issued in this offering will not vary based on the mix of Ordinary Shares and Pre-Funded Warrants sold.

Ordinary Shares Issued and Outstanding Prior to Completion of Offering	We have 13,500,000 Ordinary Shares issued and outstanding.
See “Description of Share Capital” for more information.

Ordinary Shares Issued and Outstanding Immediately After Completion of this Offering	Up to 21,630,081 Ordinary Shares (assuming we sell only Ordinary Shares and accompanying Warrants and no Pre-Funded Warrants, and none of the Warrants issued in this offering are exercised).

Assumed Offering price	$1.23 per Ordinary Share and accompanying Warrant

Best Efforts	We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 110 of this prospectus.

Nasdaq Symbol	Our Ordinary Shares are listed on Nasdaq under the symbol “FBGL”

Use of proceeds

We expect to receive approximately $8.8 million in net proceeds from the sale of Ordinary Shares offered by us in this offering, based upon an assumed public offering price of $1.23 per Ordinary Share, which was the last reported sales price on Nasdaq of our Ordinary Shares on February 25, 2026, and after deducting the placement agent fees and commissions and estimated offering expenses payable by us.

However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.

We intend to use the net proceeds from this offering for business expansion and for working capital and other general corporate purposes.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for more information about the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. Purchasers of our securities may lose part or all of their investment. You should read the “Risk Factors” section starting on page 15 of this prospectus for a discussion of factors you should carefully consider before deciding to purchase our securities.

Unless otherwise indicated, all information in this prospectus assumes we sell only Ordinary Shares and accompanying Warrants and no Pre-Funded Warrants and none of the Warrants issued in this offering are exercised.

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Summary Consolidated Financial Data

The following summary consolidated statements of operations and cash flow data for the years ended December 31, 2022, 2023 and 2024, the six months ended June 30, 2025 and 2024 and the summary consolidated balance sheet data as of December 31, 2024 and June 30, 2025 have been derived from our consolidated financial statements included elsewhere in this prospectus. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

Results of Operations Data:

	For the years ended December 31,
	2022	2023	2024	2024
	S$	S$	S$	US$

Revenues	16,824,168	21,810,317	13,847,548	10,385,661
Net income (loss)	68,627	4,685	(814,366)	(610,775)
Basic and diluted earnings (loss) per share	0.01	0.00	(0.07)	(0.05)
Weighted average number of Ordinary Shares issued and outstanding	11,250,000	11,250,000	11,250,000	11,250,000

	For the six months ended June 30,
	2024	2025	2025
	S$	S$	US$

Revenues	8,333,053	7,844,606	5,961,901
Net income (loss)	24,664	243,980	185,425
Basic and diluted earnings (loss) per share	0.00	0.02	0.01
Weighted average number of Ordinary Shares issued and outstanding	11,250,000	13,040,055	13,040,055

Balance Sheet Data:

	As of
	December 31, 2024	June 30, 2025	June 30, 2025
	S$	S$	US$

Cash	2,983,600	6,968,031	5,295,704
Working capital (deficit)	(1,457,108)	5,708,922	4,338,783
Total assets	15,693,347	21,678,987	16,476,032
Total liabilities	11,413,200	11,866,027	9,018,181
Total shareholders’ equity	4,280,147	9,812,960	7,457,851

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RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks and uncertainties, as well as other information contained in this prospectus, including the financial statements and related noted, before making a decision to purchase our Ordinary Shares. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are dependent on the construction industry in Singapore and other countries in which we operate

We are dependent on the pipeline of new building development and major additional and alteration works (“A&A projects”), as our sources of revenue come from interior-fitting out works, construction and building works. We operate mainly in Singapore and new building development projects are in part affected by the general economic, regulatory, political and social conditions, property market, construction industry, government initiatives and spending (including spending on healthcare that includes the building and/or refurbishment of hospitals), property and resale prices and rental yields (as the case may be), factors which are beyond our control. Other factors such as natural disasters, recession, epidemics and any other incidents in Singapore and/or countries in which we operate may adversely affect our business, financial position, financial performance and prospects. The construction industry in Singapore is also subject to cyclical fluctuations, and any downturn in the construction industry will have direct impact on our business, financial performance and financial position, due to possibility of postponement, delay or cancellation of new building and A&A projects and delay in the recovery of receivables.

Our contracts are typically on a non-recurring and project basis, and therefore we cannot guarantee that we will continue to secure new projects from our customers after the completion of our existing projects. In the event that the construction industry in Singapore or other countries that we operate in undergoes a downturn or other factors lead to a reduced pipeline of construction projects, we may not be able to secure new projects, or secure new projects of similar value as we had in the past. In the case of such an event, our business, financial performance, financial position and prospects will be materially and adversely affected.

We are reliant on the renewal of our existing registrations and licenses

We are regulated in Singapore by the Commissioner of Building Control (“CBC”), which is the body that oversees compliance with the BCA and various other regulatory bodies. These regulatory bodies stipulate the criteria that must be satisfied before registrations and licenses are granted to, and/or renewed and/or maintained for, our business. The maintenance and renewal of our registrations and licenses are subject to compliance with the relevant regulations. BCA designates what are known as “workhead” gradings and we are designated to have met certain qualifications to perform various construction works under the Singapore’s Construction Registration System (“CRS”). In particular, we are graded L5 under the workhead category CR06 for interior decoration and finishing works and B2 under the workhead category CW01 for general building. We are also registered under the workhead category CR03 for demolition which is structured as a single-grade workhead. Our private customers would typically have a preferred workhead grading of their subcontractors for their projects and should we tender directly for Singapore government projects, the required workhead grading will also be stipulated in the tender for bid.

Our current workhead gradings will expire on July 1, 2028 and as the requirements laid down by BCA may change from time to time, there is no assurance that we will be able to meet the changing requirements and maintain and/or renew our registrations and licenses. In the event that we fail to maintain or renew our existing workhead registrations, our business, financial performance and prospects will be adversely affected. For details, please refer to the section entitled “Government Regulations”.

We have not encountered any non-renewal or suspension of BCA registrations and licenses which had a material adverse impact on our business.

We rely on our management and our key professional staff. The loss of key team members could affect our operations and our business may be severely disrupted.

We have an experienced and capable management team. Mr. Kelvin Ang, our Director and Chief Executive Officer, is responsible for management and operations matters, business development and business strategies. Mr. Chew Chong Ye, is responsible for the supervision of the finance team, consolidation of accounts, review of monthly closing, liaison with internal auditor and independent auditor, and monitoring of internal control implementation. Mr. Ang Boon Chuan and Mr. Li Ming, our Senior Project Managers in Archiectural and Construction, respectively, in charge of project management of our Group’s at work sites, including the monitoring of site progress, supervision of the project team on-site, and liaison with main contractors and subcontractors to ensure project completion on a timely and satisfactory manner. They are the key for our internal and external management. Each of our executives has over 20 years of experience in the construction industry and has accumulated experience and goodwill in the industry, which has helped us to grow our business through word-of-mouth recommendations. If we lose any members of our management team, we may face difficulties in executing our current plans and strategies, our business could be harmed and our growth prospects may be inhibited. negotiating, planning, pricing, new product development and product execution.

On the other hand, execution of customer’s requests and operation of our business is dependent on our experienced project management staff, who oversee and coordinate the fit-out works. These individuals are essential to managing projects, supervising on-site work, and ensuring smooth communication among all stakeholders. The loss of such key personnel could hinder our ability to execute projects efficiently, disrupt operations, and negatively impact customer satisfaction. If we lose our experienced staff, we may not be able to efficiently provide our services, which will limit our ability to accurately execute our customers’ instructions. We may also experience difficulties in hiring and retaining such personnel with desired qualifications with a competitive salary. These factors could disrupt our operations and have a material adverse effect on our business.

We are dependent on foreign workers and may face debarment from hiring (including due to non-compliance with the relevant employment laws and regulations), imposition of penalties, labor shortages or increased labor costs for our operations

Our business is highly dependent on foreign workers as the pool of local construction workers is scarce. As of the date of this prospectus, approximately 3/4ths of our workforce is made up of foreign employees (including site workers and other employees). Any shortage in the supply of foreign workers, increase in foreign worker levy or restriction on the number of foreign workers that we can employ will adversely affect our operations and financial performance. The supply of foreign labor in Singapore is highly controlled and subject to a number of policies and regulations.

We are required to comply with all relevant laws and regulations and we may be liable to penalties if there are any breaches relating thereto. While we aim to comply with the relevant laws and regulations at all times and have put in place the necessary systems to monitor our compliance, we are susceptible to breaches that may arise from inadvertent oversight.

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In the past, we have received notices in relation to non-compliance with the numerous regulations that apply to us and been subject to fines for failure to comply with rules relating to foreign workers’ accommodation.

While we have taken steps to ensure compliance with laws relating to the hiring of foreign workers, we cannot be assured that we will not inadvertently be subject to additional fines or punishments.

There is no assurance that we and/or our Executive Directors will not be penalized for past contraventions or that we will not inadvertently contravene any employment laws and regulations in the future. Any further debarment from applying for new work passes for foreign workers may cause disruptions to our operations and adversely affect our operations and financial performance.

Moreover, the MOM imposes a MYE quota in respect of the number of foreign workers (excluding those from Malaysia and NAS countries/regions) that the main contractor and its subcontractors can employ in respect of each construction project that was awarded or had the tender called on or before 18 February 2022. The number of foreign workers a company can employ in respect of construction projects awarded or which had the tender called after 18 February 2022 does not depend on MYE quota, but instead, on the dependency ratio ceiling applicable to that company (as described below). Depending on the requirements of our projects, the tightening of such quota on the number of foreign workers that the main contractors and their subcontractors can employ may affect our operations and accordingly our business and financial performance. We are also subject to dependency ratio ceilings, being the percentage of foreign employees permitted in a company calculated as a ratio to local employees. Any changes in the policies of the foreign workers’ countries of origin may affect the supply of foreign labor and cause disruptions to our operations which may in turn result in a delay in the completion of our projects. We are also subject to foreign worker levy for foreign workers (subject to changes as and when announced by the Singapore government) and any increase in foreign worker levy may materially and adversely affect our business and financial performance.

We are subject to a number of project execution risks, many of which are beyond our control

In the preparation of our bid tenders, we will carry out internal cost estimates that are based on, among other factors, the anticipated schedule for the project execution. Our revenue is recognized on the stage of completion method, and billing is based on approved monthly progress claims. Any delay in a project will therefore affect our billings, revenue, increase our operating costs (for instance, labor costs and equipment leasing costs), operational cash flows and financial performance. We are also required to pay our suppliers and subcontractors regardless of such delay if the purchase orders have been fulfilled, therefore affecting our operational cash flows. A delay in the project can be due to various factors, including but not limited to, shortage of manpower, materials and/or equipment, delays by subcontractors, accidents at the work site, adverse weather or other unforeseen circumstances. In the event of a delay, we are liable to pay our contracting parties for the liquidated damages stipulated in our contracts, and our reputation (including our prospects for being invited for future bid tenders) will also be materially and adversely affected.

Moreover, other than liquidated damages, we may also have to bear additional costs as our customers can require us to complete the uncompleted works within a reasonable period at our expense, to avoid or minimize further delay. In addition, to minimize further delay, we may also be required to incur overtime man hours and the related labor costs at our own expense. In such circumstances, our operations and financial performance will be materially and adversely affected.

Additionally, our contracts with our customers are typically on a fixed and pre-determined fee basis for the duration of the contract period and the terms of the contracts allow limited price adjustments. Nonetheless, we still have to bear the risk of any cost fluctuations due to, including but not limited to, inaccurate costs estimation at the tender stage, ineffective cost management during project implementation, higher than estimated costs of materials, labor, subcontracting fees or equipment leasing. Other situations such as changes in the regulatory requirements, disputes with suppliers and subcontractors, labor disputes as well as accidents, delays and other unforeseen problems may also adversely affect our project costs. Should we be unable to control our costs within our original estimates, or we are not able to fully cover the increases in costs during the project, our business, financial performance and liquidity will be materially and adversely affected.

We are dependent on our suppliers and subcontractors to fulfil their contractual obligations to us, and the inability of these suppliers and contractors, due to increased demand or other factors, to deliver key materials at prices and volumes, performance and specifications acceptable to us, could have a material adverse effect on our business, prospects, financial condition and operating results.

We rely on our suppliers and subcontractors to provide us with quality and timely delivery of materials, equipment rental and services. As we do not sign any long-term contracts with our suppliers and subcontractors, there is no assurance that we will continue to be provided with materials and services at prices acceptable to us for future projects. Additionally, our key materials such as calcium silicate boards, gypsum boards or plasterboards, fasteners, joint materials, metal bracing, metal studs, screws, adhesives or sealants are common building materials and while we will typically notify our suppliers of our project needs in advance, we place a purchase order after confirmation of the project as and when required for delivery to the work site. As such, there is assurance that during the course of the project, our suppliers will not increase the price of their materials.

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We are also subject to risks and challenges in engaging subcontractors, including difficulties in overseeing the performance of such subcontractors in a direct and effective manner, failure to complete the contracted scope of works or inability to hire suitable subcontractors. As the subcontractors have no direct contractual relationships with our customers, we are subject to risks associated with their non-performance, late performance or poor performance.

In the case where the suppliers and subcontractors are selected by us, our selection criteria is based on, among others, their track record, price competitiveness, quality of products or services and timeliness in delivery and completion. We cannot be assured that the products and services rendered by our suppliers and subcontractors will continue to meet our requirements for quality, or that they will be able or willing to continue to provide supplies and services to us. In the event that any of our major suppliers and subcontractors is unable to provide the required supplies and services to our Group and we are unable to obtain alternative providers on similar or more favorable terms to us in a timely manner, our business, financial performance and financial position will be materially and adversely affected.

In addition, we are also subject to claims arising from defective work performed by subcontractors. While we may attempt to claim from the relevant subcontractors or require our subcontractors to make good the default or defect, we may be required to make good the default or defect at our own cost before receiving any compensation from the subcontractors. If no corresponding claim can be asserted against a subcontractor, or the amounts of the claim cannot be recovered in full or at all from the subcontractors, we may be required to bear some or all the costs of the claims, in which case our business, financial performance and liquidity will be materially and adversely affected.

We are subject to risks associated with the quality of our works

Our quality of work is assessed by our customers, and poor quality of works could be due to poor execution and quality control of our employees or that of our subcontractors. We may incur reworks and additional costs to improve the quality of our works, or we may be subject to claims from our customers for such inferior works. Costs incurred for reworks in a certain financial year/period will also affect the financial performance and cashflows in that certain financial year/ period, notwithstanding the overall profitability of the project. If we fail to achieve a satisfactory quality of work, our reputation and our likelihood of being invited for future bid tenders could be materially and adversely affected, and increase the likelihood of increased costs, liquidated damages, deduction against performance bonds and/or retention monies, and accordingly, materially and adversely affect our business, reputation, prospects and financial performance.

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We operate in a highly competitive industry and may not be able to compete effectively

The construction industry, including the interior fitting-out works segment, in which we operate, is competitive, and some of our competitors may have more manpower, resources, higher gradings in various construction workhead designations needed to operate in this field in Singapore, stronger track record in terms of the diversity, size and/or complexity of the projects undertaken or greater exposure to potential business opportunities. As of February 13, 2026, there were over 46 and 108 contractors with the highest L6 and L5 grading in the workhead category CR06 (Interior Decoration and Finishing Works) respectively, the workhead category gradings in which we primarily seek projects, and over 4,153 contractors registered under all CR06 workhead, and this figure may increase.

We may face increased competition from existing or new competitors and we may not adapt effectively to market conditions, industry developments, customer preferences and/or competitive environment. Moreover, our competitors may also adopt aggressive pricing policies or develop relationships with our customers in a manner that could significantly harm our ability to secure contracts. We may also compete in other areas including for services of subcontractors and qualified employees. If we cannot attract their services or are unable to compete in such other areas including providing competitive pricing and/or quality works on a timely basis, our business, financial performance, financial position and prospects will be materially and adversely affected.

We are subject to compliance with and changes in regulatory requirements and codes

Our operations are subject to laws and regulations that relate to matters such as licensing, employment of foreign workers, workplace health and safety, and environmental protection in Singapore. Please refer to the section entitled “Government Regulations” of this prospectus for further details. In the event that our operations fail to comply with such laws and regulations, we may be subject to fines or be required to take remedial measures or they may affect our ability to obtain new projects or carry on our operations without disruptions. If any of these events occurs, it will adversely affect our reputation, business, financial condition and financial performance.

We are also subject to changing requirements applicable for the construction industry in Singapore. For instance, there are numerous codes, laws, regulations and certification schemes that we are subject to such as the Code of Practice on Buildability, CONQUAS and BCA Green Mark, which is the benchmarking scheme that incorporates internationally recognized best practices in environmental design and performance. Requirements for obtaining a certain grading under certain workhead requirements may also change from time to time.

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We are also affected by regulatory changes and requirements on the employment of foreign workers, which may change from time to time. Any failure to comply could result in penalties such as fines and/or not being able to continue or expand our business. Our ability to remain compliant with the many regulations and standards applied to our business is time consuming, and our failure to do so will negatively impact our performance. Changes in or introduction of new laws, and policies applicable to our business may also increase our operating costs, in particular if the competitive environment or other factors do not allow us to fully recover all the additional costs. Should this occur, our financial performance will be materially and adversely affected.

Our cash flows may fluctuate due to the payment practice applied to our projects or foreign currency exchange rates.

Our projects normally incur net cash outflows at the early stage of carrying out our works when we are required to incur setting-up expenditures, purchase materials, and commence works prior to payment received from our customers. Our customers will make payments pursuant to our progress claims which have to be approved by our customers. Accordingly, we experience accumulative net inflows gradually as the project progress. We typically do not receive a deposit from customer for offsetting the initial cash outflows. As we undertake a number of projects at any given period, the cash outflow of a particular project could be offset by the cash inflows of other projects. Accordingly, as a result of the general mismatch in the timing of our cash flow movements between our outlay and receipt of payments, we could potentially experience negative operating cash flows. If at any time, we undertake more projects which are at the initial stage of works than projects which are at the later stages, our corresponding cash flow position will be adversely affected. Further, our revenues and financial statements are denominated in the Singapore dollars but presented in US dollars and, our daily transactions are mainly denominated in the Singapore dollar. As such, we are exposed to the risk of adverse exchange rate fluctuations against the Singapore dollar, which may negatively impact our results of operations when our financials are presented in US dollars.

We are required by our customers to arrange performance bonds or banker’s guarantee to secure our due performance of contracts.

It is common practice in the construction industry that contractors are required by their customers to take out performance bonds or banker’s guarantee at a fixed sum or a certain percentage of the contract sum to secure due performance and compliance with the contracts. In lieu of performance bonds or banker’s guarantee, we may be required to place cash deposit or accept a higher percentage for retention monies. In the event that we default on our contractual obligations, our customer will be entitled to call on the bond with the financial institution. If the performance bond is called upon, we will be required to indemnify the relevant financial institution for such payment, and our liquidity, business, reputation, financial performance, financial position and prospects may be adversely affected.

The amount paid up for the performance bonds may be locked up for a prolonged period of time, depending on contract period. Further we cannot guarantee we will not undertake projects which have performance bonds requirements in the future, and should we fail to satisfactorily complete our contracted works, the amount paid up for the performance bonds may not be released to us, which may adversely affect our cash flows and financial position. In the event that our contracts are negotiated without performance bonds but with a higher percentage of retention monies, the performance of our works and our monthly progress claims and billings will be subject to a higher amount of retention. Similarly, should we not satisfactorily complete our contracted works, we may not receive the full amount of the retention monies upon the completion of the project and expiration of the defect liability period. In such event, our financial performance and cashflows will be materially and adversely affected.

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We may be subject to litigation, claims or other disputes.

We may from time-to-time encounter disputes arising from contracts with customers, suppliers, subcontractors or other third parties. Claims brought by customers against us may involve defective works, damaged works as we are obliged to protect our completed or partially completed works on-site, property damages or other contractual breaches which may result in us incurring liquidated damages under the terms of our contracts with our customers. Claims may also arise from disputes with suppliers and subcontractors on matters relating to payment and/or contractual performance. Claims involving us could result in time-consuming and costly litigations, arbitration, administrative proceedings or other legal procedures. Expenses we incur in legal proceedings or arising from claims brought by or against us will materially and adversely affect our business, financial position, financial performance and prospects.

Moreover, legal proceedings resulting in unfavorable judgment or findings may harm our reputation, cause financial losses and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial position, financial performance and prospects.

The nature of our work also involves certain risks as employees work at the work sites with equipment and tools, or work from height. Our employees who have suffered an injury arising out of and in the course of his employment can choose to either submit a claim under the Work Injury Compensation Act 2019 of Singapore (“WICA”) for compensation through MOM without needing to prove negligence or breach of statutory duty by employer or commence legal proceedings to claim damages under common law against employer for breach of duty or negligence. Pursuant to the WICA, an injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain stipulated limits. Damages under a common law claim are usually higher than an award under the WICA and may include compensation for pain and suffering, loss of wages, medical expenses and any future loss of earnings. In the event that the litigation costs, time involved and/or claim amounts are substantial, our financial performance will be materially and adversely affected.

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We are affected by the macroeconomic, political, social and other factors beyond our control in Singapore and other countries in which we operate.

We are affected by macroeconomic factors, such as general economic conditions, population growth, household formation, market sentiment which are in part, influenced by unemployment rates, real disposable income, inflation, recession, stock market performance, interest rate environment, regulatory policies, foreign investment, gross domestic product growth, business sentiment, all of which are beyond our control. For example, there has been increased inflationary pressure on the cost of materials and labor and increased bank loan rates. As of yet, we have not yet seen a material impact to our business, but if inflation increases, the increased cost of completing projects and financing our business may have a negative impact on our financial performance. Moreover, political and social stability, taxation, price and exchange control regulations, industry laws and regulations in Singapore and other countries may also affect our business. There is no assurance that such conditions will not develop in a manner that will have an adverse effect on our business operations.

We may also expand into other countries in which we presently do not have a business presence. Factors beyond our control include the abovementioned, and other conditions such as internal strife, epidemics, severe weather conditions, natural or other catastrophes, terrorist attacks or acts of violence that may materially and adversely affect financial markets, business and consumer confidence that will materially and adversely affect our operations, financial performance and financial position.

Our business, financial performance and results of operations depend significantly on worldwide macroeconomic economic conditions and their impact on material supplies. Recessionary economic cycles, higher interest rates, volatile fuel and energy costs, inflation, levels of unemployment and other economic factors that may affect material costs and adversely affect costs of revenue of our services and products. In addition, negative national or global economic conditions may materially and adversely affect our suppliers’ financial performance, liquidity and access to capital. This may affect their ability to maintain their inventories, production levels and/or product quality and could cause them to raise prices, lower production levels or cease their operations.

Economic factors such as increased commodity prices, shipping costs, higher costs of labor, insurance and healthcare, and changes in or interpretations of other laws, regulations and taxes may also increase our cost of revenue and our selling, general and administrative expenses, and otherwise adversely affect our financial condition and results of operations. Global inflation rose in 2024 and may continue through 2025. To date, we have not been subject to inflationary pressures. We cannot assure you that we will not be adversely affected in the futures.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our operation may necessitate periodic collection, usage, storage, transmission, or processing of data or information. Our servers and computer systems and those of third parties that we rely on, are subject to cybersecurity risks inherent to companies that process personal data. An increasing number of organizations have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks.

To that end, we employ robust security to defend against intrusion and attack of our systems, including but not limited to installation and periodical updates of antivirus software and backup of information on our computer systems, to protect our data and to resolve and mitigate the impact of any incidents. We also regularly educate our employees on these risks, and provide training to them to learn how to identify and respond to the same. Like most companies today, despite these efforts there is no way to fully remove the possibility of a cybersecurity incident from occurring and we, and third parties that we rely on, will likely experience cyber incidents in the future. Thus, in addition to the identified risk above, any additional future cyber incidents and resulting data breaches could result in substantial liability, regulatory actions, financial penalties, significant out of pocket costs, damage to our data and ability to do business, and reputational harm.

We and third parties that we rely on may experience cybersecurity incidents due to human error, malfeasance, system errors or vulnerabilities, or other issues. Actual or perceived cybersecurity incidents relating to our data or confidential information could subject us to regulatory investigations and orders, litigation, indemnity obligations, damages, penalties, fines and other costs in connection with actual and alleged contractual breaches, violations of applicable laws and regulations and other liabilities. Any such incident could also materially damage our reputation and harm our business, results of operations and financial condition.

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Geopolitical conditions, including direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Our operations could be disrupted by geopolitical conditions, political and social instability, acts of war, terrorist activity or other similar events. In February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations. At this time, we have not been impacted by the conflict between Russia and Ukraine, nor the most recent conflicts taking place in the Middle East, as all of our major suppliers of material are based in Asia and we have not been impacted by supply chain disruptions or sanctions resulting from the conflict. But if the conflict prolongs, there could be long term ramifications on the global economy through trade restrictions or cyberactivity that could negatively impact our operations.

Risks Related to Our Financial Condition and Capital Requirements

We are dependent on our major customers and any significant decrease in projects secured from them may affect our operations and financial performance

Our top two customers listed under the section entitled “Business – Our Major Customers” contributed 32% and 15% of our revenue for the year ended December 31, 2023, 24% and 22% for the year ended December 31, 2024, and 68% and 24% for the six months ended June 30, 2025. Given that our contracts are typically secured via invited tenders from our customers, we are dependent on our major customers or past customers inviting us for future tenders. However, there is no assurance that these customers will continue to invite us for tenders or award tenders to us at contract values and/or terms comparable to those which we have received in the past. As such, if we are not invited to tender or are unable to secure new projects with our major and past customers, or secure replacement customers, or are unable to secure new projects on terms that are favorable to us, our business, financial performance, financial position and liquidity will be materially and adversely affected.

We are subject to the risks of default or delays in the collection of our trade receivables

Our major customers are all private customers, and therefore, we are subject to higher risks of default or delays in collection of our trade receivables as compared to contracting with Singapore government agencies. We typically make monthly progress claims to our customers for the value of the work we have performed as of that time, and our billings are subject to our customer’s approval of our progress claims. Accounts receivable are recognized and carried at original invoiced amount net of allowance for credit losses. Accounts are considered overdue after 120 days. Please refer to the section entitled “Business – Credit Management” for further details.

In accordance with the Building and Construction Industry Security of Payment Act 2004 of Singapore, referred to as BCISPA, we must make payment to our suppliers and subcontractors carrying out work in Singapore within a specific period, whether or not we have received payment from our customers. Please refer to the section entitled “Government Regulations” of this prospectus for further details on BCISPA.

Further, a portion of the contract value (typically 5% or 10%) is withheld by our customers as retention money, a portion of which will be released upon substantial completion and the remaining amounts will be released upon final completion (which is after the defects liability period, being typically 12 months from date of substantial completion).

If a customer fails to make payment of our progress claims in a timely manner or at all, or fails to release our retention monies as scheduled, there is a time lag which could potentially be significant, between any costs incurred for the work we have performed and the receipt of any payment from our customers. Any progress claim that we submit may also be the subject of a dispute between us and our customer which could not only delay any payment made to us but also could be such that the amount that is paid to us being less than the amount we claim for. In this event, our cash flow and working capital may be materially and adversely affected.

Even when we are able to recover any part of the contracted value pursuant to the terms of the contract, the process of such recovery is usually time-consuming and requires financial and other resources to settle the disputes. Furthermore, there can be no assurance that any outcome will be in our favor or that any dispute will be resolved in a timely manner. Failure to collect adequate payments in time or to manage past due debts effectively will have a material and adverse effect on our business, liquidity, financial performance and financial position.

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Our short-term revenue and profitability may not be indicative of the long-term results of operations

Revenue from some ongoing contracts may be recognized across financial years, depending on the stage of completion of each contract. The revenue and profitability of different contracts vary and should more works be performed in a certain financial year, we will record better short-term results for that particular financial year. Similarly, our revenue and profitability during a certain period of the financial year may also not be indicative of the financial results for other periods of the financial year. There is, therefore, no assurance that our short-term results of operations will be indicative of our long-term results of operations.

Further, as the projects undertaken by us are on a non-recurring and project basis, our revenue and profitability may fluctuate from period to period and from year to year. In order to grow or even maintain the revenue and profitability of our business, we have to continually and consistently secure new projects which have higher or comparable contract values and margins, and in greater or comparable numbers. In the event that we are not able to continually and consistently do so on terms that are favorable to us, our business, financial performance and prospects will be materially and adversely affected.

In addition, there may be a lapse of time between the completion of our existing projects and the commencement of new projects. Accordingly, any unutilized capacity in between projects would have an adverse effect on our overall margins and results of operations.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to our initial public offering, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of December 31, 2023 and 2024, we and our independent registered public accounting firms identified the following material weakness in our internal control over financial reporting PCAOB of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. There are three material weaknesses identified: (1) our lack of sufficient full-time personnel with appropriate levels of accounting knowledge and experience to monitor the daily recording of transactions, address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; (2) our lack of formal internal control policy and procedures to establish formal risk assessment process and internal control framework; and (3) our lack of formal IT process and procedures related to risk and vulnerability assessment, data backup and recovery management, and password management.

We are implementing measures designed to improve our internal control over financial reporting to address the underlying causes of the material weaknesses, including (i) hiring more qualified staff to fill up the key roles in the operations, providing internal training to our accounting staff on U.S. GAAP, requiring our staff to participate in trainings and seminars provided by professional service firms on a regular basis to gain knowledge on regular accounting and SEC reporting updates, (ii) setting up an adequate financial and internal control framework with formal documentation of polices and controls in place, and (iii) establishing a formal IT process in order to strengthen the internal control policies.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before the Company’s initial public offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our Ordinary Share price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

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We may not be able to implement our future plans and strategies successfully.

Our future plans and strategies include, inter alia, strengthening our market position in the interior fitting-out industry in Singapore and participating in joint ventures or strategic alliances with suitable partners. The successful implementation of our business plan may be affected by a number of factors including the availability of sufficient funds, government policies relevant to our industry, the economic conditions, our ability to maintain our existing competitive advantages, our relationships with our customers, the threat of substitutes and new market entrants. Participation in joint ventures and/or strategic alliances locally or overseas also involves numerous risks, including but not limited to regulatory risks, political risks, execution risks in relation to identification of suitable partners, integration of operations and/or cooperation in projects or business management. There can be no assurance that we will be able to execute such future plans and strategies successfully and as such, the actual outcome may fall short of expectations.

Our insurance coverage may not be sufficient to cover all losses or potential claims and insurance premiums may increase.

We obtain public liability insurance for injuries to third parties and the required policies for our staff, such as work injury compensation and medical insurance. For projects where we are the main contractor, we also procure contractors’ all risks insurance. Please refer to the section entitled “Business – Insurance” of this prospectus for further details on our insurance coverage. For our interior fitting-out projects, we do not need to procure specific insurance as it is usually covered by the insurance procured by the main contractor. However, we may become subject to liabilities against which we are not insured adequately or at all or exposure which cannot be insured.

Although we believe our insurance coverage is sufficient for the needs of our operations and appropriate for our current risk profile, we cannot guarantee that our current levels of insurance are sufficient to cover all potential risks and losses. Moreover, we may not be able to recover the losses in full or on a timely basis from our insurers. There are also certain risks that are not covered by our insurance policies because they are either uninsurable or not economically insurable including acts of war and terrorism. In addition, our insurers will review our policies each year and we cannot guarantee that we can renew our policies or renew our policies on similar or other acceptable terms. If we suffer from losses that exceed our insurance coverage or are not covered by our insurance policies, we may be liable to bear such losses and our business, financial performance and financial position will be adversely affected.

Our Financing Arrangement contains a change of control provision that could be triggered by this offering, and if we fail to obtain the necessary consents required by the UOB Facility Letter, it could result in adverse consequences, including acceleration of our obligations or enforcement actions.

FBS SG has entered into a financing arrangement (the “Financing Arrangement”) pursuant to a facility letter with United Overseas Bank Limited (“UOB”), dated 13 May 2025 (the “UOB Facility Letter”), which includes a change of control clause. This clause provides that, so long as any sum remains or may become outstanding under the banking facilities, there must be no direct or indirect change of control in the shareholding or management of the Company, as determined by UOB in its absolute discretion, without UOB’s prior written consent. In the event of a change of control, UOB is entitled to impose such terms and conditions as it deems fit, including levying charges such as a prepayment fee or other amounts as may be advised by UOB.

It is possible that UOB could determine that this offering constitutes a change of control under the UOB Facility Letter. Without UOB’s prior written consent, we may be at risk of breaching the terms of this Financing Arrangement. This could result in adverse consequences, including the potential acceleration of repayment obligations, the imposition of additional fees or penalties, or enforcement actions by UOB.

We will not obtain consent from UOB for this offering. If UOB asserts that this offering constitutes a breach of change of control provision, it could have a material adverse effect on our financial condition, operations, and ability to execute our business strategy.

Risks Related to Intellectual Property

We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties

We have registered our trademark to protect our intellectual property rights in Singapore. Please refer to the section entitled “Business – Intellectual Property” of this prospectus for more details. Should our trademark be violated or infringed, there may be confusion by potential customers who have not previously worked with us or we may be exposed to the risk of claims against us for intellectual property rights infringement.

Given our limited resources, we may not be able to effectively prevent third parties from violating our Group’s intellectual property rights. There is also no assurance that we will be able to obtain adequate remedies in the event of a violation of our trademark by our competitors or other third parties. If we fail to protect our intellectual property rights adequately, there may be an adverse impact on our Group’s reputation, goodwill and financial performance.

As of the date of this Prospectus, while we have not experienced any claims for intellectual property rights infringement, there is no assurance that we will not infringe any intellectual property rights of third parties in the future. In the event of any claims or litigation by third parties involving infringement of their intellectual property rights, whether with or without merit, our operations and financial performance may be adversely affected.

Third parties may claim that we have infringed their proprietary rights, which could cause us to incur significant legal expenses and prevent us from promoting our products and services.

Some of the services provided by us involve the use of third-party products and platforms. Although prior to use we conduct due diligence with respect to the products and platforms, these steps may prove inadequate. Any unresolved claims, with or without merit, could result in costly litigation and distract our management from day-to-day operations. If we fail to successfully defend against such claims, we could be required to withdraw the affected products and services and/or pay monetary damages. This exposure to liability could materially and adversely disrupt our business and affect our operating results.

Some of our employees were previously employed at other companies, including our main competitors. We may hire additional personnel to expand our development team and technical support team as our business grow. To the extent these employees were involved in the development of content or technology similar to ours at their former employers, we may become subject to claims that these employees or we have appropriated proprietary information or intellectual properties of the former employers of our employees. If we fail to successfully defend such claims against us, we may be exposed to liabilities which could have a material adverse effect on our business.

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We may be unable to prevent unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a combination of trade secret laws, non-disclosure agreements and other methods to protect our intellectual property rights. The protection of intellectual property rights in the Singapore may not be as effective as those in the United States or other countries. The steps we have taken may be inadequate to prevent the misappropriation of our trademark or unauthorized use of our brands. Reverse engineering, unauthorized copying or other misappropriation of our trademark could enable third parties to benefit from our trademark and brand without compensating us. From time to time, we may have to enforce our intellectual property rights and brands through litigation, which may result in substantial costs and diversion of resources and management attention.

We rely on third-party intellectual property, and interruptions or disputes related to its use could materially impact our business.

We do not own patents or proprietary technologies, and our intellectual property portfolio is limited to trademarks. Instead, we rely on the use of third-party intellectual property, products, and platforms to support our operations and service offerings. While we conduct due diligence to ensure that we have the necessary rights and permissions to use third-party intellectual property, these steps may prove inadequate.

If third parties upon whom we rely terminate or fail to renew our licenses or agreements, or if there are disputes regarding the terms of these arrangements, our ability to continue offering certain products or services could be impaired. Additionally, if third-party intellectual property becomes unavailable to us for any reason, we may need to identify alternative sources, which could result in increased costs, delays, or service disruptions.

Our reliance on third-party intellectual property also exposes us to potential risks of infringement claims. If we inadvertently use third-party intellectual property without proper authorization, we could face costly litigation, reputational damage, and the potential loss of access to critical technologies. These outcomes could adversely affect our business, financial condition, and results of operations. Additionally, if the third parties whose intellectual property we rely on are themselves subject to infringement claims or legal disputes, our ability to continue using their intellectual property could also be jeopardized, further impacting our operations.

We may be unable to adequately protect our intellectual property rights, which could harm our business and competitive position.

As our intellectual property portfolio consists solely of trademarks, our ability to protect our business from imitation or competition is limited. While we rely on trademarks to safeguard our brand and reputation, trademarks alone do not prevent competitors from developing or offering similar products or services.

Furthermore, the protection of intellectual property rights, including trademarks, varies significantly across jurisdictions. In some regions, enforcement mechanisms may be weak or costly, making it difficult for us to prevent the unauthorized use of our brand or intellectual property by third parties.

The lack of patents or proprietary technologies further limits our ability to take legal action to protect our business. Without these protections, our competitive position could be eroded, and our business and financial performance could be significantly impacted.

Risks Relating to this Offering and Ownership of Our Securities

Even if we are able to raise capital in this offering, we may not be able to raise the amount of capital we believe is required for our business plans, including our near-term business plans and business goals outlined in this prospectus.

The actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amount set forth in this prospectus. We may sell fewer than all of the Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our business goals and continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

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An active trading market for our Ordinary Shares may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will develop or continue. If an active public market for our Ordinary Shares does not continue following the completion of this offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by negotiation between us and the Placement Agent based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after this Offering will not decline below the public offering price. As a result, investors in this offering may experience a significant decrease in the value of their Ordinary Shares.

We do not know whether a market for the Ordinary Shares will be sustained or what the trading price of the Ordinary Shares will be and as a result, it may be difficult for you to sell your Ordinary Shares.

Although our Ordinary Shares are listed on Nasdaq, an active trading market for the Ordinary Shares may not be sustained. It may be difficult for you to sell your Ordinary Shares without depressing the market price for the Ordinary Shares or at all. As a result of this and other factors, you may not be able to sell your Ordinary Shares at or above the offering price or at all. Further, an inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to enter into strategic partnerships or acquire companies, products, or services by using our equity securities as consideration.

The market price of our Ordinary Shares has been, and could continue to be, highly volatile and fluctuate substantially, which could result in substantial losses for purchasers of Our Ordinary Shares in this offering. You may lose all or part of your investment, and litigation may be brought against us.

There has been significant volatility in the market price and trading volume of equity securities, which may be unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations could negatively affect the market price of our stock. The market price and volume of our Ordinary Shares could fluctuate, and in the past has fluctuated, more dramatically than the stock market in general. Since our IPO, the market price of our Ordinary Shares has ranged from a high of $5.45 per share to a low of $0.4420 per share. There is no assurance that the market price for our Shares will not decline below the offering price. The offering price was determined after consultation between our Company and the Placement Agent, after taking into consideration, among others, market conditions and estimated market demand for our Shares. The offer price may not necessarily be indicative of the market price for our Shares after the completion of this offering. Investors may not be able to sell their Shares at or above the offering price. The prices at which our Shares will trade after this offering may fluctuate significantly and rapidly as a result of, among others, the following factors, some of which are beyond our control:

●	variation in our results of operations;

●	perceived prospects and future plans for our business and the general outlook of our industry;

●	changes in securities analysts’ estimates of our results of operations and recommendations;

●	announcements by us of significant contracts, acquisitions, strategic alliances or joint ventures or capital commitments;

●	the valuation of publicly-traded companies that are engaged in business activities similar to ours;

●	additions or departures of key personnel;

●	fluctuations in stock market prices and volume;

●	involvement in litigation;

●	general economic and stock market conditions; and

●	discrepancies between our actual operating results and those expected by investors and securities analysts.

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There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

In addition, the stock markets in general, and the Nasdaq in particular, have from time to time experienced significant price and volume fluctuations that have affected the market prices of securities. These fluctuations often have been unrelated or disproportionate to the operating performance of publicly-traded companies. In the past, following periods of volatility in the market price of a particular company’s securities, an investor may lose all or part of his or her investment, and litigation has sometimes been brought against that company. If similar litigation is instituted against us, it could result in substantial costs and divert our senior management’s attention and resources from our core business.

Furthermore, since this offering is being conducted on a “best-efforts” basis and the actual public offering price per Ordinary Share was determined through negotiations by and among the placement agent, the purchasers in this offering, and us at the time of pricing and, as is typical, is at a discount to the then-current, per-share market price of our Ordinary Shares, these factors may also negatively affect the market price of our Ordinary Shares.

Our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

There is no public market for the Pre-Funded Warrants and Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants and Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants and the Warrants will be limited.

Holders of the Pre-Funded Warrants and Warrants purchased in this offering will have no rights as shareholders until such holders exercise their Pre-Funded Warrants and Warrants and acquire our Ordinary Shares.

Until holders of the Pre-Funded Warrants and Warrants acquire Ordinary Shares upon exercise of the Pre-Funded Warrants and Warrants, holders of Pre-Funded Warrants and Warrants will have no rights with respect to the Ordinary Shares underlying such Pre-Funded Warrants and Warrants. The holders of the Pre-Funded Warrants and Warrants will be entitled to exercise the rights of a shareholder of Ordinary Shares only as to matters for which the record date occurs after the exercise of the Pre-Funded Warrants and Warrants, the issuance of the underlying Ordinary Shares and entering of the names of such holders on the register of members of the Company.

The Pre-Funded Warrants and the Warrants are speculative in nature.

The Pre-Funded Warrants and Warrants offered hereby do not confer any rights of Ordinary Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Ordinary Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the Ordinary Shares issuable upon exercise of such warrants at an exercise price of $0.001 per share and holders of the Warrants may acquire Ordinary Shares issuable upon exercise of such warrants at an exercise price per share equal to the public offering price of the Ordinary Shares in this offering, provided that such price shall not fall below the par value per share in any event. Moreover, following this offering, the market value of the Pre-Funded Warrants and the Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants or the Warrants will equal or exceed their public offering price.

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The Warrants may not have any value.

Each Warrant has an exercise price per share equal to the public offering price of the Shares in this offering and expires on the fifth anniversary of its original issuance date. In the event the market price per Ordinary Share does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Provisions of the Pre-Funded Warrants and Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Pre-Funded Warrants and Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Pre-Funded Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Pre-Funded Warrants. Further, the Pre-Funded Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exceptions, holders of such warrants will have the right, at their option, to require us to repurchase such Pre-Funded Warrants at a price described in such warrants. These and other provisions of the pre-funded warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Warrants.

The best efforts structure of this offering may have an adverse effect on our business plan.

The placement agent is offering the Ordinary Shares, Warrants and Pre-Funded Warrants in this offering on a best efforts basis. The placement agent is not required to purchase any securities, but will use their best efforts to sell the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us or if consummated the amount of proceeds to be received. The success of this offering will impact our ability to use the proceeds to execute our business plan. An adverse effect on the business may result from raising less than anticipated, and from the fact that there is no minimum raise.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

Volatility in our Share price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Ordinary Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

If you purchase Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book of your investment.

You will suffer immediate and substantial dilution in the net tangible book value of the Ordinary Shares if you purchase shares in this offering. Based on an assumed public offering price of $1.23 per share, after giving effect to this offering, purchasers of Ordinary Shares in this offering will experience immediate dilution in net tangible book value of $0.489 per share. After giving effect to this offering and assuming no sale of the Pre-Funded Warrants, investors purchasing Ordinary Shares in this offering will contribute 50% of the total amount invested by shareholders since inception and will own 38% of the Ordinary Shares issued and outstanding. If Pre-Funded Warrants are sold, it would reduce the number of Ordinary Shares that we are offering on a one-for-one basis until such warrants are exercised. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

We cannot assure you that our plans to raise capital will be successful.

If we are not successful in closing this offering and raising capital, it could have an adverse effect on our continued and future growth. Management’s plans to address this need for capital are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital will be successful.

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Our Ordinary Shares previously traded at a price less than $1.00 per share which is the minimum bid price requirement under Nasdaq’s continued listing standards. If we do not meet Nasdaq continued listing standards, our Ordinary Shares may be subject to delisting from the Nasdaq Capital Market.

On May 14, 2025, we received a deficiency notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Ordinary Shares had been below the minimum of $1.00 per Ordinary Share required for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rules, the Company has 180 calendar days, or until November 10, 2025, to regain compliance with the Minimum Bid Price Rule. If at any time before November 10, 2025, the closing bid price of the Ordinary Shares is at least $1.00 per Ordinary Share for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance and the matter will be closed.

The Company did not regain compliance with the minimum $1.00 bid price per share requirement during the first 180-calendar-day compliance period and submitted a written request to the Nasdaq’s staff to provide it with an additional 180-day compliance period to cure the deficiency.

On November 12, 2025, the Company received a letter from Nasdaq advising that the Company had been granted an additional 180-day extension, or until May 11, 2026, to regain compliance with the Minimum Bid Price Rule. Nasdaq’s determination is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a share consolidation, if necessary.

From February 12, 2026, through the date of this prospectus, the closing bid price for the Ordinary Shares has been at $1.00 per Ordinary Share or greater for at least 10 consecutive business days. Accordingly, the Company believes that Nasdaq will provide written confirmation of compliance and this matter will be closed, however, Nasdaq may, in its discretion, require the Company to satisfy the minimum bid price rule for a period in excess of 10 consecutive business days before determining that the Company has demonstrated an ability to maintain compliance. If the Company does not meet the Nasdaq continued listing standard, its Ordinary Shares may be subject to delisting from the Nasdaq Capital Market.

The Company will continue to monitor the closing bid price of its Ordinary Shares and may, if appropriate, consider implementing available options, including implementing a share consolidation of its issued and outstanding Ordinary Shares, to maintain compliance with the minimum bid price requirement. There can be no assurance that the Company will be able to meet the other continued listing requirements of the Nasdaq Capital Market.

If the Company does not meet the other listing requirements of the Nasdaq Capital Market within the provided compliance period, Nasdaq will provide notice that the Ordinary Shares will be delisted. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel, although there can be no assurance that such an appeal would be successful. An indicator will continue to be broadcast over Nasdaq’s market data dissemination network noting the Company’s non-compliance. The indicator will be displayed with quotation information related to the Company’s securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information. Also, the Company will continue to be included a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on Nasdaq’s website at listingcenter.nasdaq.com.

In the event that we fail to regain compliance with Nasdaq continued listing standards by the expiration of the applicable cure period, Nasdaq will commence suspension and delisting procedures with respect to our Ordinary Shares, which could impair the value of your investment. If our Ordinary Shares is delisted from Nasdaq Capital Market in the future, such securities may be traded on the over-the-counter markets. Such alternative markets, however, are generally considered to be less efficient than, and not as broad as, Nasdaq. Accordingly, delisting of our Ordinary Shares from Nasdaq could have a significant negative effect on the trading volume, liquidity and market price of our Ordinary Shares. In addition, the delisting of our Ordinary Shares could adversely affect our ability to raise capital on terms acceptable to us or at all and could reduce the number of investors willing to hold or acquire our Ordinary Shares.

Our principal shareholders, officers and directors currently beneficially own approximately 75.3% of our issued and outstanding Ordinary Shares. They will therefore be able to exert significant control over our corporate matters and matters submitted to our shareholders for approval.

As of the date of this prospectus, our principal shareholders, officers and directors beneficially own approximately 75.3% of our issued and outstanding Ordinary Shares. This significant concentration of share ownership may adversely affect the trading price for our Ordinary Shares because investors often perceive disadvantages in owning shares in companies with controlling shareholders. As a result, these shareholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our shareholders, and will independently control the operations of our Company, including without limitation electing directors and approving material mergers, acquisitions, or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover, or other change of control transactions, which could have the effect of depriving other shareholders of the opportunity to sell their shares at a premium over the prevailing market price.

Our significant shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our significant shareholder has, considerable influence over our corporate matters, its interests may differ from the interests of our other shareholders. This shareholder could, for example, appoint directors and management without the requisite experience or knowledge to steer our Company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between this shareholder and our Company. If we cannot resolve any conflict of interest or dispute between this shareholder and us, we would have to rely on legal proceedings, which could disrupt our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Our significant shareholder will continue to have the ability to exercise a controlling influence on our management, policies, and business, including matters related to our management and policies and certain matters requiring the approval of our shareholders, including election of directors, approval of significant corporate transactions, and the timing and distribution of dividends. The significant shareholder may take actions that you may not agree with or that are not in our public shareholders’ best interests, and there is no assurance that our significant shareholder will always take actions that will benefit our other shareholders. Except as otherwise described herein, there are no restrictions imposed on our significant shareholder that will prevent them from disposal of their shares. If our significant shareholder decides to dispose of the shares, the market price of our shares may fall. In addition, any disposal of shares by our significant shareholder may make it more difficult for us to issue new shares in the future at a time and price we deem appropriate, thereby limiting our ability to raise capital.

We cannot guarantee that we will declare or distribute any dividends in the future.

Our board has complete discretion as to whether to distribute dividends. All dividends are subject to compliance with our Amended Articles of Association and Cayman Islands law. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend out of profits or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account unless, immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay its debts as they fall due in the ordinary course of business. Any decision to pay any dividend will be made with regard to factors such as our results of operations, financial condition, payment by our subsidiaries of cash dividends to us, and other factors which our board may deem relevant at such time. As a result, we cannot guarantee whether, when, and in what form we will pay dividends in the future. No dividends or distribution from the subsidiary to the holding company have been made during the years ended December 31, 2023 and 2024.

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Management will have broad discretion in the use of proceeds of this Offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds from this offering for business expansion, working capital and other general corporate purposes. Our management will have broad discretion over the use, allocation and investment of the net proceeds of this offering within and also potentially among other purposes than those contemplated at the time of the offering and as described in the section titled “Use of Proceeds”. Our management could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our Ordinary Shares. Accordingly, investors in this offering have only limited information concerning management’s specific intentions and will need to rely upon the judgment of our management with respect to the use of proceeds.

We have not determined a specific use for a portion of the net proceeds of this offering now earmarked for working capital and other general corporate purposes, and our management will have considerable discretion in deciding how to apply these proceeds, including for any of the purposes described in the section entitled “Use of Proceeds”. Because of the number and variability of factors that will determine our full use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. This creates uncertainty for our Shareholders and could adversely affect our Company’s business, prospects, financial condition and results of operations. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the share price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

We are a holding company whose principal source of operating cash is the income received from our subsidiaries.

We are dependent on the income generated by our subsidiaries in order to make distributions and dividends on the shares. The amount of distributions and dividends, if any, which may be paid to us from our operating subsidiaries will depend on many factors, including such subsidiaries’ results of operations and financial condition, limits on dividends under applicable law, constitutional documents, documents governing any indebtedness, foreign exchange and remittance restrictions, and other factors that may be outside our control. If our operating subsidiaries do not generate sufficient cash flow, we may be unable to make distributions and dividends on the shares.

We may grant share incentives in the future, which may result in increased share-based compensation expenses and negatively impact our results of operations, and our shareholders’ interest may be diluted as a result.

We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel, and we may adopt a share incentive plan in the future. As a result, our expenses associated with share-based compensation may increase substantially, which could materially and adversely affect our business, financial condition, and results of operations, and our shareholders’ interest may be diluted as a result of the issuance of new shares to our key personnel under the share incentive plan.

Future financing may cause a dilution in your shareholding, affect rights of existing shareholders or place restrictions on our operations.

We may need to raise additional funds in the future through a combination of private and public equity offerings, debt financing and collaborations, to finance further expansion of our capacity and business related to our existing operations, acquisitions, or strategic partnerships. If additional funds are raised through the issuance of new equity (such as this offering) or equity-linked securities of the company other than on a pro-rata basis to existing shareholders, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may: (a) further limit our ability to pay dividends or require us to seek consent for the payment of dividends; (b) increase our vulnerability to general adverse economic and industry conditions; (c) require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital requirements, and other general corporate needs; and (d) limit our flexibility in planning for, or reacting to, changes in our business and our industry. Future sales of our Ordinary Shares or of securities convertible into our Ordinary Shares, or the perception that such sales may occur, could cause immediate dilution and adversely affect the market price of our Ordinary Shares.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our Ordinary Shares, our share price and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our Ordinary Shares, or provide more favorable relative recommendations about our competitors, the price of our Ordinary Shares would likely decline. If any analyst who may cover us were to cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our Ordinary Shares or trading volume to decline.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisors, or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay in mail reaching the forwarding address.

Our management team lacks experience in managing a U.S.-listed company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition, and results of operations.

Our current management team lacks experience in managing a company publicly traded in the United States, interacting with public company investors, and complying with the increasingly complex laws pertaining to U.S.-listed public companies. Prior to the completion of our IPO in February 2025, we have mainly operated our businesses as a private company in Singapore. As a result of our IPO, our Company became subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the scrutiny of securities analysts and investors, and our management currently has limited experience in complying with such laws, regulations, and obligations. Our management team may not successfully or efficiently continue to manage a U.S.-listed public company. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and results of operations.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

We are a publicly traded company listed on the Nasdaq Capital Market in the United States. As a public company, we file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S. public company, we are governed by U.S. laws that our competitors, which are mostly private HK SAR companies, are not required to follow. To the extent that compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public company status could affect our results of operations.

We will continue to incur additional costs as a result of being a public company, which could negatively impact our net income and liquidity.

As a public company, we have incurred and will continue to incur significant legal, accounting, and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the Securities and Exchange Commission and the Nasdaq require significantly heightened corporate governance practices for public companies. As a result, to comply with these rules and regulations we expect to continue to incur significant legal, accounting and financial compliance costs and make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of being a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us, and the market price of our Ordinary Shares could decline.

After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the Securities and Exchange Commission. We also expect that operating as a public company will continue to make it difficult and expensive for us to obtain director and officer liability insurance. We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We continue to monitor developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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We are a “foreign private issuer”, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. In addition, we will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market corporate governance listing standards. However, Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is deemed our home country, may differ significantly from the Nasdaq Capital Market corporate governance listing standards. For example:

●	our independent directors do not need to hold regularly scheduled meetings in executive session (rather, all board members may attend all meetings of the board of directors);

●	the compensation of our executive officers is recommended but not determined by an independent committee of the board or by the independent members of the board of directors; and our Chief Executive Officer is not prevented from being present in the deliberations concerning his compensation;

●	related party transactions are not required to be reviewed and we are not required to solicit member approval of share plans, including: those in which our officers or directors may participate; share issuances that will result in a change in control; the issuance of our shares in related party acquisitions or other acquisitions in which we may issue 20% or more of our issued and outstanding shares; or below market issuances of 20% or more of our issued and outstanding shares to any person; and

●	we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting (rather, we complete these actions by written consent of holders of a majority of our voting securities).

Although we do not currently plan to utilize the home country exemption for corporate governance matters, to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares, and our market prices may be more volatile and may decline.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail our company of this exemption from new or revised accounting standards. Therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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Future issuances or sales, or perceived issuances or sales, of substantial amounts of our Ordinary Shares in the public market could materially and adversely affect the prevailing market price of the Ordinary Shares and our ability to raise capital in the future.

The market price of our Ordinary Shares could decline as a result of future sales of substantial amounts of our Ordinary Shares or other securities that are exercisable for or convertible into Ordinary Shares in the public market, including by the Company’s substantial shareholders, or the issuance of new shares by the Company, or the perception that such sales or issuances may occur.

Future sales, or perceived sales, of substantial amounts of our Ordinary Shares or any securities that are exercisable for or convertible into Ordinary Shares could also materially and adversely affect our ability to raise capital in the future at a time and at a price favorable to us, and our shareholders will experience dilution in their holdings upon our issuance or sale of additional securities in the future. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. A few shareholders hold a significant portion of our ordinary shares and these are “restricted securities” as defined in Rule 144. These ordinary shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse U.S. federal income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

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We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the Cayman Islands. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalties and our business may be harmed.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

If a trading market for our securities develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our securities will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

USE OF PROCEEDS

We expect to receive approximately $8.8 million in net proceeds from the sale securities offered by us in this offering, assuming no sale of any Pre-Funded Warrants, based upon an assumed public offering price of $1.23 per Ordinary Share and accompanying Warrants, which was the last reported sale price on Nasdaq of our Ordinary Shares on February 25, 2026. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $6.5 million, $4.2 million, and $1.9 million, respectively, after deducting the estimated placement agent fees and estimated offering expenses payable by us, and assuming no issuance of any Pre-Funded Warrants and assuming no exercise of the Warrants. We will only receive additional proceeds from the exercise of the Warrants we are selling in this offering if the Warrants are exercised for cash. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised.

Each $0.25 increase (decrease) in the assumed public offering price of $1.23 per Ordinary Share and accompanying Warrants (which was the last reported sale price of our Ordinary Shares on the Nasdaq on February 25, 2026) would increase (decrease) the net proceeds to us from this offering by approximately $257 thousand assuming the number of securities offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated offering expenses payable by us and assuming no exercise of the Warrants and no issuance of any Pre-Funded Warrants. Each 50,000 share increase (decrease) in the number of securities offered by us in this offering would increase (decrease) the net proceeds to us from this offering by approximately $257 thousand, assuming that the price per Ordinary Share and accompanying Warrant remains at $1.23 (which was the last reported sale price of our Ordinary Shares on the Nasdaq on February 25, 2026), and after deducting the estimated offering expenses payable by us and assuming no exercise of the Warrants and no issuance of any Pre-Funded Warrants in the offering.

We currently intend to use the net proceeds from this offering for business expansion, working capital and other general corporate purposes. Regardless of the amount of proceeds received in this offering, the use of proceeds is expected to remain the same.

Intend to use the proceeds	Percentage of net proceeds received from this offering
from this offering under the below allocations :	100%	75%	50%	25%

Business expansion	50%	50%	50%	50%
Working capital	25%	25%	25%	25%
Other general corporate	25%	25%	25%	25%

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including our development efforts and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest bearing bank deposits or debt instruments.

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DIVIDEND POLICY

The dividend balance as of December 31, 2024 is S$5,817,274, and during the years ended December 31, 2023, 2024 and 2025 and as of the date of this prospectus, we have made no subsequent dividend payment or distribution from the subsidiary, FBS SG to the holding company, FBS Cayman. We do not currently intend to declare a dividend on our ordinary shares in the foreseeable future after this offering, and we plan to retain our earnings to continue to grow our business. If we decide in the future to declare a dividend, our board of directors shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earning (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. Currently, we do not have any predetermined dividend distribution ratio.

The payment of dividends will be determined at the discretion of our board of directors and is also subject to Cayman Islands law and our Amended and Restated Articles of Association, as amended from time to time. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend out of profits or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account unless, immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis;

●	on an as adjusted basis to give further effect to the sale in this offering of 8,130,081 Ordinary Shares and accompanying Warrants at the assumed public offering price of $1.23 per share and accompanying Warrant, which was the last reported sale price on Nasdaq of our Ordinary Shares on February 25, 2026, assuming no sale or exercise of the Pre-Funded Warrants, no exercise of the Warrants sold in this offering, after deducting estimated placement agent fees and expenses and estimated offering expenses payable by us, as if the sale of the Ordinary Shares and accompanying Warrants had occurred on June 30, 2025 and assuming no value is attributed to the Warrants being sold in this offering

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of June 30, 2025
(in thousands except share data, U.S. dollars)	Actual	As Adjusted
Cash and cash equivalents	$5,296	$14,100
Indebtedness	$290	290
Shareholders’ equity:
Ordinary shares, 13,500,000 ordinary shares issued and outstanding on an actual basis; 21,630,081 ordinary shares issued and outstanding on a pro forma as adjusted basis(1)	14	24
Additional paid-in capital	6,058	14,852
Retained earnings	1,386	1,386
Total shareholders’ equity	7,458	16,262
Total capitalization	$7,748	$16,552

(1)	As adjusted additional paid-in capital reflects the net proceeds we expect to receive from the sale of Ordinary Shares and Pre-funded Warrants, after deducting the placement agent fee, placement agent expense allowance and other expenses. We expect to receive net proceeds of approximately $8.8 million (offering proceeds of $10 million, less placement agent commissions of $0.8 million and offering expenses of $0.4 million). The Ordinary Shares reflect the net proceeds we expect to receive, after deducting the placement agent commissions, placement agent expense allowance and other expenses.

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DILUTION

If you invest in our Shares, your interest will be diluted to the extent of the difference between the offering price of $1.230 per share and our net tangible book value per share after this offering. Dilution results from the fact that the offering price of $1.230 per share is substantially in excess of the book value per ordinary share attributable to the new investors for our presently issued and outstanding shares.

Net tangible book value represents the amount of our total assets less our total liabilities (excluding deferred tax assets). Our net tangible book value as of June 30, 2025 was approximately $7.2 million, or $0.535 per Ordinary Share.

After giving effect to the issuance and sale of the Ordinary Shares and accompanying Warrants offered by us in this offering (assuming no sale or exercise of any Pre-Funded Warrants and no exercise of the Warrants sold in this offering) and after deducting the estimated placement agent fees and expenses and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025, would have been approximately $16.0 million (excluding the warrant liability), representing $0.674 per Ordinary Shares. At an assumed public offering price for this offering of $1.230 per Ordinary Share and accompanying Warrant, which was the last reported sale price of our Ordinary Share on Nasdaq on February 12, 2026, this represents an immediate increase in pro forma net tangible book value of $0.206 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of $0.489 per Ordinary Share to purchases of Ordinary Shares in this offering. Dilution for this purpose represents the difference between the price per Ordinary Share paid by these purchasers and pro forma as adjusted net tangible book value per Ordinary Share immediately after the completion of this offering.

The following table illustrates such dilution on a per Ordinary Share basis to purchasers of Ordinary Shares and assuming no value is attributed to the Warrants being sold in this offering:

Post-Offering
US$
Assumed Offering Price per Ordinary Share and accompanying warrant	1.230
Historical net tangible book value	0.535
Increase in pro forma as adjusted net tangible book value attributable to new investors participating in this offering	0.206
Pro forma as adjusted net tangible book value immediately after this offering	0.741
Amount of dilution in net tangible book value to new investors in this offering	0.489

The dilution information set forth in the table above is illustrative only, assumes no Pre-Funded Warrants are sold in this offering, and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $0.25 increase in the assumed public offering price per share would increase the pro forma as adjusted net tangible book value by $0.337 per share and result in dilution to investors participating in this offering of $0.608 per share, and a $0.25 decrease in the assumed public offering price per share would increase the pro forma as adjusted net tangible book value by $0.149 per share and result in dilution to investors participating in this offering by $0.296 per share, in each case assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, are classified as and accounted for as equity, and after deducting placement agent fees and estimated expenses payable by us.

Post-Offering Ownership

The following charts illustrate our pro forma proportionate ownership, upon completion of this offering by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this offering at the offering price without deduction of commissions or expenses. The chart further assumes no changes in net tangible book value other than those resulting from the offering.

	Ordinary Shares purchased		Total consideration		Assumed price per Ordinary Share and Accompanying
	Number	Percent	Amount	Percent	Warrant
			(US$ in thousands)

Existing shareholders	13,500,000	62%	10,125,000	50%	0.750
New investors	8,130,081	38%	10,000,000	50%	$1.230
Total	21,630,081	100%	20,125,000	100%	$0.930

The as adjusted information as discussed above is illustrative only.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a Singapore based green building contractor and an established interior fit-out specialist with a track record of over 20 years in institutional, residential, commercial and industrial building projects. As a green contractor focused on environmentally sound practices, we aim to bid tenders for green building projects, use green construction methods and green materials for our construction projects, including design, supply and installation of ceilings, partitions, timber deck, carpet, lead lining, acoustic wall paneling, built-in furniture as well as mechanical and electrical services of a building. Green construction methods and materials will lead to the reduction in energy, water and material resource usage in construction projects. and hence reduce the potential environmental impact. We also seek to use green materials that are made of recycled or recyclable materials and/or sustainably sourced materials.

We also try to recommend and introduce green features to the buildings we construct. Green buildings are generally more energy efficient than conventional buildings. Some of the key features that might be commonly found in green buildings are:

●	Improved glass insulation to reduce solar heating through windows;

●	Increased natural light, energy efficient lighting devices, and equipment-controlled lighting;

●	Energy efficient cooling plants and ventilation systems for air conditioning;

●	Building management systems to monitor and control equipment and optimize energy use; and

●	The use of photovoltaic cells for solar projects.

We are engaged in interior fitting-out works for mixed developments, private residential developments, hospitals and commercial developments. Notable projects in the last five years include Marina One, a mixed development at Marina Bay, Sengkang General Hospital, Outram Community Hospital and South Beach Development, a mixed development at downtown Singapore. Our main construction projects during the last five years include two industrial buildings, two private residential properties and an additional and alterations, or A&A, project to a hotel.

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Results of Operations

Comparison of Six Months Ended June 30, 2024 and 2025

Our unaudited consolidated results of operations for the six months ended June 30, 2024 and 2025, respectively, are summarized below:

	For the Six Months Ended June 30,
	2024	2025	2025	Variances
	S$	S$	US$	%

Revenue	8,333,053	7,844,606	5,961,901	(5.9)
Cost of revenue	7,155,034	6,494,335	4,935,695	(9.2)
Gross Profit	1,178,019	1,350,271	1,026,206	14.6

Operating expenses
General and Administrative Expenses	1,142,906	1,086,808	825,974	(4.9)
Total operating expenses	1,142,906	1,086,808	825,974	(28.2)

Income from operations	35,113	263,463	200,232	650.3

Other income (expenses)
Interest expenses, net	(42,559)	(10,287)	(7,818)	(75.8)
Finance expense, net	(3,289)	(1,929)	(1,466)	(41.3)
Other income	110,890	94,929	72,146	(14.4)
Foreign exchange, net	3,542	(102,196)	(77,669)	(2,985.3)
Total other income (expense), net	68,584	(19,483)	(14,807)	(128.4)

Income before provisions for income taxes	103,697	243,980	185,425	135.3
Income tax expense	(79,033)	-	-	(100.0)
Net income	24,664	243,980	185,425	8.9

Revenue

Our revenue is derived mainly from the following revenue streams: (i) construction contracts and (ii) sales of construction materials.

The following table presents revenue by major revenue type for the six months ended June 30, 2024 and 2025, respectively:

	For the Six Months Ended June 30
	2024 S$	2025 S$	2025 US$	Variances %
Revenue from construction contracts	8,333,053	7,792,924	5,922,623	(6.5)
Sales of construction materials	-	51,682	39,278	100.0
Total	8,333,053	7,844,606	5,961,901	(5.9)

For all major revenue types, revenue is derived from individual contracts/projects on a non-recurring basis. Revenue is recognized by reference to the stage of completion of the contract activity, using the input method, whereby the actual construction costs to date was compared to the total budgeted costs for a project to estimate the revenue recognized.

The total revenue decrease by approximately S$488,000, or 5.9% from approximately S$8.3 million for the six months ended June 30, 2024 to approximately S$7.8 million (US$6.0 million) for the six months ended 30, 2025. The decrease was primarily the result of fewer progress claimed due to few projects were in beginning stage for the period.

The revenue from construction contracts decreased by approximately S$540,000, or 6.5% from approximately S$8.3 million for the six months ended June 30, 2024 to approximately S$7.8 million (US$6.0 million) for the six months ended June 30, 2025. Total number of projects that contributed to the revenue from construction contracts was 17 for the six months ended June 30, 2025 as compared to 15 for the six months ended June 30, 2024. Although there were more projects for the six months ended June 30, 2025, fewer projects were in the beginning stage for the period which resulted in a decrease in revenue as compared to the six months ended June 30, 2024.

The revenue generated by sales of construction materials increased by approximately S$52,000, or 100.0% from approximately S$0 for the six months ended June 30, 2024 to S$52,000 (US$39,000) for the six months ended June 30, 2025. The increase in sales of construction material was mainly related to the construction projects in Singapore and there were demands of material that required at sites.

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The major factors affecting our revenue include the following:

-	Our ability to secure new contracts and the value of these contracts as our revenue is derived on a project by project, non-recurring basis. This is in turn dependent on several other factors such as our pricing, our project track record/ execution capability, our reputation and the competitive environment;

-	our ability to maintain our business relationship with our customers, in particular with main contractors for future invitations to quote for interior fitting-out works;

-	our ability to complete the projects on a timely basis and deliver quality works. This is in turn dependent on the timeliness of material delivery, quality of our subcontractors and our workers, and our project management expertise. The overall construction schedule on-site is also affected by many factors, such of which are not within our control. As our revenue is recognized by reference to the stage of completion, our revenue is dependent not only on the number of projects, their contract value, but also on the amount of projects completed;

-	our ability to remain competitive, whether in pricing or in our ability to respond to customers’ needs or in the adoption of construction technologies (where required);

-	changes in laws and regulations that affect (i) the construction industry in the countries we operate in, which amongst others, may in turn affect our ability to conduct certain scope of works or employ workers; and (ii) the property segments, such as government spending on hospitals, or legislations that affect the property market;

-	the overall construction industry in the countries we operate in and the overall macroeconomic conditions; and

-	our ability to continue to retain the services of our key management personnel, in particular our Executive Directors who are leading the Group in business development and project management.

Please refer to the section entitled “Risk Factors” of this Offer Document for a more comprehensive discussion of other factors which may affect our business operations and financial performance.

Cost of revenue

Our cost of revenue refers to direct costs incurred in the process of carrying out project activities. It includes subcontracting costs, direct material costs, labor cost, equipment rental costs and overhead costs. When it is probable that total contract costs will exceed total contract value, the expected loss is recognized as an expense immediately.

Our projects typically do not allow for any adjustments to the contract value in the event there is an escalation in our costs during the course of the project. Any increase in those costs will be borne by us and will have an impact on our eventual profit margins. Additional costs due to additional work from variation orders have to be borne by us until customers make payment in respect of such variation orders.

The breakdown of our cost of revenue for the six months ended June 30, 2024 and 2025 is set out below:

	For the Six Months Ended June 30,
	2024	2025	2025	Variances
	S$	S$	US$	%

Subcontracting costs	2,730,752	1,717,304	1,305,151	(37.1)
Material costs	2,473,974	2,658,243	2,020,265	7.4
Labor costs	1,224,513	1,291,022	981,176	5.4
Equipment rental costs	117,409	74,042	56,272	(36.9)
Overhead costs	608,386	753,724	572,831	23.9
Total	7,155,034	6,494,335	4,935,695	(9.2)

The total cost of revenue decreased by approximately S$0.7 million, or 9.2% from approximately S$7.2 million for the six months ended June 30, 2024 to approximately S$6.5 million (US$4.9 million) for the six months ended June 30, 2025.

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The cost of revenue for subcontracting decreased by approximately S$1 million, or 37.1% from approximately S$2.7 million for the six months ended June 30, 2024 to approximately S$1.7 million (US$1.3 million) for the six months ended June 30, 2025. The decrease in the cost of revenue associated with subcontracting costs is a result of undertaking fewer new projects during the six months ended June 30, 2025.

The cost of material increased by approximately S$184,000, or 7.4% from approximately S$2.5 million for the six months ended June 30, 2024 to approximately S$2.7 million (US$2.0 million) for the six months ended June 30, 2025. The increase of cost of material costs was due to the inflation and the initial startup stage of few projects during the six months ended June 30, 2025.

The cost of direct labor increased by approximately S$66,000, or 5.4% from approximately S$1.2 million for the six months ended June 30, 2024 to approximately S$1.3 million (US$1 million) for the six months ended June 30, 2025. The increase in the cost of direct labor was due to the same reason as the addition in subcontracting costs: the Company undertook more new projects during the six months ended June 30, 2025.

The cost of equipment rental decreased by approximately S$43,000, or 36.9% from approximately S$117,000 for the six months ended June 30, 2024 to approximately S$74,000 (US$56,000) for the six months ended June 30, 2025. The decrease in equipment rental costs was due to few of the projects completed during the financial period and the new projects are not required extra equipment for the six months ended June 30, 2025.

The cost of overhead increased by approximately S$145,000, or 23.9% from approximately S$608,000 for the six months ended June 30, 2024 to approximately S$754,000 (US$573,000) for the six months ended June 30, 2025. The increase of cost of overhead was the result of increase warehouse rent which mainly come from a project at T301.

The breakdown of our cost of revenues by revenue types is set out below:

	For the Six Months Ended June 30,
	2024	2025	2025	Variances
	S$	S$	US$	%

Construction contracts	7,155,034	6,464,738	4,913,201	(9.6)
Sales of construction materials	-	29,597	22,494	100
Total	7,155,034	6,494,335	4,935,695	(9.2)

Total cost of revenue from construction contracts decreased by approximately S$690,000, or approximately 9.6% from approximately S$7.2 million for the six months ended June 30, 2024 to approximately S$6.5 million (US$4.9 million) for the six months ended June 30, 2025. The decrease was mainly due to the Company undertaking fewer new projects during the six months ended June 30, 2025.

Our cost of revenue is mainly dependent on the following factors:

-	We rely on the services of our subcontractors to carry out certain portions of work undertaken by us, such as installation of interior fitting-out works, builder works, mechanical and electrical engineering works. Subcontracting costs are affected by the market demand and supply of qualified subcontractors as well as the government policies regulating the supply and availability of foreign workers;
-	Material costs mainly related to supplies purchased for installation of interior fitting-out works, whose underlying raw materials included gypsum (that are used in plasterboards) and steel (that are used for fastening). However, the cost of the supplies to us are also affected by factors such as market demand and supply conditions and consideration of the size of the project, our payment terms and our relationship with our suppliers;

-	Labor costs relate to the salaries, CPF contributions, foreign worker levy and bonus for employees whose work is directly associated with on-site works. Labor costs are affected by government policies, the demand and supply of workers, the competition for workers and general wage trend of the construction industry;
-	Equipment rental fees relate to the fees paid for equipment that we do not own, typically for cranes, excavator, boom lifts, forklifts, scissor lifts. The equipment rental fees are affected by the availability, demand and supply of such rental equipment and the duration for which we have to rent them; and
-	Overhead costs relate to fees such as depreciation, freight charges, professional fees (for instance, professional engineering fees), repair and maintenance, site expenses and testing fees.

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Our cost of revenue is affected by, inter alia, the following factors:

-	the changes in prices of construction materials;
-	changes in government regulations and requirements, which may in turn affect labor costs and subcontracting costs;
-	the level of competition, demand and supply for resources deployed at the project site;
-	variation orders and works carried out during the defect liability period, which may incur costs without corresponding revenue or revenue recognized in the same financial period;
-	site progress, including delays which may lead to cost overrun;
-	government regulations and requirements as changes in regulations and requirements in relation to employment of foreign workers, for example, may result in higher compliance costs; and
-	our ability to manage projects effectively and avoid cost over runs.

Please refer to the section entitled “Risk Factors” in this Offer Document for other factors which may affect our cost of sales.

Gross Profit

Our gross profit from our major revenue type is summarized as follows:

	For the Six Months Ended June 30,
	2024	2025	2025	Variances
	S$	S$	US$	%

Construction contracts
Gross profit	1,178,019	1,328,186	1,009,421	13
Gross profit margin	14.1%	20.5%	20.5%

Sales of construction materials
Gross profit	-	22,085	16,785	100
Gross profit margin	-	74.6%	74.6%

Total
Gross profit	1,178,019	1,350,271	1,026,206	15
Gross profit margin	14.1%	17.2%	17.2%

Our gross profit increased by approximately S$0.17 million, or 15% from approximately S$1.2 million for the six months ended June 30, 2024 to approximately S$1.35 million (US$1 million) for the six months ended June 30, 2025. The increase was mainly due to the high gross profit margin from a project ICA A&A as compared to the six months ended June 30, 2024.

Gross profit from construction contracts increased by approximately $0.15 million, or 13% from approximately S$1.2 million for the six months ended June 30, 2024 to approximately S$1.3 million (US$1 million) for the six months ended June 30, 2025. The increase was partly due to the decrease in unit subcontracting and labor costs and partly due to increase in revenue generated from relatively smaller sized projects undertaken in 2025, as compared to 2024.

Gross profit from sales of construction materials increased by approximately S$22,000 or 100.0% from approximately S$0 for the six months ended June 30, 2024 to approximately S$22,000 (US$17,000) for the six months ended June 30, 2025. The increase was mainly due to the increase in corresponding revenue resulting from the more of material demand.

The gross profit margin increased by 3.1% from 14.1% for the six months ended June 30, 2024 to 17.2% for the six months ended June 30, 2025. This increase was primarily due to decrease in cost of revenue of the six months ended June 30, 2025, the subcontracting cost decrease due to the Company undertaking fewer new projects at the beginning stage during the six months ended June 30, 2025.

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Operating Expenses

Our operating expenses consist of general administrative expenses. General administrative expenses mainly comprised directors’ remuneration, staff costs, professional fees, depreciation, rental expenses, property-related expenses such as property tax and maintenance fees and upkeep of motor vehicles.

The breakdown of the general and administration expenses is shown as follows:

	For the Six Months Ended June 30,
	2024	2025	2025	Variances
	S$	S$	US$	%

Employees’ salaries and benefit	399,178	538,340	409,138	34.9
Depreciation	83,195	84,983	64,586	2.1
Legal and Professional fees	364,634	279,076	212,098	(23.5)
Administrative expenses	275,364	184,409	140,150	(33.0)
Other expenses	20,535	-	-	(100.0)
Total	1,142,906	1,086,808	825,972	(4.9)

Our general and administration expenses decreased by approximately S$56,000, or 4.9% from approximately S$1.1 million for the six months ended June 30, 2024 to approximately S$1.1 million (US$826,000) for the six months ended June 30, 2025. The decrease was mainly due to the decrease in professional fees and administrative expenses of approximately S$86,000 and S$91,000 respectively for the six months ended June 30, 2025.

Other Incomes (expenses)

Our other incomes (expenses) consist of interest expenses, finance cost, other income, and foreign exchange gain (loss). Other incomes (expenses) decreased by approximately S$88,000, or 128% from income approximately S$69,000 for the six months ended June 30, 2024 to loss approximately S$19,000 (US$15,000) for the six months ended June 30, 2025.

Interest expenses decreased by approximately S$32,000, or 76% from approximately S$43,000 for the six months ended June 30, 2024 to approximately S$10,000 (US$8,000) for the six months ended June 30, 2025. The decrease was primarily due to the finance leases were almost settled during the financial period.

Finance expense decreased by approximately S$1,000, or 41.3% from approximately S$3,000 for the six months ended June 30, 2024 to approximately S$1,900 (US$1,500) for the six months ended June 30, 2025. The decrease was primarily due to the decrease in bank charges for transaction activities.

Other income, consisting mainly of compensation from a legal case, decreased by approximately S$15,000, or 14.4% from approximately S$111,000 for the six months ended June 30, 2024 to approximately S$95,000 (US$72,000) for the six months ended June 30, 2025. The decrease was primarily due to the compensation from a legal case in prior period for the six months ended June 30, 2025.

Foreign exchange (loss) gain decreased approximately S$100,000, or 2,985.3% from a gain of approximately S$4,000 for the six months ended June 30, 2024 to loss of approximately S$100,000 (US$77,000) for the six months ended June 30, 2025. The exchange rate differences were the result of current account of the company that were denominated in USD as compared to the Company’s books and records using SGD.

Income tax expense

Our income tax expense decreased by approximately S$79,000, or 100% from approximately S$79,000 for the six months ended June 30, 2024 to approximately S$0 (US0) for the six months ended June 30, 2025. This increase was primarily due to the increase in the above mentioned factors resulting from increase in income before provisions for income taxes.

Net income

As a result of the foregoing, we reported a net income of S$24,664 for the six months ended June 30, 2024, as compared to net income of S$243,980 (US$185,425) for the six months ended June 30, 2025, an increase of S$219,316 or 889.2%.

Earnings per Share

Our earning per share increased by approximately S$0.02, or 100.0% from approximately (S$0.00) for the six months ended June 30, 2024 to approximately 0.02 (US$0.01) for the six months ended June 30, 2025. The computation of earnings per share is based on 11,250,000 and 13,500,000 shares for six months ended June 30, 2024 and June 30, 2025 respectively of the total issued and outstanding shares of our Ordinary Shares.

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Comparison of Years Ended December 31, 2023 and 2024

Our audited consolidated results of operations for the years ended December 31, 2023 and 2024, respectively, are summarized below:

	For the Years Ended December 31,
	2023	2024	2024	Variances
	SGD	SGD	USD	%

Revenues	21,810,317	13,847,548	10,385,661	(36.5)
Cost of revenue	19,165,477	12,597,472	9,448,104	(34.3)
Gross Profit	2,644,840	1,250,076	937,557	(52.7)

Operating expenses
Provision for credit loss	399,278	154,077	115,558	(61.4)
General and Administrative Expenses	2,290,312	2,063,324	1,547,493	(9.9)
Total operating expenses	2,689,590	2,217,401	1,663,051	(17.6)

Loss from operations	(44,750)	(967,325)	(725,494)	2,061.6

Other income (expenses)
Interest expenses, net	(77,104)	(65,921)	(49,440)	(14.5)
Finance expense, net	(8,096)	(4,273)	(3,205)	(47.2)
Other income	99,543	140,656	105,492	41.3
Foreign exchange transaction Gain	(2,906)	46,859	35,144	(1,712.5)
Total other income, net	11,437	117,321	87,991	925.8

Income before provisions for income taxes	(33,313)	(850,004)	(637,503)	2,451.5
Income tax benefit	37,998	35,638	26,728	(6.2)
Net Income (loss)	4,685	(814,366)	(610,775)	(17,483.8)

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Revenue

Our revenue is derived mainly from the following revenue streams: (i) construction contracts, and (ii) sales of construction materials.

The following table presents revenue by major revenue type for the years ended December 31, 2023 and 2024, respectively:

	For the Years Ended December 31
	2023 SGD	2024 SGD	2024 USD	Variances %
Revenue from construction contracts	21,805,616	13,846,198	10,384,649	(36.5)
Sales of construction materials	4,701	1,350	1,012	(71.3)
Total	21,810,317	13,847,548	10,385,661	(36.5)

For all major revenue types, revenue is derived from individual contracts/projects on a non-recurring basis. Revenue is recognized by reference to the stage of completion of the contract activity, using the input method, whereby the actual construction costs to date was compared to the total budgeted costs for a project to estimate the revenue recognized.

The total revenue decreased by approximately S$8.0 million, or 36.5% from approximately S$21.8 million for the year ended December 31, 2023 to approximately S$13.8 million (US$10.4 million) for the year ended December 31, 2024. The decrease was primarily the result of less incoming new projects for the period. The main projects we worked on in 2024 were close to completion and therefore a majority of the revenue on these projects was realized in 2023. Further, we were awarded a new project valued at approximately SGD 26 million (the “ICA project”) that was originally scheduled to commence in October 2024; however, due to delays in project handover by our client, commencement was postponed until April 2025. As a result, we had lower than expected revenues in 2024 and anticipate an increase in revenue in 3rd quarter 2025, assuming the timely continuance of the ICA project as well as two other recently awarded contracts that have a combined value of approximately SGD 30 million.

The revenue from construction contracts decreased by approximately S$8.0 million, or 36.5% from approximately S$21.8 million for the year ended December 31, 2023 to approximately S$13.8 million (US$10.4 million) for the year ended December 31, 2024. The decrease of revenue from construction contracts was primarily the result of the delay in commencement of the ICA project. Total number of projects contributed to the revenue from construction contracts was 15 for the year ended December 31, 2024 as compared to 18 for the year ended December 31, 2023, and as noted, several large projects were concluded in 2024 but a majority of the revenues were recognized in 2023, hence the reduced revenue in 2024 as compared to 2023.

The revenue generated by sales of construction materials decreased by approximately S$3,400, or 71.3% from approximately S$4,700 for the year ended December 31, 2023 to approximately S$1,400 (US$1,000) for the year ended December 31, 2024. The decrease in sales of construction material was mainly related to lack of customer order the material from the Company it negatively impacted sales.

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The major factors affecting our revenue include the following:

-	Our ability to secure new contracts and the value of these contracts as our revenue is derived on a project by project, non-recurring basis. This is in turn dependent on several other factors such as our pricing, our project track record/ execution capability, our reputation and the competitive environment;

-	our ability to maintain our business relationship with our customers, in particular with main contractors for future invitations to quote for interior fitting-out works;

-	our ability to complete the projects on a timely basis and deliver quality works. This is in turn dependent on the timeliness of material delivery, quality of our subcontractors and our workers, and our project management expertise. The overall construction schedule on-site is also affected by many factors, such of which are not within our control. As our revenue is recognized by reference to the stage of completion, our revenue is dependent not only on the number of projects, their contract value, but also on the amount of works completed;

-	our ability to remain competitive, whether in pricing or in our ability to respond to customers’ needs or in the adoption of construction technologies (where required);

-	changes in laws and regulations that affect (i) the construction industry in the countries we operate in, which amongst others, may in turn affect our ability to conduct certain scope of works or employ workers; and (ii) the property segments, such as government spending on hospitals, or legislations that affect the property market;

-	the overall construction industry in the countries we operate in and the overall macroeconomic conditions; and

-	our ability to continue to retain the services of our key management personnel, in particular our Executive Directors who are leading the Group in business development and project management.

Please refer to the section entitled “Risk Factors” of this Offer Document for a more comprehensive discussion of other factors which may affect our business operations and financial performance.

Cost of revenue

Our cost of revenue refers to direct costs incurred in the process of carrying out project activities. It includes subcontracting costs, direct material costs, labor cost, equipment rental costs and overhead costs. When it is probable that total contract costs will exceed total contract value, the expected loss is recognized as an expense immediately.

Our projects typically do not allow for any adjustments to the contract value in the event there is an escalation in our costs during the course of the project. Any increase in those costs will be borne by us and will have an impact on our eventual profit margins. Additional costs due to additional works from variation orders have to be borne by us until customers make payment in respect of such variation orders.

The breakdown of our cost of revenue for the years ended December 31, 2023 and 2024 is set out below:

	For the Years Ended December 31,
	2023	2024	2024	Variances
	SGD	SGD	USD	%

Subcontracting costs	8,612,283	4,817,236	3,612,927	(44.1)
Material costs	6,282,505	3,686,385	2,764,789	(41.3)
Labor costs	3,048,639	2,521,648	1,891,236	(17.3)
Equipment rental costs	477,253	171,915	128,936	(64.0)
Overhead costs	744,797	1,400,288	1,050,216	88.0
Total	19,165,477	12,597,472	9,448,104	(34.3)

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The total cost of revenue decreased by approximately S$6.6 million, or 34.3% from approximately S$19.2 million for the year ended December 31, 2023 to approximately S$12.6 million (US$9.4 million) for the year ended December 31, 2024.

The cost of revenue for subcontracting decreased by approximately S$3.8 million, or 44.1% from approximately S$8.6 million for the year ended December 31, 2023 to approximately S$4.8 million (US$3.6 million) for the year ended December 31, 2024. The decrease in the cost of revenue associated with subcontracting costs is a result of the Company undertaking fewer new projects during the year ended December 31, 2024.

The cost of material decreased by approximately S$2.6 million, or 41.3% from approximately S$6.3 million for the year ended December 31, 2023 to approximately S$3.7 million (US$2.8 million) for the year ended December 31, 2024. The decrease in the cost of revenue associated with material costs is a result of the Company undertaking fewer new projects during the year ended December 31, 2024.

The cost of direct labor decreased by approximately S$527,000, or 17.3% from approximately S$3.0 million for the year ended December 31, 2023 to approximately S$2.5 million (US$1.9 million) for the year ended December 31, 2024. The cost of direct labor decreased slightly as the Company commenced three new projects near the end of 2024 and also increased manpower allocation for two ongoing projects to address quality issues.

The cost of equipment rental decreased by approximately S$305,000, or 64.0% from approximately S$477,000 for the year ended December 31, 2023 to approximately S$172,000 (US$129,000) for the year ended December 31, 2024. The decrease in equipment rental costs was primarily due to one of the ongoing projects at Tuas Avenue 6 reaching its final stage in year 2024, which required significantly less equipment on site compared to year 2023, when the project was in its initial phase.

The cost of overhead increased by approximately S$655,000, or 88.0% from approximately S$745,000 for the year ended December 31, 2023 to approximately S$1.4 million (US$1.1 million) for the year ended December 31, 2024. The increase of cost of overhead was the result of increase storage fee for materials which mainly come from a subcontract project at 251A Upper Changi Road East, Singapore.

The breakdown of our cost of revenues by revenue types is set out below:

	For the Years Ended December 31,
	2023	2024	2024	Variances
	SGD	SGD	USD	%

Construction contracts	19,164,930	12,596,497	9,447,373	(34.3)
Sales of construction materials	547	975	731	78.2
Total	19,165,477	12,597,472	9,448,104	(34.3)

Total cost of revenue from construction contracts decreased by approximately S$6.6 million, or approximately 34.3% from approximately S$19.2 million for the year ended December 31, 2023 to approximately S$12.6 million (US$9.4 million) for the year ended December 31, 2024. The decrease was mainly due to the Company undertaking fewer new projects during the year ended December 31, 2024.

The cost revenue from sales of construction materials increased by approximately S$428, or 78.2% from S$547 for the year ended December 31, 2023 to S$975 (US$731) for the year ended December 31, 2024. The increase was mainly due to the increased the quantity of material supply to a customer for the year ended December 31, 2024.

Our cost of revenue is mainly dependent on the following factors:

-	We rely on the services of our subcontractors to carry out certain portions of work undertaken by us, such as installation of interior fitting-out works, builder works, mechanical and electrical engineering works. Subcontracting costs are affected by the market demand and supply of qualified subcontractors as well as the government policies regulating the supply and availability of foreign workers;

46

-	Material costs mainly related to supplies purchased for installation of interior fitting-out works, whose underlying raw materials included gypsum (that are used in plasterboards) and steel (that are used for fastening). However, the cost of the supplies to us are also affected by factors such as market demand and supply conditions and consideration of the size of the project, our payment terms and our relationship with our suppliers;
-	Labor costs relate to the salaries, Central Provident Fund (“CPF”) contributions, foreign worker levy and bonus for employees whose work is directly associated with on-site works. Labor costs are affected by government policies, the demand and supply of workers, the competition for workers and general wage trend of the construction industry;
-	Equipment rental fees relate to the fees paid for equipment that we do not own, typically for cranes, excavator, boom lifts, forklifts, scissor lifts. The equipment rental fees are affected by the availability, demand and supply of such rental equipment and the duration for which we have to rent them; and
-	Overhead costs relate to fees such as depreciation, freight charges, professional fees (for instance, professional engineering fees), repair and maintenance, site expenses and testing fees.

Our cost of revenue is affected by, inter alia, the following factors:

-	the changes in prices of construction materials;
-	changes in government regulations and requirements, which may in turn affect labor costs and subcontracting costs;
-	the level of competition, demand and supply for resources deployed at the project site;
-	variation orders and works carried out during the defect liability period, which may incur costs without corresponding revenue or revenue recognized in the same financial period;
-	site progress, including delays which may lead to cost overrun;
-	government regulations and requirements as changes in regulations and requirements in relation to employment of foreign workers, for example, may result in higher compliance costs; and
-	our ability to manage projects effectively and avoid cost over runs.

Gross Profit

Our gross profit from our major revenue type is summarized as follows:

	For the Years Ended December 31,
	2023	2024	2024	Variances
	SGD	SGD	USD	%

Construction contracts
Gross profit	2,640,686	1,249,701	937,276	(52.7)
Gross profit margin	12.1%	9.0%	9.0%

Sales of construction materials
Gross profit	4,154	375	281	(91.0)
Gross profit margin	88.4%	27.8%	27.8%

Total
Gross profit	2,644,840	1,250,076	937,557	(52.7)
Gross profit margin	12.1%	9.0%

Our gross profit decreased by approximately S$1.4 million, or 52.7% from approximately S$2.6 million for the year ended December 31, 2023 to approximately S$1.3 million (US$0.9 million) for the year ended December 31, 2024. The decrease was mainly due to the Company undertaking fewer new projects during the year ended December 31, 2024.

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Gross profit from construction contracts decreased by approximately S$1.4 million, or 52.7% from approximately S$2.6 million for the year ended December 31, 2023 to approximately S$1.3 million (US$0.9 million) for the year ended December 31, 2024. The decrease was mainly due to the Company undertaking fewer new projects during the year ended December 31, 2024.

Gross profit from sales of construction materials decreased by approximately S$3,800 or 91.0% from approximately S$4,200 for the year ended December 31, 2023 to approximately S$375 (US$281) for the year ended December 31, 2024. The decrease was mainly due to the decrease in corresponding revenue resulting from the lack of material demand.

The gross profit margin decreased by 3.1% from 12.1% for the year ended December 31, 2023 to 9.0% for the year ended December 31, 2024. This decrease was primarily due to that the customer is not satisfied with the quality of construction on two projects and the cost was higher than budgeted.

Operating Expenses

Our operating expenses consist of provision for doubtful accounts and general administrative expenses. General administrative expenses mainly comprised directors’ remuneration, staff costs, professional fees, depreciation, rental expenses, property-related expenses such as property tax and maintenance fees and upkeep of motor vehicles.

The provision for credit losses from contract assets and accounts receivables decreased by approximately S$245,000, or 61.4% from approximately S$399,000 for the year ended December 31, 2023 to approximately S$154,000 (US$116,000) for the year ended December 31, 2024.

The breakdown of the general and administration expenses is shown as follows:

	For the Years Ended December 31,
	2023	2024	2024	Variances
	SGD	SGD	USD	%

Employees’ salaries and benefit	892,520	1,066,971	800,228	19.5
Depreciation	161,712	170,343	127,757	5.3
Legal and Professional fees	905,287	465,242	348,932	(48.6)
Administrative expenses	330,793	360,768	270,576	9.1
Total	2,290,312	2,063,324	1,547,493	(9.9)

Our general and administration expenses decreased by approximately S$227,000, or 9.9% from approximately S$2.3 million for the year ended December 31, 2023 to approximately S$2.1 million (US$1.5 million) for the year ended December 31, 2024. The decrease was mainly due to the decrease in professional fees of approximately S$440,000 for the year ended December 31, 2024. These professional fees incurred resulted from the preparation of the initial public offering which mainly constitutes audit and legal fees.

Other Incomes (expenses)

Our other incomes (expenses) consist of interest expenses, finance cost, other income, and foreign exchange gain (loss). Other incomes (expenses) increased by approximately S$106,000, or 925.8% from approximately S$11,000 for the year ended December 31, 2023 to approximately S$117,000 (US$88,000) for the year ended December 31, 2024.

Interest expenses decreased by approximately S11,000, or 14.5% from approximately S$77,000 for the year ended December 31, 2023 to approximately S$66,000 (US$49,000) for the year ended December 31, 2024. The decrease was primarily due to the decrease in interest charges for bank borrowings and finance lease.

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Finance expense decreased by approximately S$4,000, or 47.2% from approximately S$8,000 for the year ended December 31, 2023 to approximately S$4,000 (US$3,000) for the year ended December 31, 2024. The decrease was primarily due to the decrease in bank charges for transaction activities.

Other income, consisting mainly of compensation from a legal case, increased by approximately S$41,000, or 41.3% from approximately S$100,000 for the year ended December 31, 2023 to approximately S$141,000 (US$105,000) for the year ended December 31, 2024. The increase was primarily due to the compensation from a legal case for the year ended December 31, 2024.

Foreign exchange gain increased approximately S$50,000, or 1,712.5% from a loss of approximately S$3,000 for the year ended December 31, 2023 to approximately S$47,000 (US$35,000) for the year ended December 31, 2024. The exchange rate differences were the result of current account of the company that were denominated in USD as compared to the Company’s books and records using SGD.

Income tax expense (benefit)

Our income tax benefit decreased by approximately S$2,000, or 6% from approximately S$38,000 for the year ended December 31, 2023 to approximately S$36,000 (US$ 27,000) for the year ended December 31, 2024. This decrease was primarily due to the decrease in the tax rebate received during year ended December 31, 2024, but partially offset by above-mentioned factors resulting from decrease in income before provisions for income taxes.

Net Income (loss)

As a result of the foregoing, we reported a net loss of S$814,366 (US$610,775) for the year ended December 31, 2024, as compared to net income of S$4,685 for the year ended December 31, 2023, a decrease of S$819,051 or 17,482.4%.

Earnings (loss) per Share

Our earnings (loss) per share decreased by approximately S$0.07, from approximately (S$0.00) for the year ended December 31, 2023 to approximately (S$0.07) (US$0.05) for the year ended December 31, 2024. The computation of earnings per share is based on 11,250,000 shares of the total issued and outstanding Ordinary Shares.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and loans from banks and related parties, if necessary, as well as, proceeds from initial public offering. Our principal uses of cash were for working capital, repayment of banking facilities and interest expenses, and capital expenditure. We plan to support our future operations primarily from cash generated from our operations and our public offerings.

As reflected in our consolidated financial statements, we had a net income of S$243,980 (US$185,425) for the six months ended June 30, 2025, as compared to net income of $24,664 for the six months ended June 30, 2024, an increase of S$219,316 of 889.2%. As of June 30, 2025, we had cash in aggregate of S$6,968,031 (US$5,295,704), as compared to S$2,983,600 as of December 31, 2024. We had positive working capital that amounted to S$5,708,922 (US$4,338,783) and negative working capital S$1,457,108, as of June 30, 2025 and December 31, 2024, respectively. Our working capital requirements are influenced by the size of our operations, the volume and dollar value of our sales contracts, the progress of execution on our customer contracts, and the timing for collecting accounts receivable, and repayment of accounts payable.

Based on the unaudited interim condensed consolidated statement of financial position as of June 30, 2025 and December 31, 2024, our total equity amounted to approximately S$9.8 million (US$7.5 million) and S$4.3 million, and our total indebtedness (calculated based on bank borrowings, financing lease liabilities, operating lease liabilities, amounts due to related parties) amounted to approximately S$0.8 million (US$0.6 million) and S$2.1 million, respectively. As of June 30, 2025 and December 31, 2024, our debt equity ratio, defined as total indebtedness divided by total equity, were 1.2 times and 2.1 times, respectively. As of June 30, 2025 and December 31, 2024, our working capital ratio, defined as current assets divided by current liabilities, were 1.5 times and 0.9 time, respectively.

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As of June 30, 2025, we had cash at bank of approximately S$7 million and had total bank borrowings of S$0.4 million.

On February 7, 2025, we closed its Initial Public Offering (“IPO”) of 2,250,000 ordinary shares. The shares were priced at $4.50 per share and the net proceeds of this offering was approximately $8.8 million. The shares were approved for listing on the Nasdaq Capital Market and commenced trading under the ticker symbol “FBGL” on February 6, 2025.

On February 18, 2025, we entered into a research and development agreement with a third party and contributed US$500,000. The parties are collaborating on a research project on developing processes and materials for paint coating steel structures for fire protection and other building applications.

In addition, we will need to maintain its operating costs at a level through strict cost control and budget to ensure operating costs are minimized and will not exceed such aforementioned sources of funds to continue as a going concern for a period within 12 months after the issuance of its consolidated financial statements.

Based on the above considerations, management is of the opinion that we have sufficient funds to meet its working capital requirements and debt obligations as they become due. However, there is no assurance that management will be successful in their plans. There are a number of factors that could potentially arise that could undermine our plans, such as changes in the demand for its services, economic conditions, competitive pricing in the construction industry, its operating results continuing to make profit and its bank and shareholders being able to provide continued financial support.

We believe that our current cash and cash flows provided by operating activities and loans from banks will be sufficient to meet our working capital needs in the next 12 months from the date the audited financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

The following table sets out a summary of our consolidated cash flows for the six months ended June 2024 and 2025.

	For the six months ended June 30,
	2024 Unaudited	2025 Unaudited	2025 Unaudited
	S$	S$	US$
Net cash provided by (used in) operating activities	956,084	(359,831)	(273,471)
Net cash provided by investing activities	144,992	188,860	143,534
Net cash (used in) provided by financing activities	(979,099)	4,155,402	3,158,105
Net increase in cash and restricted cash	121,977	3,984,431	3,028,168
Cash and restricted cash at the beginning of the period	4,482,359	2,983,600	2,267,536
Cash and restricted cash at the end of the period	4,604,336	6,968,031	5,295,704

Operating Activities

Net cash used in operating activities amounted to S$359,831 (US$273,472) for the six months ended June 30, 2025, mainly derived from cash provided from operating activities of (i) various net cash items of S$1,698,426, such as depreciation of property and equipment, deferred offering costs charged to expense and amortization of right-of-use assets and interest of lease liabilities; (ii) a decrease in accrued expenses and other current liabilities of S$797,280, due to less payments made; and (iii) an increase in account receivable of S$1,143,286, due to lesser payments collected by the from clients during the six months ended June 30, 2025.

The cash provided from operating activities was offset by the cash used in operating activities, including (i) an increase in contract assets of S$2,520,198, due to the service performed billed for the six months ended June 30, 2025; and (ii) an increase in accounts payable of S$889,738, due to lesser settlement of the billings from subcontractors and suppliers on services requested closer to the six months ended June 30, 2025, as compared to the six months ended June 30, 2024.

Net cash provided by operating activities amounted to S$956,084 (US$707,503) for the six months ended June 30, 2024, mainly derived from cash provided from operating activities of (i) various net cash items of S$427,021, such as depreciation of property and equipment, deferred tax benefit and amortization of right-of-use assets and interest of lease liabilities; (ii) an increase in accrued expenses and other current liabilities of S$253,743, due to higher expenses incurred but not yet invoiced, particularly for the IPO expenses for the six months ended June 30, 2024.; and (iii) a decrease in account receivable of S$2,008,826, due to the Company’s ability to collect outstanding balances from clients during the six months ended June 30, 2024.

The cash provided from operating activities was offset by the cash used in operating activities, including (i) a decrease in contract assets of S$195,714, due to the service performed billed for the six months ended June 30, 2024; and (ii) a decrease in accounts payable of S$955,038, due to settle the billings from subcontractors and suppliers on services requested closer to the six months ended June 30, 2024, as compared to the six months ended June 30, 2023.

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Investing Activities

Net cash provided by investing activities was S$188,860 (US$143,534) for the six months ended June 30, 2025, for S$188,860 was returned loan from related parties. Net cash provided by investing activities was S$144,992 for the six months ended June 30, 2024, for the receipt of S$215,164 advances from related parties, which was offset by the purchase of equipment of S$70,172.

Financing Activities

Net cash provided by financing activities amounted to S$4,155,402 (US$3,158,105) for the six months ended June 30, 2025, which included the repayment of bank borrowings of S$444,155, repayment to related parties of S$680,935, and repayment of finance lease borrowings of S$8,341, which was offset by the capital contribution of S$5,288,883 during the six months ended June 30, 2025.

Net cash used in financing activities amounted to S$979,099 for the six months ended June 30, 2024, which included the repayment of bank borrowings of S$1,278,566, repayment to related parties of S$20,018, payment for deferred offering cost of S$286,955, and repayment of finance lease borrowings of S$8,340, which was offset by the proceeds from bank borrowings of S$481,622 and borrowing from related parties S$133,158 during the six months ended June 30, 2024.

The following table sets out a summary of our consolidated cash flows for the years ended December 31, 2023 and 2024.

	2023	2024	2024
	SGD	SGD	USD
Net cash provided by (used in) operating activities	3,633,850	(122,071)	(91,555)
Net cash (used in) provided by investing activities	(246,051)	137,655	103,243
Net cash used in financing activities	(895,257)	(1,514,343)	(1,135,757)
Net increase (decrease) in cash and restricted cash	2,492,542	(1,498,759)	(1,124,069)
Cash and restricted cash at the beginning of the period	1,989,817	4,482,359	3,361,769
Cash and restricted cash at the end of the period	4,482,359	2,983,600	2,237,700

Operating Activities

Net cash used in operating activities amounted to S$122,071 (US$91,555) for the year ended December 31, 2024, mainly derived from cash used in operating activities of (i) net loss of S$814,366 for the year ended December 31, 2024 (ii) a decrease in accounts payable of S$1,215,409, due to settle the billings from subcontractors and suppliers on services requested closer to the year ended December 31, 2024, as compared to the year ended December 31, 2023; (iii) an increase in operating lease liabilities of S$720,000, due to the lease of warehouse from related party for the year ended December 31, 2024; and (iv) a decrease in contract liabilities of S$677,794, due to the fulfilled more performance obligations for the year ended December 31, 2024.

The cash provided by operating activities was offset by the cash used in operating activities, including (i) a decrease in contract assets of S$1,303,505, due to that more billings were issued to the customers for the year ended December 31, 2024; (ii) an increase in amortization of right-of-use assets and interest of lease liabilities of S$720,000, due to the lease of warehouse from related party for the year ended December 31, 2024 ; (iii) a decrease in account receivable of S$690,716, due to the fact that more account receivable were collected for the year ended December 31, 2024; and (iv) an increase in accrued expenses and other current liabilities of S$614,116, due to legal fees which were accrued for the initial public offering for the year ended December 31, 2024.

Net cash provided by operating activities amounted to S$3,633,850 for the year ended December 31, 2023, mainly derived from cash provided from operating activities of (i) various net cash items of S$565,554, such as depreciation of property and equipment and provision for credit loss and bad debt expense; (ii) an increase in accounts payable of S$399,838, due to more billings from subcontractors and suppliers on services requested closer to the end of the year ended December 31, 2023, as compared to that of the year ended December 31, 2022; (iii) a decrease in contract assets of S$1,517,048, due to the service performed billed for the year ended December 31, 2023; and (iv) an increase in contract liabilities of S$1,057,625, due to the payments are collected in advance from customers for the year ended December 31, 2023.

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The cash provided from operating activities was offset by the cash used in operating activities, including (i) an increase in account receivable of S$115,685, due to the fact that more account receivables balance were under credit term for the year ended December 31, 2023

Investing Activities

Net cash provided by investing activities was S$137,655 (US$103,243) for the year ended December 31, 2024, for the purchase of equipment of S$75,139 and S$212,794 was returned loan from related parties. Net cash used in investing activities was S$246,051 for the year ended December 31, 2023, for the purchase of equipment of S$3,257 and S$242,794 was advance to related parties.

Financing Activities

Net cash used in financing activities amounted to S$1,514,343 (US$1,135,757) for the year ended December 31, 2024, which included the repayment of bank borrowings of S$1,993,759, repayment to related parties of S$28,934, deferred offering cost of S$424,985, and repayment of finance lease borrowings of S$16,680, which was offset by the proceeds from bank borrowings of S$481,622 and borrowing from related parties S$468,393 during the year ended December 31, 2024.

Net cash used in financing activities amounted to S$895,257 for the year ended December 31, 2023, which included the repayment of bank borrowings of S$2,014,245, repayment to related parties of S$378,049, deferred offering cost of S$305,471, and repayment of finance lease borrowings of S$16,680, which was offset by the proceeds from bank borrowings of S$1,508,177 and borrowing from related parties S$311,011 during the year ended December 31, 2023.

Comparison of Years Ended December 31, 2022 and 2023

Our audited consolidated results of operations for the years ended December 31, 2022 and 2023, respectively, are summarized below:

	For the Years Ended December 31,
	2022	2023	2023	Variances
	SGD	SGD	USD	%

Revenues	16,824,168	21,810,317	16,139,634	29.6
Cost of revenue	14,642,786	19,165,477	14,182,453	30.9
Gross Profit	2,181,382	2,644,840	1,957,181	21.2

Operating expenses
Provision for credit loss	17,272	399,278	295,466	2,211.7
General and Administrative Expenses	2,089,611	2,290,312	1,694,829	9.6
Total operating expenses	2,106,883	2,689,590	1,990,295	27.7

Income (loss) from operations	74,499	(44,750)	(33,114)	(160.1)

Other income (expenses)
Interest expenses, net	(83,276)	(77,104)	(57,057)	(7.4)
Finance expense, net	(7,125)	(8,096)	(5,991)	13.6
Other income	222,309	99,543	73,662	(55.2)
Foreign exchange transaction gain (loss), net	4,510	(2,906)	(2,151)	(164.4)
Total other income, net	136,418	11,437	8,463	(91.6)

Income (loss) before provisions for income taxes	210,917	(33,313)	(24,651)	(115.8)
Income tax (expense) benefit	(142,290)	37,998	28,118	(126.7)
Net Income	68,627	4,685	3,467	(93.2)

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Revenue

Our revenue is derived mainly from the following revenue streams: (i) construction contracts, and (ii) sales of construction materials.

The following table presents revenue by major revenue type for the years ended December 31, 2022 and 2023, respectively:

	For the Years Ended December 31
	2022 SGD	2023 SGD	2023 USD	Variances %
Revenue from construction contracts	16,766,550	21,805,616	16,136,155	30.1
Sales of construction materials	57,618	4,701	3,479	(91.8)
Total	16,824,168	21,810,317	16,139,634	29.6

For all major revenue types, revenue is derived from individual contracts/projects on a non-recurring basis. Revenue is recognized by reference to the stage of completion of the contract activity, using the input method, whereby the actual construction costs to date was compared to the total budgeted costs for a project to estimate the revenue recognized.

The total revenue increased by approximately S$5 million, or 29.6% from approximately S$16.8 million for the year ended December 31, 2022 to approximately S$21.8 million (US$16.1 million) for the year ended December 31, 2023. The increase was primarily the result of increased revenue generated by 5 new projects.

The revenue from construction contracts increased by approximately S$5 million, or 30.1% from approximately S$16.8 million for the year ended December 31, 2022 to approximately S$21.8 million (US$16.1 million) for the year ended December 31, 2023. The increase of revenue from construction contracts was primarily the result of an increase in sizeable projects undertaken for the year ended December 31, 2023 as compared to the year 2022. Although the total number of projects that contributed to revenue from construction contracts was 17 for the year ended December 31, 2023 as compared to 18 for the year ended December 31, 2022, the projects in 2023 were generally larger, accounting for the commensurate increase in revenue.

The revenue generated by sales of construction materials decreased by approximately S$52,900, or 91.8% from approximately S$57,600 for the year ended December 31, 2022 to approximately S$4,700 (US$3,400) for the year ended December 31, 2023. The decrease in sales of construction material was mainly related to a construction project in Sri Lanka that is in the final stages and there is lack of material demand that negatively impacted sales.

The major factors affecting our revenue include the following:

-	Our ability to secure new contracts and the value of these contracts as our revenue is derived on a project by project, non-recurring basis. This is in turn dependent on several other factors such as our pricing, our project track record/ execution capability, our reputation and the competitive environment;

-	our ability to maintain our business relationship with our customers, in particular with main contractors for future invitations to quote for interior fitting-out works;

-	our ability to complete the projects on a timely basis and deliver quality works. This is in turn dependent on the timeliness of material delivery, quality of our subcontractors and our workers, and our project management expertise. The overall construction schedule on-site is also affected by many factors, such of which are not within our control. As our revenue is recognized by reference to the stage of completion, our revenue is dependent not only on the number of projects, their contract value, but also on the amount of works completed;

-	our ability to remain competitive, whether in pricing or in our ability to respond to customers’ needs or in the adoption of construction technologies (where required);

-	changes in laws and regulations that affect (i) the construction industry in the countries we operate in, which amongst others, may in turn affect our ability to conduct certain scope of works or employ workers; and (ii) the property segments, such as government spending on hospitals, or legislations that affect the property m

-	the overall construction industry in the countries we operate in and the overall macroeconomic conditions; and

-	our ability to continue to retain the services of our key management personnel, in particular our Executive Directors who are leading the Group in business development and project management.

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Please refer to the section entitled “Risk Factors” of this Registration Statement for a more comprehensive discussion of other factors which may affect our business operations and financial performance.

Cost of revenue

Our cost of revenue refers to direct costs incurred in the process of carrying out project activities. It includes subcontracting costs, direct material costs, labor cost, equipment rental costs and overhead costs. When it is probable that total contract costs will exceed total contract value, the expected loss is recognized as an expense immediately.

Our projects typically do not allow for any adjustments to the contract value in the event there is an escalation in our costs during the course of the project. Any increase in those costs will be borne by us and will have an impact on our eventual profit margins. Additional costs due to additional works from variation orders have to be borne by us until customers make payment in respect of such variation orders.

The breakdown of our cost of revenue for the years ended December 31, 2022 and 2023 is set out below:

	For the Years Ended December 31,
	2022	2023	2023	Variances
	SGD	SGD	USD	%

Subcontracting costs	6,554,587	8,612,283	6,373,089	31.4
Material costs	5,375,194	6,282,505	4,649,054	16.9
Labor costs	2,344,686	3,048,639	2,255,993	30.0
Equipment rental costs	146,034	477,253	353,167	226.8
Overhead costs	222,285	744,797	551,150	235.1
Total	14,642,786	19,165,477	14,182,453	30.9

The total cost of revenue increased by approximately S$4.5 million, or 30.9% from approximately S$14.6 million for the year ended December 31, 2022 to approximately S$19.2 million (US$14.2 million) for the year ended December 31, 2023.

The cost of revenue for subcontracting increased by approximately S$2.1 million, or 31.4% from approximately S$6.6 million for the year ended December 31, 2022 to approximately S$8.6 million (US$6.4 million) for the year ended December 31, 2023. The increase of cost of revenue in connection with subcontracting cost was the results of increase in revenue that needed to hire more subcontractors in year 2023.

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The cost of material increased by approximately S$907,000, or 16.9% from approximately S$5.4 million for the year ended December 31, 2022 to approximately S$6.3 million (US$4.6 million) for the year ended December 31, 2023. The rise in material costs contributing to the cost of revenue was driven by higher revenue, requiring the acquisition of additional materials in 2023.

The cost of direct labor increased by approximately S$704,000, or 30.0% from approximately S$2.3 million for the year ended December 31, 2022 to approximately S$3.0 million (US$2.3 million) for the year ended December 31, 2023. The increase of cost of direct labor was the result of the increase in wages and in line with our increase in revenue for relatively projects undertaken in 2023.

The cost of equipment rental increased by approximately S$331,000, or 226.8% from approximately S$146,000 for the year ended December 31, 2022 to approximately S$477,000 (US$353,000) for the year ended December 31, 2023. The increase of cost of equipment rental was due to the projects undertaken in 2023 require more equipment to support.

The cost of overhead increased by approximately S$523,000, or 235.1% from approximately S$222,000 for the year ended December 31, 2022 to approximately S$745,000 (US$551,000) for the year ended December 31, 2023. The increase in overhead costs was due to inflation and the initial startup stages of 5 projects during the financial year 2023.

The breakdown of our cost of revenues by revenue types is set out below:

	For the Years Ended December 31,
	2022	2023	2023	Variances
	SGD	SGD	USD	%

Construction contracts	14,602,723	19,164,930	14,182,048	31.2
Sales of construction materials	40,063	547	405	(98.6)
Total	14,642,786	19,165,477	14,182,453	30.9

Total cost of revenue from construction contracts increased by approximately S$4.6 million, or approximately 31.2% from approximately S$14.6 million for the year ended December 31, 2022 to approximately S$19.2 million (US$14.2 million) for the year ended December 31, 2023. The increase was mainly due to the new projects undertaken in 2023.

The cost revenue from sales of construction materials decreased by approximately S$40,000, or 98.6% from approximately S$40,000 for the year ended December 31, 2022 to approximately S$500 (US$400) for the year ended December 31, 2023. The decrease was mainly due to the decreased in corresponding revenue for the year ended December 31, 2023.

Our cost of revenue is mainly dependent on the following factors:

-	We rely on the services of our subcontractors to carry out certain portions of work undertaken by us, such as installation of interior fitting-out works, builder works, mechanical and electrical engineering works. Subcontracting costs are affected by the market demand and supply of qualified subcontractors as well as the government policies regulating the supply and availability of foreign workers;
-	Material costs mainly related to supplies purchased for installation of interior fitting-out works, whose underlying raw materials included gypsum (that are used in plasterboards) and steel (that are used for fastening). However, the cost of the supplies to us are also affected by factors such as market demand and supply conditions and consideration of the size of the project, our payment terms and our relationship with our suppliers;
-	Labor costs relate to the salaries, contributions, foreign worker levy and bonus for employees whose work is directly associated with on-site works. Labor costs are affected by government policies, the demand and supply of workers, the competition for workers and general wage trend of the construction industry;

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-	Equipment rental fees relate to the fees paid for equipment that we do not own, typically for cranes, excavator, boom lifts, forklifts, scissor lifts. The equipment rental fees are affected by the availability, demand and supply of such rental equipment and the duration for which we have to rent them; and
-	Overhead costs relate to fees such as depreciation, freight charges, professional fees (for instance, professional engineering fees), repair and maintenance, site expenses and testing fees.

Our cost of revenue is affected by, inter alia, the following factors:

-	the changes in prices of construction materials;
-	changes in government regulations and requirements, which may in turn affect labor costs and subcontracting costs;
-	the level of competition, demand and supply for resources deployed at the project site;
-	variation orders and works carried out during the defect liability period, which may incur costs without corresponding revenue or revenue recognized in the same financial period;
-	site progress, including delays which may lead to cost overrun;
-	government regulations and requirements as changes in regulations and requirements in relation to employment of foreign workers, for example, may result in higher compliance costs; and
-	our ability to manage projects effectively and avoid cost over runs.

Please refer to the section entitled “Risk Factors” in this Registration Statement for other factors which may affect our cost of sales.

Gross Profit

Our gross profit from our major revenue type is summarized as follows:

	For the Years Ended December 31,
	2022	2023	2023	Variances
	SGD	SGD	USD	%

Construction contracts
Gross profit	2,163,827	2,640,686	1,954,107	22.0
Gross profit margin	12.9%	12.1%

Sales of construction materials
Gross profit	17,555	4,154	3,074	(76.3)
Gross profit margin	30.5%	88.4%

Total
Gross profit	2,181,382	2,644,840	1,957,181	21.2
Gross profit margin	13.0%	12.1%

Our gross profit increased by approximately S$463,000, or 21.2% from approximately S$2.2 million for the year ended December 31, 2022 to approximately S$2.6 million (US$1.9 million) for the year ended December 31, 2023. The increase was mainly due to the increase in revenue resulting from undertaking larger projects as compared to the projects undertaken during the year ended December 31, 2022

Gross profit from construction contracts increased by approximately S$477,000, or 22.0% from approximately S$2.2 million for the year ended December 31, 2022 to approximately S$2.6 million (US$2.0 million) for the year ended December 31, 2023. The increase was due to increase in revenue generated from relatively larger sized projects undertaken in 2023, as compared to 2022. Larger sized projects in general generate higher gross profit.

Gross profit from sales of construction materials decreased by approximately S$13,000 or 76.3% from approximately S$18,000 for the year ended December 31, 2022 to approximately S$4,000 (US$3,000) for the year ended December 31, 2023. The decrease was mainly due to a construction project in Sri Lanka which is in the final stages and there is lack of material that negatively impacted sales.

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The gross profit margin decreased by 0.9% from 13.0% for the year ended December 31, 2022 to 12.1% for the year ended December 31, 2023. This decrease was due to the low gross profit of some ongoing projects of the year ended December 31, 2023.

Operating Expenses

Our operating expenses consist of provision for credit loss and general administrative expenses. General administrative expenses mainly comprised directors’ remuneration, staff costs, professional fees, depreciation, rental expenses, property-related expenses such as property tax and maintenance fees and upkeep of motor vehicles.

The provision for credit loss increased by approximately S$382,000, or 2,211.7% from approximately S$17,000 for the year ended December 31, 2022 to approximately S$399,000 (US$303,240) for the year ended December 31, 2023. All the uncollectable receivables from the related party and customer have been fully reserved as allowance for credit losses.

The breakdown of the general and administration expenses are shown as follows:

	For the Years Ended December 31,
	2022	2023	2023	Variances
	SGD	SGD	USD	%

Employees’ salaries and benefit	749,953	892,520	660,465	19.0
Depreciation	146,709	161,712	119,667	10.2
Legal and Professional fees	835,131	905,287	669,912	8.4
Administrative expenses	357,818	330,793	244,785	(7.6)
Total	2,089,611	2,290,312	1,694,829	9.6

Our general and administration expenses increased by approximately S$201,000, or 9.6% from approximately S$2.1 million for the year ended December 31, 2022 to approximately S$2.3 million (US$1.7 million) for the year ended December 31, 2023. The increase was mainly due to the increase in employees’ salaries and benefit of approximately S$143,000 for the year ended December 31, 2023. The increase was primarily the result of increased revenue generated by five new projects.

Other Incomes (expenses)

Our other incomes (expenses) consist of interest expenses, finance cost, other income, and foreign exchange gain (loss). Other incomes (expenses) decreased by approximately S$125,000, or 91.6% from approximately S$136,000 for the year ended December 31, 2022 to approximately S$11,000 (US$8,000) for the year ended December 31, 2023.

Interest expenses decreased by approximately S$6,000, or 7.4% from approximately S$83,000 for the year ended December 31, 2022 to approximately S$77,000 (US$57,000) for the year ended December 31, 2023. The decrease was primarily due to the decrease in interest charges for bank borrowings and finance lease.

Finance expense increased by approximately S$1,000, or 13.6% from approximately S$7,000 for the year ended December 31, 2022 to approximately S$8,000 (US$6,000) for the year ended December 31, 2023. The increase was primarily due to the increase in bank charges for transaction activities.

Other income, consisting mainly of government grants and subsidies, decreased by approximately S$123,000, or 55.2% from approximately S$222,000 for the year ended December 31, 2022 to approximately S$100,000 (US$74,000) for the year ended December 31, 2023. The decrease was primarily due to the reduction of government grants and subsidies for the year ended December 31, 2023.

Foreign exchange gain (loss) decreased approximately S$7,000, or 164.4% from a gain of approximately S$5,000 for the year ended December 31, 2022 to approximately loss S$3,000 (US$2,000) for the year ended December 31, 2023. The exchange rate differences were the result of current account of the Company that was denominated in USD as compared to the Company’s books and records using SGD.

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Income tax expense

Our income tax expense decreased by approximately S$180,000, or 126.7% from income tax expense approximately S$142,000 for the year ended December 31, 2022 to income tax benefit approximately S$38,000 (US$ 28,000) for the year ended December 31, 2023. This decrease was primarily due to the tax rebate for the financial year 2018.

Net Income

As a result of the foregoing, we reported a net income of S$4,685 (US$3,467) for the year ended December 31, 2023, as compared to net income of S$68,627 for the year ended December 31, 2022, a decrease of S$63,942 or 93.2%.

Earnings per Share

Our earning per share decreased by approximately S$0.01, or 100.0% from approximately S$0.01 for the year ended December 31, 2022 to approximately S$0.00 (US$0.00) for the year ended December 31, 2023. The computation of earnings per share is based on 11,250,000 shares of the total issued and outstanding shares of our Ordinary Shares, retrospectively after a reorganization of the Company.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and loans from banks and related parties, if necessary. Our principal uses of cash were for working capital, repayment of banking facilities and interest expenses, and capital expenditure. We plan to support our future operations primarily from cash generated from our operations and our initial public offering proceeds.

As reflected in our consolidated financial statements, we had a net income of S$4,685 (US$3,467) for the year ended December 31, 2023, as compared to $68,627 for the year ended December 31, 2022, a decrease of S$63,942 of 93.2%. As of December 31, 2023, we had cash and restricted cash in aggregate of S$4,482,359 (US$3,316,946), as compared to S$1,989,817 as of December 31, 2022. We had positive working capital that amounted to S$1,206,943 (US$893,139) and S$2,165,248, as of December 31, 2023 and 2022, respectively. Our working capital requirements are influenced by the size of our operations, the volume and dollar value of our sales contracts, the progress of execution on our customer contracts, and the timing for collecting accounts receivable, and repayment of accounts payable.

Based on the audited consolidated statement of financial position as of December 31, 2023 and 2022, our total equity amounted to approximately S$5.1 million (US$3.8 million) and S$5.1 million, respectively, and our total indebtedness (calculated based on bank borrowings, financing lease liabilities, amounts due to related parties) amounted to approximately S$2.4 million (US$1.8 million) and S$3.0 million, respectively. As of December 31, 2023 and 2022, our debt equity ratio, defined as total indebtedness divided by total equity, were 2.1 times and 1.7 times, respectively. As of December 31, 2023 and 2022, our working capital ratio, defined as current assets divided by current liabilities, were 1.1 times and 1.2 times, respectively.

As of December 31, 2023, we had cash at bank of approximately S$4.5 million and had total bank borrowings of S$2.3 million.

We believe that our current cash and cash flows provided by operating activities and loans from banks will be sufficient to meet our working capital needs in the next 12 months from the date the audited financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

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The following table sets out a summary of our consolidated cash flows for the years ended December 31, 2022 and 2023.

	2022	2023	2023
	SGD	SGD	USD
Net cash provided by (used in) operating activities	(435,236)	3,633,850	2,689,049
Net cash used in investing activities	(102,241)	(246,051)	(182,078)
Net cash used in financing activities	(1,142,711)	(895,257)	(662,490)
Net (decrease) increase in cash and restricted cash	(1,680,188)	2,492,542	1,844,481
Cash and restricted cash at the beginning of the period	3,670,005	1,989,817	1,472,465
Cash and restricted cash at the end of the period	1,989,817	4,482,359	3,316,946

Operating Activities

Net cash provided by operating activities amounted to S$3,633,850 (US$2,689,049) for the year ended December 31, 2023, mainly derived from cash provided from operating activities of (i) various net cash items of S$565,554, such as depreciation of property and equipment and provision for credit loss and bad debt expense; (ii) an increase in accounts payable of S$399,838, due to more billings from subcontractors and suppliers on services requested closer to the end of the year ended December 31, 2023, as compared to that of the year ended December 31, 2022; (iii) a decrease in contract assets of S$1,517,048, due to the service performed billed for the year ended December 31, 2023; and (iv) an increase in contract liabilities of S$1,057,625, due to the payments are collected in advance from customers for the year ended December 31, 2023.

The cash provided from operating activities was offset by the cash used in operating activities, including (i) an increase in account receivable of S$115,685, due to the fact that more account receivables balance were under credit term for the year ended December 31, 2023

Net cash used in operating activities amounted to S$435,236 for the year ended December 31, 2022, which was mainly derived from cash provided from operating activities of (i) net income of S$68,627; (ii) various net cash items of S$165,058, such as depreciation of property and equipment, provision for credit loss and deferred income taxes; (iii) an increase in accounts payable of S$802,001, more billings from subcontractors and suppliers on services requested closer to the end of the year ended December 31, 2022, as compared to that of the year ended December 31, 2021; and (iv) a decrease in account receivable of S$1,276,371, due to the fact that more account receivables balance were received for the year ended December 31, 2022.

The cash provided from operating activities was offset by the cash used in operating activities, including (i) an increase in contract assets of S$435,598, due to the service performed but not yet billed for the year ended December 31, 2022; and (ii) a decrease in accrued expenses and other current liabilities of S$1,524,719, due to more payments made for the year ended December 31, 2022.

Investing Activities

Net cash used in investing activities was S$246,051 (US$182,078) for the year ended December 31, 2023, for the purchase of equipment, loan to related parties and collection from loan to related parties. Net cash used in investing activities was S$102,241 for the year ended December 31, 2022 for the purchase of equipment.

Financing Activities

Net cash used in financing activities amounted to S$895,257 (US$662,490) for the year ended December 31, 2023, which included the repayment of bank borrowings of S$2,014,245, repayment to related parties of S$378,049, deferred offering cost of S$305,471, and repayment of finance lease borrowings of S$16,680, which was offset by the proceeds from bank borrowings of S$1,508,177 and borrowing from related parties S$311,011 during the year ended December 31, 2023.

Net cash used in financing activities amounted to S$1,142,711 for the year ended December 31, 2022, which included the repayment of bank borrowings of S$2,558,768, repayment to related parties of S$383,588, deferred offering cost of S$522,987, and repayment of finance lease borrowings of S$17,081, which was offset by the proceeds from bank borrowings of S$1,139,435 and capital contribution by investors of S$1,200,000 during the year ended December 31, 2022.

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Seasonality

Due to the nature of our business which is mainly project-based, we have not observed any significant seasonal trends. Our directors believe that there is no apparent seasonality factor affecting the industry that our Group is operating in.

Inflation

Our financial performance for the years ended December 31, 2022, 2023 and 2024 was not materially affected by inflation and we have not experienced inflation materially impacting our business. In the event inflation continues, we may see an increase in the cost of materials and labor, and increased cost of financing costs in the event we need to utilize credit facilities, which increased costs of doing business would negatively impact our financial performance.

Capital Expenditures

The capital expenditures made by us for the six months ended June 30, 2024 and 2025 were approximately S$70,000 and S$0, respectively on the purchase of equipment.

The capital expenditures made by us for the years ended December 31, 2022, 2023 and 2024 were approximately S$102,000, S$3,000 and S$75,000 respectively on the purchase of equipment.

Commitments and Contingencies

Commitments

On November 25, 2020, the Company guaranteed a 5-year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd shall repay the loan over 60 monthly installments with the interest.

The Company also guaranteed a SGD 7,400,000 10 year commercial loan on October 31, 2022, in the form of letter of credit from UOB Bank to 54 Pandan Road Pte Ltd, a related party. As of the date of this filing, this letter of credit has been fully drawn down.

The Company also has bankers’ guarantees totaling SGD 2.4 million (USD 1.8 million) from UOB Bank for the ongoing projects as of December 31, 2024. These guarantees are requested by main contractors or owners as a security deposit for the performance of the Company obligations under the contracts. All the bankers’ guarantees will expire before September 28, 2028.

As of June 30, 2025, the future minimum payments under certain of FBS SG’s contractual obligations were as follows:

	Payment Due In
	Total SGD	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Bank borrowings	290,323	236,912	53,411	-	-
Financing lease	2,113	2,113	-	-	-
Operating lease	271,831	271,831	-	-	-

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of June 30, 2025, December 31, 2024, the Company is not involved in any material legal or administrative proceedings except for the case below with regards to its subsidiary FBS SG, which matter is now resolved.

In August 2021, Newspaper Seng Pte Ltd filed a claim against FBS SG for an amount of approximately SGD2.2 million. Newspaper Seng claim that they have enter an oral agreement with FBS SG in September 2015 to purchase a land and building at 54 Pandan Road, Singapore 609292 to redevelopment, and sale or commercial utilization of the land. Newspaper Seng would invest monies and FBS SG would be in charge the purchase, redevelopment and commercial utilization of the property. In November 2019, FBS SG transferred the property to a third party without the acknowledgment of Newspaper Seng. Hence Newspaper Seng claimed back the amount stated above to compensate the loss of the investment. Newspaper Seng Pte Ltd decided to withdraw the suit claims on November 30, 2023 and filed the Notice of Discontinuances on April 25, 2024. As of May 21, 2024, both parties have discontinued their claims and counterclaims and the case was settled.

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Capital Commitments

As of June 30, 2025, December 31, 2024, our Group did not have any material capital commitments.

Contingent Liabilities

As of June 30, 2025, December 31, 2024, we did not have any other material contingent liabilities except as disclosed above. See Contingencies.

Foreign Exchange Risk

The functional currency of our Group is the Singapore dollar. The only previous foreign exchange loss was due to a former customer’s invoices denominated in USD whom we no longer have business with.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

INDUSTRY

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Among the ASEAN nations, Singapore is at the forefront of green building development. The country’s Green Mark Scheme was the first green building rating system to be designed specifically for the tropical climate and has been widely adopted in other ASEAN countries. Because it is a net oil importer with limited natural resources, Singapore has been proactive in trying to increase the energy efficiency of its buildings. Buildings account for nearly 40% of the city state’s total electricity consumption and over 20% of its greenhouse gas (GHG) emissions.

Singapore is also a pioneer in setting mandatory environmental standards for buildings. By the end of 2019, more than 40% of the buildings in Singapore had obtained the Green Mark certification. The government’s target is to raise this to 80% by 2030, which means that the country’s demand for green building solutions is expected to increase substantially.

Regional Recognition through Green Label and Certification

The hot weather conditions in Southeast Asia means that there is always a high demand for energy-efficient cooling products, such as insulating glass and air conditioner filters. At the same time, rising environmental awareness in the region has boosted consumer and commercial demand for green products, which has led to an increasing number of companies making eco-friendly claims, like “sustainable” or “green.”

In April 2008, it became mandatory in Singapore for all building works involving a gross floor area of (or increasing the gross floor area by) 5,000 square meters or more to attain a minimum score in the national green building rating system – the Green Mark Certification Scheme. Since then, the supply of green building products and materials has expanded significantly. In order to maintain industry standards, the Singapore Green Building Council launched the Green Building Product and Services certification programs to provide a benchmark for the environmental performance of building supplies and services. The programs are recognized by the Green Mark Certification Scheme, which awards additional scores for using certified products.

2023 and 2024 BCA construction demands

In 2025, Singapore’s construction demand is projected to remain strong, with the Building and Construction Authority (BCA) forecasting a total value of S$47 billion to S$53 billion in nominal terms, or about S$35 billion to S$39 billion in real terms after adjusting for inflation. This makes 2025’s demand slightly higher than pre-COVID levels, reflecting continued resilience in the sector. The public sector is expected to remain the main driver, supported by a pipeline of large-scale projects such as Changi Airport Terminal 5, expansions at Marina Bay Sands, major transport and checkpoint works, as well as healthcare and educational developments. Public residential construction demand is forecast to rise from S$7.9 billion in 2024 to between S$8.2 billion and S$9.2 billion in 2025, underscoring the government’s commitment to housing supply. In contrast, private residential demand is expected to moderate to about S$5.5 billion to S$6.0 billion, though private sector activity will still be supported by commercial redevelopments, mixed-use projects, and high-specification industrial facilities. Overall, 2025 will see demand shift more decisively towards public sector projects, while BCA continues to emphasise productivity, workforce upskilling, and sustainable construction practices.

In 2024, total construction demand was initially projected to be between S$32 billion and S$38 billion, but preliminary figures revealed stronger activity, with actual demand reaching about S$44.2 billion. The public sector contributed around S$18 billion to S$21 billion, driven largely by HDB housing projects, the Cross Island MRT Line, Tuas Port expansion, airport works, and road and drainage improvements. The private sector accounted for about S$14 billion to S$17 billion, with growth supported by commercial redevelopment, hotel refurbishments, and industrial projects such as biopharmaceutical plants and energy storage facilities. Nonetheless, private residential demand was moderated by property cooling measures, including tighter loan-to-value limits, additional buyer’s stamp duty, and the total debt servicing ratio framework.

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BUSINESS

Overview

We are a Singapore based green building contractor and an established interior fit-out specialist with a track record of over 20 years in institutional, residential, commercial and industrial building projects. As a green contractor, we seek to tender bids for green building projects, use green construction methods, and sustainably-source and environmentally responsible materials for our construction projects. Green construction methods and materials will lead to the reduction in energy, water and material resource usage in construction projects thus reducing the potential environmental impact.

We also try to recommend and introduce green features to the buildings we construct. Green buildings are generally more energy efficient than conventional buildings. Some of the key features that might be commonly found in green buildings in Singapore are:

●	Improved glass insulation to reduce solar heating through windows;

●	Increased natural light, energy efficient lighting devices, and equipment- controlled lighting;

●	Energy efficient cooling plants and ventilation systems for air conditioning;

●	Building management systems to monitor and control equipment and optimize energy use; and

●	The use of photovoltaic cells in solar projects.

Projects with BCA Green Mark Award

We have completed multiple projects in Singapore that received the BCA Green Mark Award, listed in the table below. The award recognizes developers, building owners and individuals who have made outstanding achievements in environmental sustainability in the built environment. There is also a Green Mark Certification Scheme that was launched by BCA in January 2005. It is a green building rating system designed to evaluate a building’s environmental impact and performance. It provides a comprehensive framework for assessing the overall environmental performance of new and existing buildings to promote sustainable design, and best practices in construction and operations in buildings.

The key criteria to the Green Mark Certification Scheme are as follows:

●	Climatic responsive design;

●	Building energy performance;

●	Resources stewardship;

●	Smart and healthy building; and

●	Advance green efforts.

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The table below lists Green Mark Awards given to projects in which we participated and our work scope for the projects specified. We have worked on 109 projects and 29 of such projects have received an award, several of which are described in more detail in the table below.

S/N	Project Name	Work Scope	BCA Green Mark Award	Year
1	Outram Community Hospital	Drywall Partition	BCA Green Mark Platinum Award	2021
2	Vivo City	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2020
3	Woodlands Health Campus	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2020
4	National Cancer Centre	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2019
5	Yishun Community Hospital	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2019
6	Singapore Sportshub	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2019
7	Outram Community Hospital	Drywall Partition	BCA Green Mark Platinum Award	2018
8	Campus for Research Excellence and Technological Enterprise (CREATE)	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2017
9	LASALLE College of Arts	Drywall Partition and Ceiling	BCA Green Mark Gold Award	2016
10	BCA Skylab	Architectural Works	BCA Green Mark Platinum Award	2016
11	Marina One Mixed Development	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2015
12	Punggol Waterway Point & Punggol Town Plaza	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2015
13	The Tembusu	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2015
14	Punggol Watertown (Residential)	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2014
15	Sengkang General Hospital	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2014
16	The Tembusu	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2014
17	Skyvue	Ceiling	BCA Green Mark Gold Plus Award	2014
18	Yishun Community Hospital	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2014
19	NUH Medical Center	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2013
20	Marina One Residences	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2013
21	Jewel @ Buangkok	Ceiling	BCA Green Mark Gold Plus Award	2013
22	Echelon	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2013
23	The Palette	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2012
24	South Beach (Commercial)	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2012
25	South Beach (Residential)	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2012
26	Singapore Sportshub	Ceiling	BCA Green Mark Gold Plus Award	2012
27	Mount Elizabeth Novena Hospital	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2012
28	Changi City	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2012
29	Bedok Residences	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2012

Beginning in 2022, the BCA Green Mark Award was replaced by the SGBC-BCA Leadership in Sustainability Award (“LSA”).

The images and descriptions below have been derived from third party sources that we believe to be reliable but have not independently verified.

Projects for Singapore Public and Private Sectors

Between September 2024 and February 2026, we were awarded eight separate contracts and sub-contracts for various construction-related works in Singapore. The aggregate total contract and sub-contract value is S$104,831,270. The works generally comprise additions and alterations, renovations, new building erection, thermal insulation installation, drywall partition systems (including lead-lined variants), false ceiling works, interior design and fit-out elements, retrofitting of existing structures including new annex blocks, and ancillary workers’ dormitory facilities. Of these awards, four are sub-contracts where the Company was engaged by main contractors appointed by the Singapore government. These four government-related sub-contracts have a combined value of S$46,253,096 and involve specialized public infrastructure works including thermal insulation to slab soffits, drywall partitions with lead lining and false ceilings, and large-scale retrofitting of public buildings and annex blocks. These projects highlight the our expertise in delivering high-specification construction services to the Singapore public sector.

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The BCA SkyLab

One of the award-winning projects we were involved with is the Building and Construction Authority’s (BCA) SkyLab. The Building and Construction Authority’s (BCA) SkyLab is the world’s first high-rise rotatable laboratory for the tropics, and the Academic Tower, a dedicated experiential learning facility and living lab for the built environment sector, opened at the BCA Academy in Singapore. The Singapore facility can rotate 360 degrees, has full plug-and-play configurability, and is fitted with extensive instrumentation and sensor networks intended to be scalable into the future. The 132 m (1,421 ft) facility is equipped with a network of more than 200 sensors with high accuracy and granularity, across two identical cells for comparison testing. These sensors measure performance metrics such as energy performance, indoor environmental quality, outdoor environmental parameters and building automation system indicators.1 As the main contractor, we were significantly involved in the development from the beginning to completion of the SkyLab including mechanical and electrical work. Additionally, we provided all architectural and builder work, for which this project received a BCA Green Mark Platinum Award in 2016.

The BCA SkyLab can rotate 360 degrees. It enables testing at any orientation for sun and wind, accelerating the pace of research, development, and application of energy-efficient building technologies in the tropics.

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The Punggol Watertown (Residential)

Our custom drywall and partition work on the Punggol Watertown project allows the unit owner to redesign the layout of the room easily without affecting the room design and structures, providing customizable and changeable unit layouts. Watertown was completed in 2017 and received the prestigious BCA Green Mark Gold Plus Award for its environmentally conscious design. We installed the drywall and ceiling for a 5-story commercial development, a 5-story basement carpark and 11 residential buildings including a total of 992 units, as well as in a number of specialized spaces in the complex. All materials used were green label (hence meeting certain environmental performance criteria).2

1 See www1.bca.gov.sg.buildsg/sustainability/bca-skylab

2 See www1.bca.gov.sg/docs/default-source/docs-corp-buildsg/construction-itm/gm2014.pdf

The Singapore Sports Hub

The Singapore Sports Hub is a 35-hectare district dedicated to sports and recreation, including the modern National Stadium. The Sports Hub has been recognized for its commitment to environmental sustainability, receiving the prestigious BCA Green Mark Award Gold Plus. Our work as a subcontractor on this project included drywall partition for retail area, skylight and atrium, the Water Sports Centre and the Sports Information & Resource Centre using all green label materials.3

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The Marina One

Marina One is a mixed-use development situated in Marina South, in Singapore’s downtown. The project spans approximately 3.67 million square feet and comprised of residential and prime grade A office towers, two 30-story prime grade A office towers, and a retail podium called ‘The Heart’. The retail area is adorned with lush greenery and landscaping by Gustafson Porter and ICN Design, the same landscape architects responsible for Singapore’s Gardens by the Bay. It was given the BCA Green Mark Award Platinum for its environmentally sustainable features.4 In addition to providing the drywall and ceilings for a 3 story commercial center, a 4 level basement and a 34 story residential tower with 1,042 units, we provided systems for special acoustic walls and ceilings, including a cinema wall, and panel cladding for the landscape area.

3 See www.sleb.sg/building/GreenMarkBuildingsDirectory

4 See www1.bca.gov.sg/docs/dea

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The Yishun Community Hospital

The Yishun Community Hospital is a prominent healthcare facility in Singapore, that includes a 428-bed hospital that specializes in rehabilitation services, alongside the Geriatric Education and Research Institute (GERI). The Yishun Community Hospital has been honored with the BCA Green Mark (Healthcare) Platinum Award, highlighting its commitment to environmental sustainability and responsible development. Our contribution to this project including providing drywall partition for a 10-story hospital and 2 level basements, and specialized down hang drywall partitions.5

Interior-fitting out works

Interior-fitting out works refer to the scope of works of assembling the required ceilings, partitions and/or walls which are the interior, non-structural, non-load-bearing parts of a building. The scope of interior fitting-out works vary from project to project, and can include one or more of the following:

●	Supply and installation of interior ceiling, wall and/or partitions, soffits and fascia that comply with the architectural drawings furnished to us, as well as the material and technical specifications; the partitions may be specified to be using calcium silicate boards, gypsum plastic boards and/or various types of plasterboards, aluminum, timber deck, carpets, lead lining and acoustic paneling;
●	Customization of the interior fitting-out systems (for instances where customization is required of the boards to achieve the architectural design specifications), supply and installation of the boards including the use of galvanized steel studs, braces, fasteners, joint materials, adhesives or other connectors to assemble various partitions;
●	Interfacing works to ensure smooth and aesthetically pleasing interfaces between ceiling and wall for suspension ceilings and for the concealment of metal framework or other parts of the lighting, mechanical and electrical, plumbing and sanitary or heating, ventilation and air-conditioning systems; and
●	Complying with technical requirements for interior fitting-out systems, for instance specifications and standards on flame-retardant, moisture-resistance, sound insulation or radiation protection.

Main construction and builder works

For main construction works, we will tender bids for the project directly with the owner or developer of the building development. The scope of work varies depending on the contract.

The scope of work for main construction and builder works comprises a broad range of construction works, including what we refer to as Design and Build, where we provide the drawings and execute the construction the building to fulfill the architectural requirements of the customers. The scope of construction works include concrete works, external facade works, interior fitting-out works, doors, floors and furnishings, A&A (additional and alteration projects), and installation of various building systems. Other than interior-fitting out works, the majority of the site works are subcontracted by us to various subcontractors specializing in the respective area.

5 See www1.bca.gov.sg/docs/default-source/docs-corp-buildsg/construction-itm/gm2014.pdf

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Green materials and green construction methods

Whenever we can, we use environmentally friendly building materials and construction methods approved by BCA for our projects. Green materials are alternative building materials that replace traditional materials. For instance, we use drywall (also known as gypsum board or plasterboard) for the construction of interior walls and ceilings and the electrical conduits, water and aircon water pipes can be concealed into the partition without hacking of the partition, unlike brick or concrete walls. Drywall serves as a more efficient replacement for traditional bricks or concrete walls. Drywall has superior acoustics and thermal properties, is light weight, uses less space and material and is easier and faster to install and can relay the room layout without affecting the structures of the room.

There are a wide range of green materials including shaft liner, bamboo decking, floor systems, paints, water proofing membrane, joint and finishing materials green materials can also be made from recycled materials. Besides being a replacement to traditional building materials, some green materials also use recycled materials. We use green materials made from recycled materials that are approved by the Singapore Environment Council.

Typically, green buildings are designed to reduce the negative impacts of the built environment on human health and the natural environment. In Singapore, green buildings tend to have green features that are generally more energy efficient than those in conventional buildings. Some of the key features that might be commonly found in green buildings in Singapore are:

●	Improved glass insulation to reduce solar heating through windows;
●	Increased natural light, energy efficient lighting devices, and equipment to control lighting;
●	Energy efficient cooling plants and ventilation systems for air conditioning;
●	Building management systems to monitor and control equipment and optimize energy use; and
●	The use of photovoltaic cells for solar energy.

The main green technologies popular in green buildings in Singapore are chiller plant systems, energy-efficient lighting systems, and solar panels, of which energy-efficient lighting systems are considered to be the most economically feasible, although the feasibility of chiller plant systems and solar is growing due to technological advances.

High efficiency equipment can actually be made more compact, which has a lower impact on a building’s sustainable footprint and increases usable space. Given the current stable economic, political, and geographic conditions in Singapore, investors and companies seem more confident in the longevity of their businesses; hence, they foresee larger investments with longer payback periods, in which energy efficient equipment is preferred. They also foresee increased demand for renewable energy technology. Further, solar panels become more feasible in Singapore when one takes into account government subsidies to encourage the use of renewable energy sources, and the government’s commitment to supporting sustainability has helped grow the demand for services of green builders.

We work with reputable green marked construction material manufacturers to develop green building solutions that are sustainable, and proven.

The list below are examples of green and environmentally friendly building materials that we commonly use in our projects:

●	USG Boral StandardCORE – a non-combustible, lightweight plasterboard panel
●	USG Boral Wetstop – moisture resistant plasterboard encased in recycled face and back papers
●	USG Boral Firestop – a fire-resistant gypsum core plasterboard
●	USG Boral Impactstop – specially formulated high density core plasterboard for heavy traffic applications
●	USG Boral Shaftliner – fire, sound and mold resistant panels
●	USG Boral Fiberock Aqua Tough – water and fire resistant drywall panels
●	Rockwool Safe ‘n’ Silent Pro – resilient, thermal and heat resistant stone wool products made from volcanic stone
●	Dasso XTR Exterior Strand Woven Bamboo Decking -zero VOC, non-leaching fire rated
●	Versijack Pedestal – heavy duty support that reduces sound and heat transmission
●	MIRCROTAC Floor Systems – lightweight, load-bearing epoxy coated steel panel systems
●	Nippon Vinilex Paint – low odor, low VOC, anti-fungal, anti-viral,
●	Elasto-Deck BT Liquid-Applied Polyurethane Waterproofing Membrane – roof sealant

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The following illustrates the typical workflow processes undertaken by us in a project:

Bid tender phase

Our projects originate mainly from invitations to quote or tender from private customers or are sourced by our executives and/or our marketing manager. Should we decide to pursue the project opportunity, we will review the architectural drawings illustrating specifications for construction. Typically, if our submitted tender or quotation terms are among the most favorable, we will be invited to an interview where the customer will clarify pricing, material and technical specifications with us. Should we be selected, we will receive a letter of acceptance, followed by award of contract. This process can take between one (1) to five (5) months.

The bid tender phase is similar for projects for which we are the main contractor. For our main contractor projects, we will review the scope of construction works and obtain quotations from suppliers and subcontractors for key materials and services. As a main contractor, there will be various subcontract works for which we will appoint subcontractors to perform, such as builder works, mechanical and electrical works, plumbing and sanitary works, heating, ventilation and air-conditioning works. Our role is mainly project management to ensure the timely completion of the construction project.

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Project execution and management phase

Upon the award of the contract, a project team will be formed with staff from our quantity surveyor team, drafting team and project team. Tender/ contract documents will be handed over to the project team which include the tender documents, clarifications/ amendments made in respect to tender, and contract and project specifications. A kick-off meeting will be held between the project team and our customer, its appointed consultant or other relevant parties. Our projects are headed by a project manager with a team consisting of site coordinator, site foreman and safety supervisor.

The drafting team will prepare and submit the detailed shop drawings or method statements, as the case may be, to our customer for approval. With over 20 years of experience, our executives, our project director and members of our project team have the expertise to review the perspective drawings, bill of quantities and propose to our customers value-engineering solutions, such as modifications to the materials selection or the drawings so that the installation can be carried out more efficiently. In certain instances, modifications to the drawings or method statements may allow for improved feasibility of the installation within the planned construction schedule.

Upon approval of the shop drawings and finalization of the material specifications and quantity, we will obtain quotations from suppliers and procure sufficient resources to present a mock-up of the interior fitting-out system. A mock-up is an agreed (small) section of the overall interior fitting-out system for seeking the customer’s approval. Once the mock-up has been approved, we can proceed to supply and install for the entire project in accordance with the phases of the construction schedule.

For our main contractor projects, the process is similar, but mirrored, in that we will review all the shop drawings submitted by our subcontractors, approve submissions for subcontractors to commence their works and manage the project to ensure timely completion. Our quantity surveyor team will inspect the subcontracted works on a monthly basis. We may also take on the interior-fitting out scope of works in our main contractor projects.

Our quantity surveyor team will contact the suppliers that we have obtained quotations from during the tender phase and may further negotiate on the pricing and contract terms with the suppliers. As our key materials such as calcium silicate boards, gypsum boards or plasterboards, fasteners, joint materials, metal bracing, metal studs, screws, adhesives or sealants are common building materials, we will typically notify our suppliers in advance of our project needs but place a purchase order only as and when required for delivery to the work site. Our Executive Directors will approve the purchase orders for the key materials used in the project.

Our accounting team is responsible for the preparation of invoices and recording of accounts payables and receivables. Our quantity surveyor team will coordinate with our accounting team on the progress claims to be made to our customers (typically on a monthly basis), based on the progress of works performed. Upon receiving our progress claim, our customer reviews and approves the progress claim. Approved progress claims will be supported by a payment certificate issued by our customers to us, and we will prepare and issue the corresponding invoice to our customers. We will also review progress claims submitted by our subcontractors and invoices submitted thereafter by them. Our credit terms to our customers are typically 35 days and our suppliers’ credit terms to us range from 0 to 60 days. Typically, 5% or 10% of the approved progress claims will be retained by our customer as retention monies. Retention monies are contractually agreed amounts which our customers retain from each invoice payment for their use should we fail to fulfil our contracted scope of works to their satisfaction. We may also be required to furnish a performance bond for a value of 5% to 10% of the contract sum for our due performance of the contract on a timely basis.

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Upon completion of the entire contracted scope of works, there will be a joint handover inspection with our customer, followed by handover to our customer along with the as-built drawings. There may also be instances of variation orders where the original scope of work may be increased, omitted or varied and the original contract sum may be altered. Should the amendments in the variation order relate to items not in the contracted schedule of rates, these will be separately negotiated.

Post-project phase

From the date of substantial completion, the defect liability period commences and we are required to rectify any defects brought to our attention during this period. Our contracted defect liability period is typically within the range of 12 to 18 months. We will, from time to time, also monitor our receipts and the return of retention monies. Should a performance bond be required, we will arrange for the discharge of the performance bond at the end of the project. During the Period Under Review, no material deduction was made against retention monies.

Licenses, Permits and Approvals

To our best knowledge and belief, our Group has obtained all the necessary permits, approvals, licenses required for our business and operations.

The following are the main licenses, permits and approvals (apart from those pertaining to general business requirements) issued and/or granted to FBS SG which are essential for our business operations:

License / permit / approval	Authority	Date of expiry
CW01 (General Building) – Grade B2	BCA	July 1, 2028
CR06 (Interior Decoration and Finishing Works) – Grade L5	BCA	July 1, 2028
CR03 (Demolition) – Single Grade	BCA	July 1, 2028
GB1 (General Builder Class 1)	BCA	June 16, 2027
SB(SS) (Specialist Builder (Structural Steelwork))	BCA	June 6, 2027

None of the above licenses, permits, approvals or certifications have been suspended, revoked or cancelled at to the best of our knowledge and belief, we are not aware of any facts or circumstances which would cause such permits, approvals, licenses and certificates to be suspended, revoked or cancelled, as the case may be, or any applications for, or renewal of, any of the above been rejected by the relevant authorities.

Awards and Certifications

We are pleased to have been awarded a number of awards and certifications, as follows:

Award / certification	Awarding organization / certification body	Date of issue	Date of expiry
ISO 9001:2015(1)	Guardian Independent Certification Pte Ltd	July 31, 2024	August 27, 2027
ISO 14001:2015(1)	Guardian Independent Certification Pte Ltd	July 31, 2024	August 27, 2027
ISO 45001:2018(1)	Guardian Independent Certification Pte Ltd	July 31, 2024	August 27, 2027
bizSAFE Level Star	Workplace Safety and Health Council	August 7, 2024	August 27, 2027
BCA Green and Gracious Builder Award(2)	The Singapore Contractors Association Ltd	June 25, 2024	May 8, 2027

(1) In relation to building construction services.

(2) See “Government Regulations – Green and Gracious Builder Scheme” for more details.

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Quality Management

We have a quality management system in place to fulfil our commitment to customer satisfaction, continual improvement of the effectiveness of our quality system and compliance with applicable regulations and requirements. Our quality objectives are to maintain a zero-customer complaint record and to complete our projects in a timely manner. Our relevant quality control processes cover:

(b)	Procurement quality management

The majority of our purchases are delivered directly to the work site, where they are inspected for visual defect and quantity. Materials such as the various types of boards and materials for joining and securing the partitions are sourced from suppliers which products meet the technical specifications for the project. Moreover, these materials will also be used in the mock-up interior-fitting out system, which will be approved by our customers before we proceed to fit-out the rest of the building development.

For works performed by our subcontractors, our project team will inspect their work as and when they are completed and should corrective action be required, our project manager will conduct a re-inspection to ensure that such work is up to standard.

In addition, our criteria for evaluating first-time suppliers include considering whether they have obtained bizSAFE, ISO 9001 or ISO 14001 certification, relevant licenses and permits, project track record and their claims and litigation history. We rate our suppliers on an annual basis on timeliness of delivery, quality, compliance, flexibility in responding to changes, pricing and after-sales services. We also rate our subcontractors on an annual basis on responsiveness, site work practices, certification, manpower and material availability, relevant training for workers and attendance at meetings. Suppliers and subcontractors who have met our grading criteria will remain on our approved supplier list and approved subcontract list respectively.

I	On-site quality checks and handing over inspection

All partial and completed works must be properly preserved to prevent damage on-site. On-site quality checks are conducted daily and the final inspection is conducted with our customer at the handover stage.

(d)	Customer feedback

We obtain feedback from our customers annually on a sampling basis, to assess and monitor our customers’ perception of whether their needs and expectations have been met. We also obtain feedback through ongoing communications with our customers. The indicators in the customer survey form include (i) quality of our service, (ii) quality of safety, (iii) timeliness of response, (iv) pricing, (v) attendance in meetings, (vi) quality of our staff, (vii) on-site inspection of works, (viii) adequacy of documentation, (ix) timeliness of complaint handling and (x) communication. We analyze the responses received and note areas for improvement for implementation.

(e)	Internal audit

We conduct an internal audit of our quality management system annually to ensure compliance with, and effectiveness of, our procedures.

Marketing and Business Development

We do not have a dedicated marketing and sales team but instead rely on our executive team and marketing manager for maintenance and acquisition of existing and new customer relationships respectively. Otherwise, we do not engage in material marketing activities other than engaging with our existing customers. As we have been established in Singapore for over 20 years, our main source of project opportunities comes from invited tenders by private customers who may be returning customers or know us from word-of-mouth recommendation.

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Our Major Customers

Our customer base comprises mainly private customers who are either the main contractor, developer or owner of a building development or A&A project.

The table below sets out the customers who accounted for 5.0% or more of our Group’s total revenue for the fiscal years ended December 31, 2023 and 2024:

			Percentage of revenue (%)
Name of customer	Services provided	Our Role	2023	2024
SDK Consortium	Drywall Partition & Ceiling System	Subcontractor for fit-out works	32	7
China Construction (South Pacific) Development Co. Pte Ltd.	Partition & Ceiling Works	Subcontractor for fit-out works	12	-
Hyundai Engineering & Construction Co Ltd	Partition & Ceiling Works	Subcontractor for fit-out works	-	19
Uniglory Construction Pte Ltd	A&A Works	Main contractor for fit-out works	-	10
GS Engineering	Acoustic Woodwool Cement Board Works	Subcontractor for fit-out works	11	24
OUE Ltd.	A&A Works	Main contractor for fit-out works	7	-
Hexacon Construction Pte Ltd	Partition & Ceiling Works	Subcontractor for fit-out works	-	7
Seales Air (Singapore) Pte Ltd.	A&A Works	Main contractor for fit-out works	15	7
Penta-Ocean Construction Co Ltd.	Partition & Ceiling Works	Subcontractor for fit-out works	9	22

We receive progress payments for our work performed and revenue is recognized based on the stage of completion of our projects. The fluctuation in revenue contribution from our customers varies from year to year as revenue contribution is on project basis and revenue is recognized based on the stage of completion. Therefore, a higher value project, more projects from a customer and/or more works completed during a financial year or period will result in a higher percentage of revenue attributed to a customer. Please refer to the risk factor “We are dependent on our major customers and any significant decrease in projects secured from them may affect our operations and financial performance” set out in the section entitled “Risk Factor” in this prospectus.

We are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any of our major customers.

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As of December 31, 2023, none of our directors, executive officers, or significant shareholders has any interest, direct or indirect, in any of our major customers, except Ninefold is a joint venture related party – see “Related Party Transactions.”

Our Major Suppliers and Subcontractors

The table below sets out the suppliers or subcontractors who accounted for 5.0% or more of our Group’s total cost of revenue for the years ended December 31, 2023 and 2024:

		Percentage of cost of revenue (%)
Name of Supplier / Subcontractor	Products / services supplied	2023	2024

Shang Teng Construction Pte Ltd.	Subcontractor	8	6
ST Building Solutions Pte Ltd.	Subcontractor	4	6
ATA Building Materials Pte Ltd.	Building Materials	9	12
54 Pandan Road Pte Ltd.	Warehouse Rental	0	6
Buildables Pte Ltd.	Building Materials	8	4

We do not enter into any long-term supply or service contract with any of our suppliers or subcontractors. We make payments to our suppliers and subcontractors based on invoices and progress claims and the cost of revenue varies from year to year as the nature of our business is on project basis. Our cost of revenue varies depending on, inter alia, (i) the value of our project, (ii) the nature of works undertaken – for instance, main construction projects will typically incur higher subcontracting costs, (iii) the amount of works performed during the financial year or period, and (iv) the profit margin.

We are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any of our major suppliers and subcontractors.

None of our directors, executives or significant shareholders has any interest, direct or indirect, in any of our major suppliers and subcontractors.

Credit Management

Credit terms extended to our customers

During the bid tender phase, we will consider the creditworthiness of the customer and the key contract terms, including progress payment terms, retention money and performance bonds. We will also take into consideration the past payment history of the customer or in the case of a new customer, its industry reputation with respect to payment to its subcontractors. Our credit terms to our customers are typically 30 days.

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The trade receivables’ aging for our Group as of December 31, 2023 and 2024 were as follows:

	December 31, 2023		December 31, 2024
From 1 to 30 days	S$	2,117,912	S$	2,448,359
From 31 to 60 days	S$	951,621	S$	66,370
From 61 to 90 days	S$	429,149	S$	112,532
More than 90 days	S$	36,389	S$	217,095
Total	S$	3,535,071	S$	2,844,356

Our Group reviews the trade debts and follows up on the outstanding debts on a monthly basis. Our average trade receivables’ turnover days are generally in line with the credit terms extended to our customers.

Credit terms from our suppliers and subcontractors

Generally, our suppliers grant us credit terms ranging from 0 to 60 days from delivery of products and services.

Insurance

We maintain, inter alia, the following insurance policies to cover among others, our operational, human resource and fixed assets risks:

-	public liability insurance;

-	work injury compensation for our employees;

-	foreign worker medical insurance, as stipulated by the Ministry of Manpower, to cover hospitalization costs in Singapore;

-	commercial vehicle insurance for vehicles used in connection with our business; and

-	fire insurance, for our office equipment (including furniture, fixtures, fittings, telephone and electrical installations), additions, renovations and raw materials.

We are of the view that our insurance coverage is adequate for our business operations and is in line with industry standards. The above insurance policies will be reviewed annually for the adequacy of our insurance coverage.

Intellectual Property

FBS SG has registered the following trademark:

Trademark	Country of registration	Class	Trademark number	Filing date	Validity period
	Singapore	37 (building services; civil construction services; redevelopment of buildings; property development (building and construction services); installation services)	40201813460Q	July 11, 2018	Valid until July 11, 2028

Except as disclosed above, our business and profitability are not materially dependent on any other intellectual property.

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Properties and Fixed Assets

FBS SG leases the following properties:

Lessor / Sub-lessor	Location	Capacity	Tenure	Description of Use
Aik Chuan Construction Pte Ltd	Kranji Lodge 1 at State Land Lots 00278W PT, 05554X PT & 99500A PT MK 13 at 12 Kranji Road Singapore 739522, Blk A3 #04-18 and Blk A4 #01-04 (“Kranji Lodge 1 Lease”)	Up to 24 persons, 12 persons per dormitory unit	12 months commencing from 1 July 2025 and expiring on 30 June 2026	Accommodation for foreign workers
Penta-Ocean Construction Co., Ltd.	Site Office Unit #01-17B inside Block 8 at Second Hospital Avenue, Singapore General Hospital (“SGH Lease”)	182.94 sq ft	18 months from May 2025	Office unit

The Kranji Lodge 1 Lease may be renewed by us as the lessee by giving the lessor not less than two (2) months’ notice before the expiry of the tenancy and if there shall not at the time of such request be any existing breach or non-observance of any of the agreements and stipulations on our part, the lessor shall consider our request for renewal for such period as we shall request at a rent to be mutually determined by both parties. The Kranji Lodge 1 Lease is deemed terminated and completed only by the end of the tenure indicated above and any early termination will constitute a breach of the agreement.

The SGH Lease may be terminated by either the lessor or us by giving the other party two (2) months’ advance notice.

Our Group owns the property at 74 Tagore Lane, #02-00 in Sindo Industrial Estate, the headquarters for our office and operations and a lot at 211 Holland Avenue that is an investment property used for rental income.

Corporate Social Responsibility

Our Board intends to establish a corporate social responsibility policy that will include the review and/or recommendation of the following areas of our Group’s activities:

Workplace safety and health – due to the nature of our industry, workplace safety and health is a material environmental, social and governance (“ESG”) factor. Please refer to the section entitled “Workplace Safety and Health Policy” of this prospectus for further details;

Environmental management and occupational health safety – due to the nature of our industry, environmental management and occupational health safety is a material ESG factor. Please refer to the section entitled “Workplace Safety and Health Policy – Environmental Management and Occupational Health Safety” of this prospectus for further details; and

Regulatory compliance protocols to oversee compliance with the applicable governmental regulatory regime – please refer to the section entitled “Government Regulations” of this prospectus for further details.

Workplace Safety and Health Policy

We have an occupational, health and safety management system and policy in place, and as of December 31, 2021, we obtained ISO 45001:2018 certification (replacing OHSAS 18001-2007), which is an international standard that specifies requirements for an occupational health and safety management system, with guidance for its use, to enable an organization to proactively improve its occupational health and safety performance in preventing injury and ill-health. ISO 45001-2018 certification is a requirement for bizSAFE Level Star certification and some of our customers consider certifications including ISO 45001:2018 and/or bizSAFE Level Star when inviting subcontractors to tender, and accordingly such certifications also may increase our project opportunities. A summary of our workplace safety and health policies is set out below:

Workplace Safety

Workplace safety includes aspects related to safety at the work site and ensuring that occupational hazards are identified and assessed and actions are taken to reduce workplace accidents. These cover areas such as:

●	Conditions of the workplace, such as adequate working area, lighting, ventilation, and temperature control, water leakage, mold, airborne hazards and obstructions should be cleared. Exits should be clearly marked and potential trip hazards such as wire cords should be secured.
●	Electrical safety, such as being aware of electrical hazards, and checking that electrical equipment and devices are in good condition and use in a proper manner.
●	Fire safety, such as ensuring the proper functioning of emergency fire sprinkler heads, clearly marked and unobstructed emergency exits and lighting and that firefighting equipment are in good condition and available for emergency use.
●	Protective equipment, such as the availability of the proper type of protective equipment and that they are in good condition. First aid kits should be maintained and in good condition.
●	Safety toolbox meetings are conducted daily or as requested by the main contractor at the work site to ensure that workers present for work that day are fit for work and that they have been issued with the proper protective equipment.

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Environmental Management and Occupational Health Safety

As of December 31, 2021, we upgraded our ISO certification to ISO 14001:2015, which certification is the first international environmental management standard that provides an integrated approach to environmental management that emphases sustainability. This cover areas such as:

●	Noise pollution control, including taking measures to ensure that our employees are not exposed to excessive noise and that we are working within the permissible noise levels at the work site. We also provide hearing protectors to our employees and annual audiometric examination for employees exposed to excessive noise;
●	Air pollution control, including taking measures to control and minimize air pollution from our machinery and vehicles;
●	Chemical spillage control, including ensuring that toxic, corrosive and flammable chemicals are accompanied with safety data sheet and that their use is in accordance with instruction;
●	Waste management, including ensuring that each type of waste (general waste, hazardous waste, reusable packaging or materials) are segregated and disposed accordingly; and
●	Conservation of resources and environment, including being energy-efficient, reducing or eliminating the use of ozone-depleting substances.

Our environmental objectives are to have a zero-environmental accident record and to not receive any fines or penalties from the NEA. Our environmental management system covers hazard identification, emergency response, regulatory compliance, implementation, incident reporting and evaluation.

Our annual cost of compliance with applicable workplace safety and environmental regulations during the Period Under Review was not material.

Staff Training Plans

Training plans are reviewed periodically to ensure that employees are able to carry out their scope of work competently and safely. All new employees go through an orientation program and are assigned to a supervisor for on-the-job training. We also organize training courses conducted by external parties. Our annual staff training costs during the last two years were not material.

Research and Development

We have not incurred significant expenses in relation to research and development activities in the last 2 fiscal years.

Competition

The construction industry in Singapore, including interior build out / fitting-out works and main contractor works, is highly competitive and fragmented. Our Group has an established track record in interior fitting-out works, in particular for hospital construction projects in Singapore, and main construction project experience. To the best of our knowledge and belief, while there is no comparable industry peer with an identical project profile, we consider Dong Jian (Singapore) Pte Ltd, Top Plasterceil Pte Ltd and Lincotrade & Associates Pte Ltd to be our main competitors in interior fitting-out works.

None of our directors or substantial shareholders or their respective associates has any interest, direct or indirect, in any of the above competitors. To the best of our knowledge and belief, there are no published statistics that present the market share of interior fitting-out works in Singapore. With regards to main construction works, the industry is similarly competitive and fragmented and as we take on main construction projects as and when the project opportunity arises, we believe that is no meaningful comparison of market share and competitors.

Insurance

We maintain property insurance policies covering our equipment and facilities in accordance with customary industry practice. We carry occupational work injury, and medical insurance for our employees in compliance with applicable regulations. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore, in Malaysia and in the markets in which we operate.

Legal Proceedings

As of the date of this Prospectus, we are not party to any significant proceedings. The only material legal proceedings that we were involved with in 2022 and 2023 was a proceeding with Newspaper Seng Pte Ltd described above (see Management Discussion and Analysis – Contingencies). Newspaper Seng Pte Ltd and FBS SG have discontinued their claims and counterclaims on May 21, 2024 and the matter is now fully resolved. In December 2025, we commenced proceedings against SDK Consortium for a claim in the sum of S$1,286,085.70 being monies due and owing in respect of construction works carried out and completed by us at the request and for and on behalf of SDK Consortium. A default judgment was entered in the Company’s favour on January 7, 2026. The judgement sum has been subsequently paid by SDK Consortium in January 2026 and the case is now fully resolved.

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REGULATIONS

Contractors Registration System

The construction industry in Singapore is regulated by the Commissioner of Building Control (“CBC”), whose primary role is to develop and regulate Singapore’s building and construction industry. Registration in the Contractors Registration System maintained by the BCA is a pre-requisite to tendering to Singapore Government agencies for public sector projects. FBS SG is registered under (i) Construction Workhead (CW) and (ii) Construction-Related Workhead (CR) with the specific requirements below:

Workheads	Title	Scope of Work	Grade	Expiry Date

CR03	Demolition

General building demolition works refer to the systematic tearing down of whole buildings or substantial structural elements e.g. the complete dismantling of standalone buildings. This does not include localised demolition such as hacking of walls, floor finishes, or partial dismantling for renovation purposes.

			Single Grade	July 1, 2028

CR06	Interior Decoration and Finishing Works	Interior design, planning and the decoration of buildings. This includes ceiling panels, partitions, built-in fitments, raised floor works, plastering and tiling.	L5	July 1, 2028

CW01	General Building	(a)	All types of building works in connection with any structure, being built or to be built, for the support, shelter and enclosure of persons, animals, chattels or movable property of any kind, requiring in its construction the use of more than two unrelated building trades and crafts. Such structure includes the construction of multi-story car-parks, buildings for parks and playgrounds and other recreational works, industrial plants, and utility plants.	B2	July 1, 2028

		(b)	Addition and alteration works on buildings involving structural changes.

		(c)	Installation of roofs.

Tendering limits for different grades under the Contractors Registration System

The tendering limit for projects in the public sector is determined by one’s qualified grade under the Contractors Registration System. Such tendering limit for each respective grade is valid for one year from July 1 to June 30 of the following year. Currently, the tendering limit for our L5 grading in CR06 (Interior decoration and finishing works) workhead is S$16 million and B2 grading in CW01 (General building) workhead is S$16 million. There is no tendering limit for our registration under the CR03 (Demolition) workhead.

Registration and retention requirements

Registration under the Contractors Registration System in respect of a particular workhead and registration grade will remain valid for the period stipulated by BCA. The validity for a registration will lapse automatically after the expiry of such stipulated period, unless a renewal is filed and approved by BCA. In order to apply for, maintain and renew the registrations under the Contractors Registration System, there are different requirements to be complied with for different grades, including but not limited to requirements relating to minimum paid up capital and net worth, employment of certain personnel with prescribed qualifications, and track record of past and current projects. Please refer to the section entitled “Risk Factors.” We are reliant on the renewal of our existing registrations and licenses of this prospectus for further details of our risks.

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Some of the specific requirements to be complied with as at the Latest Practicable Date are as follows:

			Requirements
Workhead	Title	Grade	Minimum Paid-Up Capital & Minimum Net Worth (S$)		Track Record (completed projects in the past three years in all cases)(1) (S$)	Personnel – Management & Development(2) (3)	License Requirements
CR06	Interior decoration and finishing works	L5	S$	500,000	S$10.0m of which S$1.0m SP	1P or 2T, one with at least 8 years of relevant experience of which minimum 1P/T with BCCPE	ISO45001/ BizSAFE Level 3

CW01	General building	C1	S$	300,000	S$3.0m	1RP/P and 1T of which 1RP/P/T with BCCPE	ISO45001/ BizSAFE Level 3 / General Builder License Class 1 or Class 2 (GB1 or GB2)

CR03	Demolition	Single Grade	S$	50,000	S$300,000	Minimally 1T	Nil

Notes:

(1)	On-going projects are acceptable for renewal and “PS” refers to minimum projects executed in Singapore, MC refers to minimum main contracts (nominated sub-contracts may be included) and “SP” refers to minimum size single main contract or sub-contract.

(2)	“RP” shall mean a minimum professional qualification with a degree in Civil / Structural Engineering recognized by the Professional Engineers Board of Singapore or equivalent qualifications approved by the BCA. “P” shall mean a minimum professional qualification with a recognized degree in Architecture, Building, Civil / Structural, Mechanical or Electrical Engineering or equivalent qualifications approved by the BCA. “T” shall mean a minimum technical qualification with a polytechnic diploma in Architecture, Building, Civil / Structural Mechanical, Electrical Engineering or equivalent awarded by the BCA Academy, Nanyang Polytechnic, Ngee Ann Polytechnic, Republic Polytechnic, Singapore Polytechnic, Temasek Polytechnic or such other diplomas or qualifications as approved by the BCA from time to time.

(3)	“CCPP” shall mean a Certified Construction Productivity Professional. “BCCPE” shall mean Basic Concept in Construction Productivity Enhancement (Certificate of Attendance) conducted by the BCA Academy. “SDCP” shall mean Specialist Diploma in Construction Productivity conducted by the BCA Academy.

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Builders’ Licensing Scheme

The Building Control Act 1989 of Singapore (“Building Control Act”) and the Building Control (Licensing of Builders) Regulations 2008 set out the requirements for the licensing of builders. All builders carrying out building works where plans are required to be approved by the CBC and builders who work in specialist areas which have a high impact on public safety will require a builder’s license. The requirement applies to both public and private construction projects.

There are two types of builder’s licenses, namely, the GB License and the specialist builder’s license. FBS SG possesses (i) the GB1 License that authorizes the builder to carry on the business of a general builder without restriction in contract value, and (ii) the specialist builder (structural steelwork) license that authorizes the builder to carry out structural steelwork without restriction in contract value.

To qualify for the builder licenses, the following respective conditions must be met:

	Financial	Approved person(1)		Technical controller(2)
Type of Builder License	(minimum paid-up capital)	Course	Practical experience	Course	Practical experience
GB1 License	S$300,000	A course leading to a Bachelor’s degree or postgraduate degree in any field	At least 3 years (in aggregate) of practical experience in the execution of construction projects (whether in Singapore or elsewhere) after attaining the corresponding qualification	A course leading to a Bachelor’s degree or postgraduate degree in a construction and construction-related fields(3)	At least 5 years (in aggregate) of practical experience in the execution of construction projects (whether in Singapore or elsewhere) after attaining the corresponding qualification
or
		A course leading to a diploma in a construction and construction-related fields(3).	At least 5 years (in aggregate) of practical experience in the execution of construction projects (whether in Singapore or elsewhere) after attaining the corresponding qualification
or
		A course conducted by BCA known as “Essential Knowledge in Construction Regulations & Management for Licensed Builders”	At least 10 years (in aggregate) of practical experience in the execution of construction projects in Singapore

Specialist Builder (all classes)	S$25,000

A course leading to a diploma in a

construction and

construction-related fields, or a Bachelor’s degree or post-graduate degree in any field

or

A course conducted by BCA known as Essential Knowledge in

Construction

Regulations &

Management for

Licensed Builders

At least 3 years

(in aggregate) of

Practical experience in the execution of

Construction projects (whether in Singapore or elsewhere) after attaining the corresponding

qualification

At least 8 years

(in aggregate) of

practical

experience in the

execution of

construction

projects in

Singapore

		A course leading to a Bachelor’s degree or post-graduate degree in a field of civil structural engineering from a recognized institution	At least 5 years (in aggregate) of practical experience in the execution of specialist building works of that class (whether in Singapore or elsewhere) after attaining the corresponding qualifications

Notes:

(1)	The approved person shall not have acted as an approved person or the technical controller of a licensee whose license has been revoked in the 12 months preceding the date of application for the license by the licensee. The approved person must not be acting, for so long as he is the approved person for the licensee that he does not intend to act, as a technical controller for any other company with or holding a license. The approved person must give his consent for carrying out the duties of an approved person for the applicant of the license.

(2)	The technical controller is the appointed key personnel under whose personal supervision the execution and performance of any general building works or specialist building works in Singapore that the licensee undertakes is carried out. The technical controller(s) could be the sole proprietor, partner, director or member of board of management of the licensee or an employee (being a person employed in such a manner and with such similar duties and responsibilities as a partner, director or member of its board of management). The technical controller shall not have acted as an approved person or the technical controller of a builder whose license has been revoked in the 12 months preceding the date of application for the license by the licensee. The technical controller must not be acting, for so long as he is the technical controller for the licensee, as a technical controller for any company with or applying for a license. The technical controller must give his consent to carrying out the duties of a technical controller for the applicant of the license

(3)	“Construction and construction-related field” means the field of architecture, civil or structural engineering, mechanical or electrical engineering, construction or project management, quantity surveying or building science, facilities or estate management.

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Green and Gracious Builder Scheme

BCA launched the Green and Gracious Builder Scheme in February 2009 to promote environmental protection and gracious and professional practices during the construction phase of projects. It is also a requirement to hold the Green and Gracious Builder Award for contractors with grade B2 and above for construction workheads CW01 and CW02 under the CRS. FBS SG currently holds the BCA Green and Gracious Builder Award in the “Certified” category, which was first issued on May 9, 2018 with an expiry date of May 8, 2024. It has been renewed for an additional three years, extending its validity until May 8, 2027. The Green and Gracious Builder Award will be valid for 3 years. During this period, surveillance audits will be conducted on a yearly basis. Renewal audits will be carried out by The Singapore Contractors Association Limited (which has taken over the administration of the Green and Gracious Builder Scheme) every 3 years to maintain the validity of the Green and Gracious Builder Award.

Building Control Act

Every proposed property development in Singapore requires written permission from the Urban Redevelopment Authority (“URA”) setting out specific requirements and limits for the development, such as land use, gross plot ratio, building height and building form on the development site. Once the URA has given the written permission, an application will be made to the CBC for the building plan approval in respect of the development and/or a permit for carrying out the structural works. Construction may then commence upon receipt of the notice of approval and permit to carry out structural works from the CBC, in accordance with such approvals, to be elaborated below.

In the event that the development site is owned by the JTC Corporation, approval is also required to be obtained from JTC Corporation. In a case where changes are required to the designation use of a development site, approval from URA is required.

Under the Building Control Act, a builder undertaking any building works shall, among other duties: (i) ensure that the building works are carried out in accordance with the plans of the building works supplied to it by the appointed registered architect or professional engineer for the project and with any terms or conditions imposed by the CBC in accordance with the Building Control Act and the building regulations, (ii) notify the CBC of any contravention of the Building Control Act or the building regulations relating to those building works of which the builder knows or ought reasonably to know; (iii) keep at the premises on which the building works are carried all plans of those building works approved by the CBC and supplied to him by the appointed registered architect or professional engineer for the project; and (iv) within seven days from the completion of the building works, certify that the new building has been erected or the building works have been carried out in accordance with the Building Control Act and the building regulations and deliver such certificate to the CBC.

Employment Act

The Employment Act 1968 of Singapore (the “Employment Act”) governs most employment matters such as public holidays and sick leave entitlements, minimum days of annual leave, payment of salary and allowable deductions, termination and dismissal, and also governs, among other things and where applicable, working hours, overtime, rest days, holidays and other conditions of work or service.

Employment of foreign workers in Singapore

Work passes and permits

Pursuant to the Immigration Act 1959 of Singapore (“Immigration Act”), no person, other than a citizen of Singapore, shall enter or attempt to enter Singapore unless, inter alia, he is in possession of a valid pass lawfully issued to him to enter Singapore. Such valid pass would include, inter alia, a valid work pass issued by the Controller of Work Passes under the EFMA (as defined below) and the regulations issued pursuant to the EFMA, including passes such as Work Permits (including a training work permit), S Passes and Employment Passes. The work passes are categorized by the professional skill level and monthly salary of the migrant worker. There are applicable quotas and levies payable for S Pass and Work Permit Holders. A work pass may be in the form of a card or in an endorsement made in the passport or other travel document of the work pass holder or in such other form as the Controller of Work Passes may determine.

Employment of Foreign Manpower Act

The employment of foreign workers in Singapore is governed by the Employment of Foreign Manpower Act 1990 (“EFMA”) and the regulations issued pursuant to the EFMA and regulated by the Ministry of Manpower (“MOM”). The EFMA prescribes the responsibilities and obligations of employers of foreign employees in Singapore.

Under Section 5(1) of the EFMA, no person shall employ a foreign employee unless he has obtained in respect of the foreign employee a valid work pass from the MOM, which allows the foreign employee to work for him.

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The availability of foreign workers to the construction industry is also regulated by the MOM through, among others, the following policy instruments:

(i)	approved source countries;

(ii)	the imposition of security bonds and levies;

(iii)	dependency ratio ceilings based on the ratio of local to foreign workers; and

(iv)	quotas based on the man year entitlements (“MYE”) in respect of workers from the People’s Republic of China (“PRC”) and non-traditional sources such as India, Sri Lanka, Thailand, Bangladesh, the Republic of the Union of Myanmar and the Philippines (“NTS”). With effect from 1 January 2024, the MYE framework will be phased out.

Approved source countries

The approved source countries for construction workers are Malaysia, the PRC, NTS countries and North Asian sources such as Hong Kong (holders of Hong Kong Special Administrative Region passports), Macau, South Korea and Taiwan (“NAS”).

Security bonds and foreign worker levy

For each non-Malaysian Work Permit holder whom a company wants to employ, a security bond of S$5,000 in the form of a banker’s guarantee or insurance guarantee is required to be furnished to the Controller of Work Passes. The security bond must be furnished prior to the foreign worker’s arrival in Singapore, failing which entry into Singapore will not be allowed. Malaysian workers are exempt from the above requirement of furnishing a security bond.

The employment of Work Permit workers is also subject to the payment of monthly levies. The levy is a mechanism to regulate the number of foreign workers in Singapore. For the construction sector, employers pay the requisite foreign worker levy according to the qualification of the foreign workers employed. A daily levy rate will apply where the Work Permit holder did not work for a full calendar month.

Effective January 1, 2024, the levy rates for Work Permit holders will be revised as follows:

Tier	Monthly	Daily
Malaysians, NAS and PRC – Higher-Skilled	$300	$9.87
Malaysians, NAS and PRC – Basic-Skilled	$700	$23.02
NTS – Higher-Skilled	$500	$16.44
NTS – Basic-Skilled	$900	$29.59

Employers of foreign workers will have to pay a levy bond for each Work Permit holder (of S$600 per month for each basic-skilled or higher-skilled worker and of S$2,000 per month for each unskilled worker). Levy bonds are payable under certain scenarios, such as where the workers’ Work Permits have been revoked because of unpaid levies, or if there have been late levy payments in at least three (3) times in a 12-month period. The levy bond monitoring period is usually twelve (12) months, and the levy bond will be released when this monitoring period expires, subject to the possibility of extension if there are more delays in levy payment.

Dependency ratio ceilings

The dependency ratio ceiling for the construction industry is currently set at a ratio of one (1) full-time local employee earning at least S$1,600 per month (“Local Qualifying Salary”) to five (5) foreign workers. This means that for every one (1) full-time Singapore citizen or Singapore permanent resident earning at least the Local Qualifying Salary employed by a company in the construction sector with regular full month Central Provident Fund contributions made by the employer, the company can employ five (5) foreign workers. If the full-time Singapore citizen or Singapore permanent resident earns at least half the Local Qualifying Salary (at least S$800 per month to below S$1,600 per month) with regular full month Central Provident Fund contributions made by the employer, the Singapore citizen or Singapore permanent resident employee will be counted as a 0.5 local employee.

Minimum percentage of higher skilled workers

At least 10.0% of a company’s construction Work Permit holders must be higher-skilled before an employer can hire any new basic-skilled construction Work Permit holders or renew the Work Permits of existing basic-skilled foreign workers.

Firms that do not meet the 10.0% threshold will not be able to hire or renew the Work Permits of any basic skilled construction Work Permit holders and will also have the Work Permits of any excess basic skilled construction Work Permit holders revoked.

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Man Year Entitlements

For project contracts that were awarded or had the tender called on or before 18 February 2022, companies may use awarded Man Year Entitlements, or MYE, which is a Work Permit allocation system for employment of foreign workers from NTS countries and the PRC until 31 December 2024 or the project completion date (whichever is earlier). MYE represents the total number of Work Permit holders a main contractor is entitled to employ based on the value of the projects or contracts awarded by the developers or owners. The allocation of MYE is in the form of the number of “man-years” required to complete a project and only main contractors may apply for MYE. One man-year is equivalent to one year’s employment under a Work Permit. All levels of subcontractors are required to obtain their MYE allocation from their main contractors. A main contractor’s MYE will expire on the completion date of the relevant project, which can be extended if the completion date of the project is extended (prior to December 31, 2024). MYE are allocated to a contractor when it applies for prior approval (“PA”). For main contractors applying for PA, MYE deductions are made according to the number of foreign workers and type of Work Permits applied for and approved by the Work Pass Division of the MOM. For a subcontractor’s PA application, the main contractor supplying the MYE must indicate the MYE allocation in the subcontractor’s PA application form when applying on the subcontractors’ behalf. When approved, the main contractor’s MYE will be deducted accordingly.

Contractors can apply for MYE waivers to allow them to apply or renew the Work Permits of experienced foreign workers from NTS and the PRC without the need for MYE. However, they will be subject to higher MYE-waiver levy rates. The MYE framework was phased out effective January 1, 2024. Companies with project contracts that were awarded or had tender called after 18 February 2022 do not require MYE to employ NTS or PTC workers, provided that such employment does not exceed the applicable dependency ratio ceiling.

Required safety courses

Foreign workers in the construction industry must take one of the following safety courses before their Work Permits can be issued: (i) Construction Safety Orientation Course (“CSOC”) or (ii) Apply Workplace Safety and Health in Construction Sites. Foreign workers must complete the course within two (2) weeks of arriving in Singapore and pass the course within three (3) months of arrival, or their Work Permits may be revoked.

Age restrictions

With respect to foreign workers from the PRC and the NTS countries, basic-skilled foreign workers are allowed to work up to a maximum of 14 years, while higher-skilled foreign workers are allowed to work up to 26 years. There is no maximum employment period for foreign workers from Malaysia or NAS. The maximum age limit for non-Malaysian and Malaysian foreign workers at the time of application of Work Permit is below 50 years old and below 58 years old, respectively. All foreign workers regardless of country of origin can only work up to 60 years of age.

Prior approval

Construction companies with project contracts that were awarded or tendered on or before 18 February 2022 must have prior approval (“MOM PA”) from the MOM to employ foreign workers from NTS countries (up to 31 December 2024 or project completion date, whichever is earlier). The MOM PA indicates the number of foreign workers a company is allowed to bring in from NTS countries. It also determines the number of workers who can have their Work Permits renewed, or who can be transferred from another company in Singapore. The MOM PAs are given based on the (i) duration of the work permits applied for, (ii) number of full-time local workers employed by the company over the past three (3) months as reflected in the Company’s CPF contribution statements (iii) the quota remaining and (iv) number of man-years allocated to the company (for main contractors) or the man-years directly allocated from the Company’s main contractor (for subcontractors). Effective January 1, 2024, the MYE framework will be phased out and the grant of MOM PA will no longer depend on a company’s MYE. The new foreign workers from NTS countries must also possess a Skills Evaluation Certification or the Skills Evaluation Certificate (Knowledge) before they are allowed to work in Singapore. Companies with project contracts that were awarded or tendered after 18 February 2022 do not require MOM PA to employ foreign workers from NTS countries, provided that such employment does not exceed the applicable dependency ratio ceiling.

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Work Permit conditions

Employers are required to comply with the conditions of the Work Permits, such as the requirement for the foreign worker to pass a medical examination and to provide acceptable accommodation for their foreign workers. Other conditions of the Work Permits which employers of foreign construction workers are also required to comply with include the following:

(i)	that the foreign worker performs only those construction activities specified in the conditions;
(ii)	ensuring that the foreign worker is not sent to work for any other person, except as provided for in the conditions;
(iii)	providing safe working conditions for their foreign workers; and
(iv)	purchasing and maintaining medical insurance with coverage of at least S$15,000 per 12-month period of the foreign worker’s employment (or for such shorter period where the worker’s period of employment is less than 12 months) for polices with start dates effective before July 1, 2023, for the foreign worker’s in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing. Where the employer purchases group medical insurance policy for its foreign workers, the employer shall not be considered to have satisfied the obligation under this condition unless the terms of the employer’s group medical insurance policy are such that each and every individual foreign worker is concurrently covered to the extent as required aforesaid. The minimum required coverage has increased to $60,000 per year for policies with start dates effective on or after July 1, 2023. Employers are also required to purchase and maintain a Primary Care Plan for each worker which will cover most of the workers’ primary healthcare needs under a fixed scope of services.

Apart from the EFMA, an employer of foreign workers is also subject to, amongst others, the provisions set out in the Employment Act and the Immigration Act and the regulations issued pursuant to the Immigration Act.

Housing of foreign workers

In accordance with the EFMA, employers must ensure that their foreign workers live in proper housing which complies with the various statutory requirements, and provide the workers’ residential addresses to MOM. The operation of foreign workers’ dormitories has to comply with applicable laws and regulations, including but not limited to the Building Control Act 1989 of Singapore, the Control of Vectors and Pesticides Act 1998 of Singapore, the Environmental Public Health Act 1987 of Singapore, the Fire Safety Act 1993 of Singapore, the Planning Act 1998 of Singapore and the Foreign Employee Dormitories Act 2015.

Composition Fines

In the last two years, we received two composition fines from the MOM with respect to unacceptable accommodation for our employees. The composition fines were from incidents occurring in March 2016 and January 2017, of S$4,000 and S$8,000 respectively, for the contravention of Section 22(1)(a) of the EFMA, in relation to breach of work pass conditions. The first composition fine was in relation to one worker who stayed at an overcrowded accommodation, and the second composition fine was in relation to four workers who stayed at unauthorized accommodation.

Subsequent to the above incidents, our executives have confirmed that our foreign workers are required to strictly comply with their work pass conditions by either staying at FBS SG’s in-house dormitory, at approved dormitories/ quarters or at authorized private housing. All foreign workers’ addresses had to be accordingly updated on the online foreign worker address service. To date, no further action has been taken by the MOM subsequent to the settlement of the aforementioned composition fines.

Building and Construction Industry Security of Payment Act

Under the Building and Construction Industry Security of Payment Act 2004 of Singapore (“BCISPA”), the operation of which is overseen by the BCA, any person who has carried out any construction work or supplied any goods or services under a contract is entitled to a progress payment. The provisions of the BCISPA shall have effect notwithstanding any provision to the contrary in any contract, and any contractual provision which attempts to exclude, restrict, modify or in any way prejudice the operation of the BCISPA shall be void. With the introduction of the BCISPA, a “pay when paid” provision of a contract is now rendered unenforceable and has no effect in relation to any payment for construction work carried out or undertaken to be carried out, or for goods or services supplied or undertaken to be supplied, under the contract.

The BCISPA also contains provisions relating to, amongst others, the amount of the progress payment to which a person is entitled under a contract, the valuation of the construction work carried out under a contract and the date on which a progress payment becomes due and payable. A claimant who, in relation to a construction contract, (i) fails to receive payment by the due date (being the date on which the progress payment becomes due and payable) of the response amount which he has accepted, (ii) disputes the payment response provided by the respondent, or (iii) does not receive a payment response by the relevant deadline for response, is entitled to make an adjudication application in relation to the relevant payment claim. The BCISPA has established an adjudication process by which a person may claim payments due under a contract and enforce payment of the adjudicated amount.

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An adjudicator shall, in relation to an adjudication application, determine the adjudicated amount (if any) to be paid by the respondent to the claimant, the date on which the adjudicated amount is payable, the interest payable on the adjudicated amount and the proportion of the costs of the adjudication payable by each party to the adjudication.

The claimant has the right to suspend the carrying out of construction work or the supply of goods or services, and to exercise a lien over goods supplied by the claimant to the respondent that are unfixed and which have not been paid for, or to enforce the adjudication determination as if it were a judgment debt, if, amongst others, such claimant is not paid after the adjudicator has determined that the respondent shall pay an adjudicated amount to the claimant.

Where the respondent fails to pay the whole or any part of the adjudicated amount to a claimant, a principal of the respondent (being the person who is liable to make payment to the respondent for or in relation to the whole or part of the construction work that is the subject of the contract between the respondent and the claimant) has the right to make direct payment of the outstanding amount of the adjudicated amount to the claimant, and thereafter recover such payment from the respondent.

Workplace Safety and Health

Under the Workplace Safety and Health Act 2006 of Singapore (“WSHA”), every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of his employees at work. These measures include providing and maintaining for the employees a work environment which is safe, without risk to health, and adequate as regards facilities and arrangements for their welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the person at work has adequate instruction, information, training and supervision as is necessary for that person to perform his work.

The MOM has also implemented a single-stage Demerit Points System (“DPS”) for the construction industry. All main contractors and subcontractors in the construction sector will be issued with demerit points for breaches or infringements under the WSHA and relevant subsidiary legislation. Under the DPS, the number of demerit points awarded depends on the severity of the breach or infringement.

Each demerit point issued is valid for a period of 18 months and, subject to there being no further safety lapses, the demerit point subsequently becomes expunged and removed from the records maintained by the MOM in relation to the number of demerit points currently issued to a specific company. Contractors, including all main and subcontractors, who accumulate a pre-determined number of demerit points within an 18-month period, will be debarred from employing foreign workers. An accumulation of a minimum of 25 demerit points within a period of 18 months would immediately trigger debarment for the contractor. In addition, pursuant to Section 56 of the WSHA, the Commissioner may, at his discretion, compound certain offences under the WSHA.

Workplace Safety and Health Act 2006

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include providing and maintaining for the employees a work environment that is safe, without risk to health, and adequate with regards to facilities and arrangements for employees’ welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while the employees are at work and ensuring that the employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. The relevant regulatory body is the MOM.

Work Injury Compensation Act

The WICA, which is administered by the MOM, applies to all employees who are engaged under a contract of service or apprenticeship with an employer regardless of their salary, age or nationality. The WICA does not cover self-employed persons or independent contractors.

The WICA provides that if an employee dies or sustains personal injuries in a work-related accident in the course of the employment, or dies or becomes incapacitated as a result of a disease contracted in specified circumstances, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA.

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However, the WICA provides that where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the contractor-employer), the principal may, at the direction of the Commissioner for Labour, be liable to compensate those employees of the contractor-employer who were injured while employed in the execution of work for the principal

Under the WICA, every employer is required to insure and maintain insurance under approved policies with a designated insurer against all liabilities which he may incur under the WICA in respect of all employees employed by him unless specifically exempted. Further, every employer is required to maintain work injury compensation insurance for all employees engaged in manual work labor regardless of their salary level, as well as all employees doing non-manual work who earn S$2,600 or less a month.

Environmental Laws and Regulations

The Environmental Public Health Act 1987 of Singapore (“EPHA”) requires, among others, a person, during the erection, alteration, construction or demolition of any building or at any time, to take reasonable precautions to prevent danger to the life, health or well-being of persons using any public places from flying dust or falling fragments or from any other material, thing or substance.

The EPHA also regulates, among others, the disposal and treatment of industrial waste and public nuisances. Under the EPHA, the Director-General of Public Health may, on receipt of any information respecting the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety.

The Environmental Protection and Management Act 1999 of Singapore (“EPMA”) seeks to provide for the protection and management of the environment and resource conservation and regulates, amongst others, air pollution, water pollution, land pollution and noise control. Under the Environmental Protection and Management (Control of Noise at Construction Sites) Regulations, the owner or occupier of any construction site shall ensure that the level of noise emitted from his construction site shall not exceed the prescribed maximum permissible noise levels. The National Environment Agency is empowered under the EPMA to, among others, make regulations to control noise pollution by restricting or prohibiting construction works during certain hours.

Composition Fine

During the Period Under Review and up to the Latest Practicable Date, we received one composition fine from the NEA in relation to an incident of mosquito breeding detected at one of our worksites. We paid a composition fine of S$2,000 imposed on April 2016 for the contravention of Section 15 of the Control of Vectors and Pesticides Act.

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Infectious Diseases Act

The Infectious Diseases Act 1976 of Singapore (the “IDA”) relates to the quarantine and the prevention of infectious diseases. Under the IDA, if the Director-General of Health (the “DGH”) has reason to believe that there exist on any premises conditions that are likely to lead to the outbreak or spread of any infectious disease, he may, among other things, by written notice, order the closure of the premises for a period not exceeding 14 days, and require the owner or occupier of the premises to cleanse or disinfect the premises in the manner and within the time specified in the notice or carry out such additional measures as the DMS may require in the manner and within the time specified in the notice. Such notice directing the owner or the occupier of the premises to close the premises may be renewed by the DGH from time to time for such period, not exceeding 14 days, as the DGH may, by written notice, specify.

In addition, the DGH may order any person, any class of person or any person who is suspected to be, a case or an at-risk individual of an infectious disease to be detained and isolated in a hospital or other place for such period of time and subject to such conditions as the DGH may determine. The DGH may also direct any person, any class of person, or any person who is suspected to be, a case or an at-risk individual of an infectious disease, or any person carrying on any occupation, trade or business in a manner as is likely to cause the spread of infectious disease to take preventative action that the DGH reasonably believes is necessary to prevent the possible outbreak or prevent or reduce the spread of the infectious disease. Under the IDA, “preventative action” in the case of such direction, includes, among other things, requiring the person to stop carrying on, or not carry on, the occupation, trade or business during a period of time specified in the direction.

COVID-19 (Temporary Measures) Act 2020

On April 7, 2020, the Singapore Parliament passed the COVID-19 Act. Under Section 34(1) of the COVID-19 Act, the Minister of Health is authorized to make regulations by way of a control order for the purpose of preventing, protecting against, delaying or otherwise controlling the incidence or transmission of COVID-19 in Singapore if the Minister of Health is satisfied that the incidence and transmission of COVID-19 in the community in Singapore constitutes a serious threat to public health, and a control order is necessary or expedient to supplement the IDA, and any other written law.

Central Provident Fund Act

The Central Provident Fund (“CPF”) system is a mandatory social security savings scheme funded by contributions from both employers and employees. Pursuant to the Central Provident Fund Act 1953 of Singapore, an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer including Singapore citizens who are employed under an agreement entered into in Singapore as a master, a seaman or an apprentice in any vessel. CPF contributions are not payable to permanent residents of Singapore who are employed as seamen. Specified exemptions relating to certain Scandinavian ships/ employers apply: CPF contributions are exempted for a seaman who is a Singapore citizen and is employed (1) In a Swedish or Norwegian ship on terms and conditions of service applicable to Swedish or Norwegian seamen; or (2) By the East Asiatic Co. Ltd. of Denmark on terms and conditions of the agreement between the Danish Shipowners’ Association and the Seamen’s Union in Denmark.

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Intellectual property rights

The protection of industrial designs is provided for under the Registered Designs Act 2000 of Singapore. Inventions are protected in Singapore under the Patents Act 1994 of Singapore and may be registered either through a domestic application filed with the Registry of Patents within the Intellectual Property Office of Singapore (the “IPOS”) or an international application filed in accordance with the Patent Cooperation Treaty, with the Registry of Patents in Singapore or with the International Bureau of the World Intellectual Property Organization. Trademarks may be protected both under the Trade Marks Act 1998 of Singapore (the “TMA”) and under common law. These two systems are independent of each other. Protection under the TMA is conditional upon registration of the trademark with the Registry of Trade Marks within the IPOS.

MANAGEMENT

Management Reporting Structure

Our management reporting structure is as follows:

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus. Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices located at 74 Tagore Lane, #02-00 Sindo Industrial Estate, Singapore 787498:

Name	Age	Position
Kelvin Ang	62	Executive Director and CEO
Kong Chen Yung (Arthur)	42	Independent Director
Lee Puay Khng	69	Independent Director
Charlie Yi	58	Independent Director
Chew Chong Ye	31	Chief Financial Officer
Ang Boon Chuan	48	Senior Project Manager (Architectural)
Li Ming	47	Senior Project Manager (Construction)

The business and working experience and areas of responsibility of our directors and executive officers are set out below. None of the Executive Officers hold any directorships presently and have not held any directorships over the last five (5) years.

Mr. Kelvin Ang is the CEO and Executive Director of our Group. He was appointed to our Board on March 10, 2022. He has also been an executive director of FBS SG since October 1996. He is responsible for the general management of the Group, with a focus on management and operations matters, such as administrative, finance, human resource and payroll, tender submission and quality surveyance and treasury. He is also responsible for business development and spearheading the business strategies of the Group.

Mr. Ang has more than 25 years of experience in the construction industry. Prior to joining the Group, Mr. Ang worked for Amcol Building Supplies Pte Ltd, a company engaged in the business of construction and supplying building materials, as a sales manager from April 1992 to June 1996. From July 1981 to December 1991, Mr. Ang was a process engineer at Avimo Singapore Limited, a company engaged in the business of air defense optics.

Mr. Ang obtained a Specialist Diploma in Construction Quality, Environmental, Occupational Health & Safety Management from the BCA in November 2003. He holds a Diploma in Business Efficiency & Productivity (Industrial Engineering), awarded by the NPB Institute for Productivity Training, in April 1994. He also has a Diploma in Production Technology, from the German – Singapore Institute, conferred in December 1986.

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Mr. Kong Chen Yung (Arthur) is an Independent Director. Mr. Kong is currently the Financial Controller of Grandshores Technology Group Limited (formerly known as SHIS Limited) and its subsidiaries, namely SH Integrated Services Pte. Ltd. (“SH Integrated”) and DRC Engineering Pte Ltd. (“DRC Engineering”). Their principal activities are that of integrated building services and building and construction works in Singapore.

Mr. Kong joined SH Integrated Services and DRC Engineering in October 2015 and played an important role during the listing of SHIS Limited (stock code: 1647) on the Main Board of the Hong Kong Stock Exchange in March 2017. He is currently Executive Director of AK Global Consultants Pte. Ltd., which is engaged in the business of financial advisory and providing accounting services.

Mr. Kong has over 10 years of experience in the field of auditing, accounting and financial management. Prior to joining SH Integrated Services and DRC Engineering, Mr. Kong worked at KPMG Services Pte. Ltd. from February 2011 to October 2015, where he last held the position of audit manager. From April 2007 to January 2011, he worked at Ernst & Young (Malaysia), where he last held the position of senior associate.

Mr. Kong recognizes the importance of due diligence, internal controls and corporate governance through his tenure at, and involvement with the listing of, SHIS Limited, as well as his expertise in accounting, finance and taxation matters for construction companies. He is also involved in the compliance of post-listing requirements, and is thus familiar with regulatory compliance requirements of a listed company.

Mr. Kong is a Certified Practicing Accountant, Australia. He obtained a Diploma of Business from Monash College in October 2002 and a Bachelor of Commerce (Accounting and Finance) from Monash University Australia in December 2006.

Mr. Lee Puay Khng is an Independent Director. Mr. Lee has over 25 years of experience in investment, financing and mergers and acquisitions in the Chinese market. He has extensive networks and resources in the corporate sectors and investment communities in Singapore and China. Mr. Lee has provided consulting services to many companies and has successfully completed numerous collaborations, mergers and acquisitions, corporate internationalization and overseas listing projects.

Mr. Lee is currently the managing director of Sinolion Capital Group, an investment and consultancy company that focuses on enterprises’ mergers and acquisitions including direct investments and property investments in China. He is also the senior partner of China Bridge Capital, a large private equity fund manager that provides comprehensive services to unlisted companies. Mr. Lee has been the independent director of GOME Finance Technology Co. Ltd., a company listed on the Hong Kong Stock Exchange (stock code: 628), since August 2021.

Mr. Lee joined Singapore Telecom in 1980 and left in 1993 as the country director (China) for Singapore Telecom International (STI), an investment arm of Singtel Group for overseas markets, and represented Singtel to take part in the consortium for the selection of Suzhou Industrial Park in China. Mr. Lee also served as Strategic Planning Director, Motorola China and General Manager for Joint Venture Development in China from 1994 to 1999, and JV Strategic Planning Director for 3Com Asia Pacific (Hong Kong) from 1999 to 2000. From 2000 to 2002, he worked for Vertex Ventures, a subsidiary of the Singapore-based Temasek. From 2002 to 2005, he was the Chief Representative of Singapore Economic Development Board based in China, providing effective technical assistance to many Chinese companies in their business expansion in Singapore. He was later invited to serve as the China investment consultant to the Government of Singapore Investment Corporation Pte Ltd from 2005 to 2007. In 2007, Mr. Lee joined the Sinolion Capital Group. Mr. Lee graduated from the University of Singapore (now known as National University of Singapore) with a Bachelor of Engineering (Electrical Engineering) degree in 1980.

Mr. Charlie Yi is an Independent Director. Mr. Yi has over 25 years of venture and private equity investment, management consulting, and start-up experience across multiple countries including the US, Asia, and Middle East. Over many years, he has developed a deep experience in funding and working with early and growth-stage companies in e-commerce, digital media, health tech and consumer, and B2B internet.

Mr. Yi was most recently Chief Development Director at MaxDelivery which sold to Boxed Inc (BOXD) in 2021. My. Yi was a former Managing Director at Cedrus Investments based in Cayman Island and former Chief Strategy Officer and head of investment for Dubai Holding’s Media Group. He has also held senior executive positions in Fox Sports (Formerly ESPN Start Sports), and Itochu Technology (Corporate venture) and was on the founding team of Kozmo.com in 2000.

Mr. Yi began his career at JP Morgan as an analyst in 1990 and also a management consultant at Booz & Co. He holds an MBA from The University of Chicago Booth School of Business with concentrations in finance and economics, and also BS in Mechanical Engineering from Columbia University.

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Mr. Chew Chong Ye joined our Group in August 2020 as our Chief Financial Officer. Mr. Chew is responsible for the supervision of the finance team, consolidation of accounts, review of monthly closing, liaison with internal auditor and independent auditor, and monitoring of internal control implementation. He has also been involved in the listing process, providing support for the due diligence process, internal control review and audit.

Mr. Chew has over four years of experience in accounting and auditing. Prior to joining our Group, he worked at Stonenest Consultancy Services Pte Ltd, Singapore from February 2019 to July 2020.

Mr. Chew obtained a Bachelor of Commerce (Honours) from Universiti Tunku Abdul Rahman Malaysia

Our Audit Committee believes that Mr. Chew is qualified for the position of CFO of our Group, after having considered:

-	the qualifications and past working experiences of Mr. Chew are compatible with his position as CFO of our Group;
-	his past audit, financial and accounting related experiences;
-	his demonstration of the requisite competency in finance-related matters of our Group in connection with the preparation for the listing of our Company; and
-	the improvements that he has made in our internal controls and financial closing process.

Further, after making all reasonable inquiries, and to the best of their knowledge and belief, we believe that Mr. Chew has the competence, character and integrity expected of a CFO of a publicly listed issuer. In addition, our CFO shall be subject to performance appraisal by our Audit Committee on an annual basis to ensure satisfactory performance.

Mr. Ang Boon Chuan is our Group’s senior project manager. He was appointed as project manager of our Group in October 2006 and is responsible for the project management of our Group’s at work sites, including the monitoring of site progress, supervision of the project team on-site, and liaison with main contractors and subcontractors to ensure project completion on a timely and satisfactory manner.

Mr. BC Ang has more than 20 years of experience in the construction industry. Prior to joining the Group, Mr. BC Ang worked at Dyntek Pte Ltd, a company engaged in the supply of building materials, as a sales coordinator from October 2001 to October 2006. From October 1996 to October 2001, he was site supervisor at Crown Alliance Marketing (Pte) Ltd, a company engaged in the manufacturing and installation of composite panels.

Mr. BC Ang obtained a Diploma in Supervision from ICS Learning Centres in July 1998. He also obtained a Certificate of Completion of AutoCAD Level 1 from Ngee Ann Polytechnic in May 2004 and a Certification in Building Construction Supervisors Safety from the BCA in May 2008. Mr. BC Ang also obtained a Certificate of completion of Construction Safety Course for Project Managers and a Certificate of completion of Risk Management Course from Hong Tech Consultant Pte Ltd, an Accredited Training Provider of MOM, in June 2011 and January 2012 respectively. He also obtained a Certificate of completion of Work-At-Height Course for Supervisors from ASRECTEC (“Access Safety Rescue Training & Education Centre”) in February 2012 and a Certificate in Successful Completion of CET for CoreTrade Supervisor (Architectural) from the BCA in July 2017.

Mr. Li Ming joined our Group in May 2021 as a Senior Project Manager in Construction and is responsible for the project management of our group construction work at the sites, including designing, monitoring of site progress, supervision of project team and subcontractors on site, and liaison with authorities and customer to ensure project completion on a timely and satisfactory manner.

Mr. Li has over 20 years of experience in the construction industry. Prior to joining our Group, Mr. Li worked at Uni- Associated Consultants as a Design Engineer from July 2021 to April 2004, From May 2004 to May 2007 as a Project Engineer at China Construction (South Pacific) Development Co Pte Ltd, From June 2007 to Feb 2021 as a Director at GNG Consultants Pte Ltd.

Other than as disclosed in the section entitled “Shareholders – Ownership Structure,” there is no family relationship between any of our Directors and/or Executive Officers, or between any of our Directors, Executive Officers and Substantial Shareholders.

There is no arrangement or understanding with any of our Substantial Shareholders, customers or suppliers pursuant to which any of our directors or Executives was appointed as our Director or Executive Officer.

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Employees

As of December 31, 2025, we had 74 full-time employees. As of December 31, 2024, we had 74 full-time employees, all of whom were located within our Singapore offices. As of December 31, 2023, we had 92 full-time employees, all of whom were located within our Singapore offices.

The functional distribution of our Group’s employees as of December 31, 2024 and December 31, 2023 are as follows:

	As of
Functions	December 31, 2023	December 31, 2024
Management	10	10
Project	72	55
Quantity surveyor/ Drafting	7	6
Finance & Administrative	3	3
Total	92	74

None of our full-time employees are related to our directors and significant shareholders. Any new employment of related employees and the proposed terms of their employment will be subject to the review and approval of our Compensation Committee. In the event that a member of our Compensation Committee is related to the employee under review, he will abstain from the review.

We do not employ a significant number of temporary employees.

Our employees are not covered by any collective bargaining agreements and are not unionized. The relationship and co-operation between the management and staff have been good and are expected to continue and remain as such in the future. There has not been any incidence of work stoppages or labor disputes which affected our operations.

Family Relationships

Other that as disclosed below and in the section titled “Directors and Executive Officers” of this prospectus, there are no family relationship between any of our Directors, Executive Officers and/or Controlling Shareholder, or between any of our Directors, Executive Officers and Controlling Shareholder (“Related Employees”).

Name	Position Held	Relationship
Ms. Soh Hoon Ang	Administrative executive	Sister of Mr. Kelvin Ang
Ms. Chia Siew Ngor	Office administrator	Spouse of Mr. Kelvin Ang

The remuneration of the Related Employees is determined on the same basis as those of unrelated employees. The Related Employees do not hold managerial positions in our Group. The compensation of each of the above Related Employees is within the compensation band of S$0 to S$50,000 per annum.

The remuneration of employees who are related to our directors, CEO or substantial shareholders will be reviewed annually by our compensation committee to ensure that their remuneration packages are in line with our staff remuneration guidelines and commensurate with their respective job scopes and level of responsibilities. Any bonuses, pay increases and/or promotions for these related employees will also be subject to the review and approval of our compensation committee. In addition, any new employment of related employees and the proposed terms of their employment will be subject to the review and approval of our compensation committee. In the event that a member of our compensation committee is related to the employee under review, he will abstain from the review.

2022 Share Incentive Plan

In September 2022, subject to the completion of this offering, our shareholders and board of directors adopted our 2022 share incentive plan, or the “2022 Plan”, to motivate attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. Under the 2022 Plan, the maximum aggregate number of ordinary shares which may be issued pursuant to all awards under such plan is 1,500,000, which constitutes 10% of the total issued and outstanding shares of our Company on a fully-diluted basis as of the date of adoption. As of the date of this prospectus, we have not granted any awards under the 2022 Plan.

The following paragraphs summarize the principal terms of the 2022 Plan.

Types of awards. The 2022 Plan permits the awards of options, restricted shares, restricted share units or any other type of awards approved by our board of directors or compensation committee of the board.

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Plan administration. Our board of directors or the compensation committee administers the 2022 Plan. The board or the committee determines, among other things, the participants to receive awards, the type and number of awards to be granted to each participant, and the terms and conditions of each award grant.

Award agreement. Awards granted under the 2022 Plan are evidenced by an award agreement that sets forth terms, conditions and limitations for each award, which may include the term of the award, the provisions applicable in the event of the grantee’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

Eligibility. We may grant awards to our employees, directors and consultants.

Vesting schedule. In general, the plan administrator determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards. The exercise price per share subject to an option is determined by the plan administrator and set forth in the award agreement, which may be a fixed price or a variable price related to the fair market value of the shares. The vested portion of option will expire if not exercised prior to the time as the plan administrator determines at the time of its grant.

Transfer restrictions. Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions, such as transfers to our company or a subsidiary of ours, transfers to the immediate family members of the participant by gift, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the plan administrator or our executive officer or director authorized by the plan administrator, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the plan administrator, pursuant to such conditions and procedures as the plan administrator may establish.

Termination and amendment. Unless terminated earlier, the 2022 Plan has a term of ten years. Our board of directors may terminate, amend or modify the plan, subject to the limitations of applicable laws. However, no such action may adversely affect in any material way any award previously granted without prior written consent of the participant.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nomination committee, each of which operate pursuant to a charter adopted by our board of directors. The board of directors may also establish other committees from time to time to assist our company and the board of directors. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations. Each committee’s charter will be available on our website at www.FBSGlobal.com.sg. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit Committee

Arthur Kong, Lee Puay Khng and Charlie Yi serve on the Audit Committee, which is chaired by Arthur Kong. Our board of directors has determined that each are “independent” for Audit Committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our board of directors has designated Arthur Kong as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
-	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
-	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
-	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
-	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
-	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
-	recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
-	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
-	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
-	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
-	reviewing earnings releases.

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Compensation Committee

Arthur Kong, Lee Puay Khng and Charlie Yi serve on the Compensation Committee, which is chaired by Charlie Yi. The Compensation Committee’s responsibilities include:

-	evaluating the performance of our directors and chief executive officer in light of our Company’s corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our directors and chief executive officer, and (ii) reviewing and approving grants and awards to our directors and chief executive officer under equity-based plans;
-	reviewing and recommending to the board of directors the cash compensation of our other executive officers and members of senior management;
-	reviewing and establishing our overall management compensation, philosophy and policy; overseeing and administering our compensation and similar plans;
-	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
-	retaining and approving the compensation of any compensation advisors; reviewing and approving our policies and procedures for the grant of equity-based awards;
-	reviewing and recommending to the board of directors the compensation of our directors; and
-	preparing the compensation committee report required by SEC rules, if and when required.

Nomination Committee

Arthur Kong, Lee Puay Khng and Charlie Yi serve on the Nomination Committee, which is chaired by Lee Puay Khng. Our board of directors has determined that each member of the Nomination Committee is “independent” as defined in the applicable Nasdaq rules. The Nomination Committee’s responsibilities include:

-	developing and recommending to the board of directors criteria for board and committee membership;
-	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and
-	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our Nomination Committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our Nomination Committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq listing rules;

●	the requirement under Section 5605(d) of the Nasdaq listing rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

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●	the requirement under Section 5605(e) of the Nasdaq listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Employment Agreements

The Company has signed the following letters of appointment:

Chew Employment Agreement. Chew Chong Ye, our Chief Financial Officer entered into a letter of appointment with the Company dated July 6, 2020 (the “Chew Employment Agreement”), pursuant to which Mr. Chew was initially appointed as an Accounts Executive. The Chew Employment Agreement provided Mr. Chew with a starting basic salary of S$2,800 per month subject to periodic raises and that his employment was subject to a three month probationary period. Mr. Chew also receives other benefits such as annual leave, medical leave and other benefits which are normally given to our executives. In November 2023, Mr. Chew’s salary was raised to S$4,200 per month.

Ang Employment Agreement. Ang Boon Chuan, our Senior Project Manager (Architectural) entered into a letter of appointment with the Company dated September 29, 2006 (the “Ang Employment Agreement”), pursuant to which Mr. Ang was initially appointed as a Projects Coordinator. The Ang Employment Agreement provided Mr. Ang with a starting basic salary of S$2,200 per month subject to periodic raises and that his employment was subject to a three month probationary period. Mr. Ang also receives other benefits such as annual leave, medical leave and other benefits which are normally given to our executives. In November 2023, Mr. Ang’s salary was raised to S$6,000 per month.

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Li Employment Agreement. Li Ming, our Senior Project Manager (Construction) entered into a letter of appointment with the Company on April 28, 2021 (the “Li Employment Agreement”). The Li Employment Agreement provides Mr. Li with a starting basic salary of S$2,400 per month and that his employment was subject to a three-month probationary period. Mr. Li also receives other benefits such as annual leave, medical leave and other benefits which are normally given to our executives. In February 2024, Mr. Li’s salary was raised to S$15,000 per month.

Directors’ Agreements

Each of our directors has entered into a Director’s Agreement with the Company effective upon effectiveness of the Registration Statement of which this prospectus forms a part. The terms and conditions of such Directors’ Agreements are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Any Director’s Agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

None of our independent directors received any compensation from our Company in 2023 or 2024. Under the Directors’ Agreements, the initial annual compensation that is payable to each of our independent directors is as follows:

Name of Director	Compensation (US$)
Arthur Kong	US$	20,000
Lee Puay Khng	US$	20,000
Charlie Yi	US$	20,000

In addition, our directors are entitled to participate in the Company’s share option scheme as adopted and amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board of Directors, provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment. We plan to enter into indemnification agreements with each of our directors and executive officers, to be effective upon the completion of this offering. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

EXECUTIVE COMPENSATION

The following table summarizes all compensation received by our directors, our executive officers and our key employees during the years ended December 31, 2023, 2024 and 2025.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary (S$)	Bonus (S$)	Other Compensation(1) (S$)
Kelvin Ang (CEO and Director)	2023	172,760	25,800	11,023
	2024	180,000	26,250	12,535
	2025	182,000	49,500	16,844

Chew Chong Ye (CFO)	2023	48,100	6,300	9,248
	2024	50,400	6,300	9,639
	2025	55,727	10,000	13,145

Ang Boon Chuan (Senior Project Manager Architectural)	2023	67,700	9,000	13,039
	2024	72,000	9,000	13,770
	2025	77,300	20,100	19,480

Li Ming (Senior Project Manager Construction)	2023	28,800	-	4,896
	2024	167,400	15,000	15,674
	2025	182,000	23,250	22,410

(1)	Other compensation includes allowance and employer’s contribution to the Central Provident Fund.

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

The following is a list of related parties which the Company has transactions with:

(a)	Fine Build-Ninefold Group Construction Company (Private) Limited

A Joint-Venture (JV) incorporated in Sri Lanka in year 2017 to bid a local project, FineBuild Systems holding 30% shares of the JV. The company started transferring the share to 3rd party in late 2019, however due to Covid-19 pandemic, the share transfer is still pending for the local secretary to execute. Currently, FineBuild System only supplies material to the JV.

(b)	54 Pandan Road Pte Ltd

A related company under common control with FBS SG as Mr. Kelvin Ang (also known as Poh Guan Ang) acts as the sole director in this company.

(c)	Fastfix Systems Pte Ltd

A related company under the common control with FBS SG as Mr. Kelvin Ang act as the sole director in this company.

(d)	Kelvin Ang

Present sole director and shareholder of FBS Global Limited.

(e)	Ang Poh Hwee

Project director of FBS Global Limited.

a.	Accounts receivable – related party

As of December 31, 2023 and 2024 and June 30, 2025, the balance of Accounts receivable – related party were as follows:

		December 31, 2023 SGD	December 31, 2024 SGD	June 30, 2025 SGD (Unaudited)	June 30, 2025 USD (Unaudited)
Accounts receivable – related party
Fine Build-Ninefold Group Construction Company (Private) Limited	(1)	971,780	961,143	837,648	636,612
Provision for credit losses	(1)	(971,780)	(961,143)	(837,648)	(636,612)
Total		-	-	-	-

b.	Other receivables – related parties

As of December 31, 2023 and 2024 and June 30, 2025, the balances of other receivables-related parties were as follows:

		December 31, 2023 SGD	December 31, 2024 SGD	June 30, 2025 SGD (Unaudited)	June 30, 2025 USD (Unaudited)
Other receivables – related parties
Fine Build-Ninefold Group Construction Company (Private) Limited	(3)	575,200	593,390	559,889	425,516
Allowance for credit loss	(3)	(575,200)	(593,390)	(559,889)	(425,516)
54 Pandan Road Pte Ltd	(2)	212,794	-	155,000	117,800
Ang Poh Hwee	(4)	30,000	30,000	30,000	22,800
Total		242,794	30,000	185,000	140,600

(1)	Supply construction material to the joint venture company. The Company may not be able to collect amounts due under COVID-19’s negative impact to the joint venture’s operation and financial condition, and the Company reserved 100% allowance for credit loss.
(2)	The Company approved a loan to 54 Pandan Road Pte Ltd on April 10, 2023, provided the loan of SGD2 million, with no interest. As of the date of this prospectus, the Company has collected the loan from 54 Pandan Road Pte Ltd.
(3)	Management service provided to the joint venture company.
(4)	The Company paid on behalf the director for a legal case between Newspaper Seng Pte Ltd and Ang Poh Hwee.

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c.	Due to related parties

As of December 31, 2023 and 2024 and June 30, 2025, the balances of amount due to related parties were as follows:

	December 31, 2023 SGD	December 31, 2024 SGD	June 30, 2025 SGD (Unaudited)	June 30, 2025 USD (Unaudited)
Due to related parties
Kelvin Ang	83,388	522,847	30,772	23,387
Total	83,388	522,847	30,772	23,387

d.	Related party transactions

	For the years ended		Six months ended
	December 31, 2023 SGD	December 31, 2024 SGD	June 30, 2024 SGD (Unaudited)	June 30, 2025 SGD (Unaudited)

54 Pandan Road Pte Ltd
Rental of warehouse	-	720,000	360,000	360,000
Fastfixs Systems Pte Ltd
Consultation fee	138,000	217,500	141,000	200,000
Supply of labor	43,004	263,034	107,320	129,385

e.	Commitments

On November 25, 2020, the Company guaranteed a five year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd payable over 60 monthly installments with the interest. Such payments by Fastfixs Systems Pte Ltd have been timely made as of the date of this prospectus.

The Company also guaranteed a SGD 7,400,000 10 year commercial loan on October 31, 2022, in the form of letter of credit from UOB Bank to 54 Pandan Road Pte Ltd, a related party. The letter of credit has been fully drawn down as of the date of this prospectus.

Policies and Procedures for Related Party Transactions

Our Board of Directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

Employment Agreements, Director Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers pursuant to which such individuals have agreed to serve as our executive officers.

We have also entered into indemnification agreements with each of our executive officers and directors. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

See “Management—Employment Agreements, Director Agreements” for additional information.

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Interests of Directors, Controlling Shareholders or Their Associates

In general, a conflict of interest arises when any of our directors, CEO, Controlling Shareholder or their Associates is carrying on or has any interest in any other corporation carrying on the same business or dealing in similar products or services as our Group. Save as disclosed below and in the sections entitled “Interested Person Transactions” and “Business – Our Major Customers” of this prospectus, during the Period Under Review and the period from 1 April 2019 to the Latest Practicable Date:

(a)	none of our Directors, Controlling Shareholder or any of their respective Associates has any interest, direct or indirect, in any transactions to which our Company or any of our subsidiary was or is a party;

(b)	none of our Directors, Controlling Shareholder or any of their respective Associates has any interest, direct or indirect, in any entity carrying on the same business or dealing in similar products which competes materially and directly with the existing business of our Group; and

(c)	none of our Directors, Controlling Shareholder or any of their respective Associates has any interest, direct or indirect, in any enterprise or company that is our customer or supplier of goods and services.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

-	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
-	each of our named executive officers;
-	each of our directors and director nominees; and
-	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 13,500,000 Ordinary Shares issued and outstanding as of the date of this prospectus with respect to percent ownership.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares issued and outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 74 Tagore Lane, Singapore 787498.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage

Named Executive Officers and Directors:
Directors and Executive Officers
Kelvin Ang	10,165,663	75.3%
Chew Chong Ye
Ang Boon Chuan	-	-
Li Ming	-	-
Kong Chen Yung (Arthur)	-	-
Lee Puay Khng	-	-
Charlie Yi	-	-

Named Executive Officers and Directors as a Group (8 persons)	10,165,663	75.3%
5% or Greater Shareholders
Kelvin Ang*	10,165,663	75.3%

Total	10,165,663	75.3%

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DESCRIPTION OF SHARE CAPITAL AND SECURITIES OFFERED

We are a Cayman Islands exempted company and our affairs are governed by our Amended Memorandum and our Amended Articles of Association, as amended from time to time, and the Companies Act (as revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

Ordinary Shares

Our authorized share capital is US$500,000 divided into 500,000,000 shares, par value of US$0.001 each, and 13,500,000 Ordinary Shares are issued and outstanding.

As of the date of this prospectus, we had 13,500,000 Ordinary Shares issued and outstanding. All of our Ordinary Shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our Ordinary Shares to be issued in the offering will be issued as fully paid.

Warrants

The following summary of certain terms and provisions of Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrants for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby will have an initial exercise price per share equal to 100% of the combined public offering price per Ordinary Share and accompanying Warrant. The Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of scrip dividends, share subdivision, share consolidation, reorganizations or similar events affecting our Ordinary Shares and the exercise price, provided that such exercise price shall not fall below the par value per share in any event. The Warrants will be issued separately from the Ordinary Shares and will be held separately immediately thereafter. A Warrant to purchase one Ordinary Share will be issued for every Ordinary Share or Pre-Funded Warrant to purchase one share purchased in this offering.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the issued and outstanding Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s Warrants up to 9.99% of the number of Ordinary Shares issued and outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional Ordinary Shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round down to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the Ordinary Shares underlying the Warrants under the Securities Act is not then effective or available for the issuance of such Ordinary Shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the value of the shares being paid up, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, a Warrant may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holders of the Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Warrants, the issuance of the underlying Ordinary Shares and entering of the names of the holders on the register of members of the Company.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of our issued and outstanding Ordinary Shares, (iv) any reclassification, reorganization or recapitalization of our Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires more than 50% of our issued and outstanding Ordinary Shares, the holders shall have the right to receive the number of Ordinary Shares for which the Warrant is exercisable immediately prior to the occurrence of such fundamental transaction of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction.

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Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered in this offering is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrant.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrant are exercised in full. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of scrip dividends, share subdivision, share consolidation, reorganizations or similar events affecting our Ordinary Shares and the exercise price, provided that such exercise price shall not fall below the par value per share in any event.

Exercisability. The Pre-Funded Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the issued and outstanding Ordinary Shares immediately after exercise. No fractional shares of Ordinary Shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole Ordinary Share.

Cashless Exercise. If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the Ordinary Shares underlying the Pre-Funded Warrants under the Securities Act is not then effective or available for the issuance of such Ordinary Shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the value of the shares being paid up, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. The Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are currently listed on Nasdaq.

Right as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Ordinary Shares, the holders of the Pre-Funded Warrant do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants, the issuance of the underlying Ordinary Shares and entering of the names of the holders on the register of members of the Company.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of our issued and outstanding Ordinary Shares, (iv) any reclassification, reorganization or recapitalization of our Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires more than 50% of our issued and outstanding Ordinary Shares, the holders shall have the right to receive the number of Ordinary Shares for which the Warrant is exercisable immediately prior to the occurrence of such fundamental transaction of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction.

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Our Memorandum and Articles of Association

The following are summaries of certain material provisions of our Amended Memorandum and Amended and Restated Articles of Association (which we refer to as our Memorandum and Articles of Association below) and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. This summary is qualified in its entirety by reference to the complete text of the Memorandum and Articles of Association. A copy of the Memorandum and Articles of Association have been filed as exhibits to the registration statement filed in connection with this prospectus.

Objects of Our Company. Under our Memorandum and Articles of Association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares on a one vote for one share basis.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;
●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders will require the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles of Association, a reduction of our share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

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General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

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Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find More Information.”

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

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“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

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The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made or a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

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●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Amended and Restated Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Amended and Restated Articles of Association and may not be taken by written consent of the shareholders without a meeting.

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Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended and Restated Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Amended and Restated Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

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Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have up to 21,630,081 Ordinary Shares issued and outstanding (assuming we sell only Ordinary Shares and accompanying Warrants and no Pre-Funded Warrants, and none of the Warrants issued in this offering are exercised).

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares issued and outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we have approval to list our Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop for our Ordinary Shares. The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our issued and outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then issued and outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six-month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and
●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

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PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated , 2026. The placement agent is not purchasing or selling any of the Ordinary Shares and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants offered by this prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants, but they have agreed to use their best efforts to arrange for the sale of all of the Ordinary Shares and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants offered hereby. We will enter into a securities purchase agreement directly with certain institutional investors, at the investor’s option, who purchase our Ordinary Shares and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our Ordinary Shares and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants in this offering.

We will deliver the Ordinary Shares and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants being issued to the investors upon receipt of investor funds for the purchase of the Ordinary Shares and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants offered pursuant to this prospectus. We expect to deliver the Ordinary Shares and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants being offered pursuant to this prospectus on or about , 2026.

We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a “best efforts” basis and the placement agent has no obligation to buy any of the Ordinary Shares and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants from us or to arrange for the purchase or sale of any specific number or dollar amount of Ordinary Shares and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants. We have agreed to pay the placement agent the fees set forth in the table below.

	Per Ordinary Share and Warrant	Per Pre-Funded Warrant and Warrant	Total
Public offering price	$	$	$
Placement agent fees (1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	We have agreed to pay to the placement agent a cash fee equal to [8.0]% of the aggregate gross proceeds raised in this offering.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total expenses payable by us for this offering to be approximately $1,297,412, which amount includes: (i) a placement agent fee of $800,000 assuming the purchase of all of the Ordinary and accompanying Warrants and/or Pre-Funded Warrants and accompanying Warrants we are offering; (ii) a non-accountable expense allowance payable to the placement agent should not exceed $30,000; (iii) reimbursement of the accountable expenses of the placement agent of up to $70,000 related to the legal fees of the placement agent being paid by us (none of which has been paid in advance); and (iv) other estimated expenses of approximately $397,412 which include our legal, accounting, and printing costs and various fees associated with the registration and listing of our Ordinary Shares.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii) of the Securities Act. and any commissions received by the placement agent and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	May not engage in any stabilization activity in connection with our securities; and

●	May not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Lock-Up Agreements

Our directors, officers, certain beneficial owners of 5% or more of our issued and outstanding Ordinary Shares have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of our capital stock or securities convertible into, or exchangeable or exercisable for, our capital stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the placement agent, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell or otherwise dispose of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction is to be settled by delivery of our securities or in cash;

●	make any demand for or exercise any right registration of any of our capital stock; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition of, or to enter into any transaction, swap, hedge, or other arrangement relating to any of our capital stock.

Notwithstanding these limitations, our capital stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

We have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, subject to certain limited exceptions, we may not, without the prior written consent of the placement agent: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Shares equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the preliminary prospectus or the prospectus related to this offering or a registration statement on Form S-8 in connection with any employee benefit plan. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Ordinary Shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of 180 days following the closing date of this offering, provided that we will be permitted to issue our Ordinary Shares in an “at-the market” facility with the placement agent commencing 90 days following the closing of the offering.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Ordinary Shares prior to this offering.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FBGL.”

Discretionary Accounts

The placement agent does not intend to confirm sales of the ordinary shares offered hereby to any accounts over which they have discretionary authority.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of our ordinary shares offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus in electronic format may be made available on a website maintained by the placement agent, and the placement agent may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information.”

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Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the securities or the possession, circulation or distribution of this prospectus or any other material relating to us or the Shares in any jurisdiction where action for that purpose is required. Accordingly, the securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other material or advertisements in connection with the securities be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the public offering of the securities in the United States, the Placement Agent may, subject to applicable foreign laws, also offer the securities in certain countries.

TAXATION

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Our Company was incorporated under the laws of the Cayman Islands as an exempted company with limited liability and has received an undertaking pursuant to the Tax Concessions Act of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, being March 21, 2022, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Singapore Taxation

Corporate Tax

The prevailing corporate tax rate in Singapore is 17%, which may be offset by deductions or credits.

Dividend Distributions

One Tier Corporate Taxation System

Singapore adopts the one-tier corporate taxation system (“One-Tier System”). Under the One-Tier System, the tax collected from corporate profits is a final tax and the after-tax profits of the company tax-resident in Singapore (excluding cooperatives) can be distributed to the shareholders as tax-exempt dividends. Such dividends are tax-exempt in the hands of the shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Withholding Taxes

Singapore does not currently impose withholding tax on dividends paid to resident or non-resident shareholders.

Goods and Services Tax (GST)

GST in Singapore is a consumption tax that is levied on import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at a prevailing rate of 8%, which rate increased to 9% on January 1, 2024.

Other than as disclosed above, our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Singapore.

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

At this time, we do not intend to distribute dividends. However, the entire amount of any cash distribution paid with respect to our Ordinary Shares, if any, (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay, if any, will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

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Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

(1)	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

(2)	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

(3)	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

(4)	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. While we have approval to list our Ordinary Shares on the Nasdaq, we cannot guarantee that our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

114

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide less protection for investors as compared to the United States. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman Pte. Ltd., our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the United States courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the securities laws of the United States or the securities laws of any state in the United States.

We have been advised by our Cayman Islands counsel Conyers Dill & Pearman Pte. Ltd. that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

Dentons Rodyk & Davidson LLP is our counsel regarding Singapore law and has advised us that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law by an action commenced in the Singapore courts for the amount due, provided that the foreign judgment cannot be impeached for any error, whether in fact or law, and it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

115

We have been further advised by our Singapore counsel Dentons Rodyk & Davidson LLP that, in particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable arising from any penal, revenue or public law of a foreign state, which may include the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any reported decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel to our Company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby will be passed upon for us by Conyers Dill & Pearman Pte. Ltd. Loeb & Loeb LLP may rely upon Conyers Dill & Pearman Pte. Ltd. with respect to matters governed by Cayman Islands law. Loeb & Loeb LLP may rely upon Dentons Rodyk & Davidson LLP with respect to matters governed by Singapore law. Sullivan & Worcester LLP is acting as U.S. securities counsel for the placement agent.

EXPERTS

The consolidated financial statements as of December 31, 2024, 2023 and for each of the years in the three-year period ended December 31, 2024 included in this prospectus have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. The registered office of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, New York 10001.

Change of Certifying Accountant

On August 19, 2025, the Company appointed NLA DKF Assurance PAC (“NLA”) as its independent registered public accounting firm, effective on August 21, 2025. NLA replaces Marcum Asia CPAs LLP (“Marcum Asia”), the former independent registered public accounting firm, which the Company terminated on August 19, 2025. The appointment of NLA was made, after careful consideration by the Company, and has been approved by the board of directors and the audit committee of the board. The Company’s decision to make this change was not the result of any disagreement between the Company and Marcum Asia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The audit reports of Marcum Asia on the consolidated financial statements of the Company as of December 31, 2023 and 2024 and for the fiscal years ended December 31, 2023 and 2024 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the Company’s two most recent fiscal years and through August 19, 2025, there were no disagreements with Marcum Asia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum Asia’s satisfaction, would have caused Marcum Asia to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements for such periods. During the Company’s two most recent fiscal years and through August 19, 2025, there were no “reportable events” as that term is described in Item 16F(a)(1)(v) of Form 20-F, except that Marcum Asia advised us that as of December 31, 2024 there were three material weakness related to (1) a lack of sufficient full-time personnel with appropriate levels of accounting knowledge and experience to monitor the daily recording of transactions, address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; (2) a lack of formal internal control policy and procedures to establish formal risk assessment process and internal control framework; and (3) a lack of formal IT process and procedures related to risk and vulnerability assessment, data backup and recovery management, and password management.

During the two most recent fiscal years and any subsequent interim periods prior to the engagement of NLA, neither the Company, nor someone on behalf of the Company, has consulted NLA regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that NLA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement as defined in Item 16F(a)(1)(iv) of Form 20-F and related instructions to Item 16F of Form 20-F, or any reportable events as described in Item 16F(a)(1)(v) of Form 20-F.

The Company has provided Marcum Asia with a copy of the above disclosure and requested that Marcum Asia furnish a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of Marcum Asia’s letter is filed as Exhibit 16.1 to the Form 6-K filed by the Company on August 25, 2025.

EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred by us in connection with the offer and sale of our securities. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$2,912
FINRA filing fee	2,000
Legal fees and expenses	217,500
Accounting fees and expenses	65,000
Miscellaneous	110,000
Total	$397,412

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. These filings and our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited interim financial information. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FBS GLOBAL LIMITED

F-1

FBS GLOBAL LIMITED

Unaudited Condensed Consolidated Balance Sheets

	As of	As of	As of
	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
ASSETS
Current assets
Cash	2,983,600	6,968,031	5,295,704
Accounts receivable, net	2,838,186	3,981,472	3,025,919
Contract assets	3,652,783	6,172,981	4,691,467
Other receivables – related parties	30,000	30,000	22,800
Income tax recoverable	230,835	230,835	175,435
Prepayments and other current assets	91,485	121,352	92,228
Total current assets	9,826,889	17,504,671	13,303,553

Non-current assets
Property, plant and equipment	3,597,144	3,512,161	2,669,242
Deferred offering cost	1,253,443	-	-
Deferred tax assets, net	304,482	304,482	231,406
Right of use assets, net – related party	711,389	357,673	271,831
Total non-current assets	5,866,458	4,174,316	3,172,479

Total assets	15,693,347	21,678,987	16,476,032

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	1,265,818	2,155,556	1,638,223
Contract liabilities	805,163	2,398,065	1,822,530
Current portion of bank borrowings	696,956	311,726	236,912
Due to related parties	522,847	30,772	23,387
Dividend payable	5,817,274	5,817,274	4,421,128
Financing lease liabilities, current	11,121	2,780	2,113
Operating Lease liabilities, current – related party	711,389	357,673	271,831
Accrued expenses and other current liabilities	1,249,912	657,632	499,800
Tax payable	203,517	64,271	48,846
Total current liabilities	11,283,997	11,795,749	8,964,770

Non-current liability
Bank borrowings, non-current	129,203	70,278	53,411
Total non-current liability	129,203	70,278	53,411

Total liabilities	11,413,200	11,866,027	9,018,181

Shareholders’ equity
Ordinary shares, 500,000,000 shares authorized; US$0.001 par value, 11,250,000 shares and 13,500,000 shares issued and outstanding as of December 31, 2024 and June 30, 2025, respectively	15,203	18,128	13,777
Additional paid-in capital	2,684,797	7,970,705	6,057,736
Retained earnings	1,580,147	1,824,127	1,386,338
Total shareholders’ equity	4,280,147	9,812,960	7,457,851

Total liabilities and shareholders’ equity	15,693,347	21,678,987	16,476,032

See accompanying notes to unaudited condensed consolidated financial statements

F-2

FBS GLOBAL LIMITED

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income

	For the six months ended
	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD

Revenues, net	8,333,053	7,844,606	5,961,901
Cost of revenue	7,155,034	6,494,335	4,935,695
Gross profit	1,178,019	1,350,271	1,026,206

Operating expenses:
Allowance for expected credit losses	-	-	-
General and administrative expenses	1,142,906	1,086,808	825,974
Total operating expenses	1,142,906	1,086,808	825,974

(Loss) Income from operations	35,113	263,463	200,232

Other income (expense):
Interest expenses, net	(42,559)	(10,287)	(7,818)
Finance expenses, net	(3,289)	(1,929)	(1,466)
Other income	110,890	94,929	72,146
Foreign exchange, net	3,542	(102,196)	(77,669)
Total other incomes (expenses), net	68,584	(19,483)	(14,807)

Income before provision for income taxes	103,697	243,980	185,425
Income tax expense	79,033	-	-
Net income	24,664	243,980	185,425

Comprehensive income	24,664	243,980	185,425

Earnings per share – basic and diluted	0.00	0.02	0.01

Weighted average shares outstanding, basic and diluted	11,250,000	13,040,055	13,040,055

See accompanying notes to unaudited condensed consolidated financial statements

F-3

FBS GLOBAL LIMITED

Unaudited Condensed Statements of Changes in Shareholders’ Equity

For the six months ended June 30, 2024

	Ordinary Shares		Additional paid-in	Retained	Total	Total
	Shares	Amount	capital	earnings	SGD	USD

Balance as of January 1, 2024	11,250,000	15,203	2,684,797	2,394,513	5,094,513	3,820,886

Net income for the period	-	-	-	24,664	24,664	18,252

Balance as of June 30, 2024 (Unaudited)	11,250,000	15,203	2,684,797	2,419,177	5,119,177	3,839,138

For the six months end June 30, 2025

Balance as of January 1, 2025	11,250,000	15,203	2,684,797	1,580,147	4,280,147	3,210,111

Issuance of ordinary shares	2,250,000	2,925	-	-	2,925	2,223

Capital contribution	-	-	5,285,908	-	5,285,908	4,060,092

Net income for the period	-	-	-	243,980	243,980	185,425

Balance as of June 30, 2025 (Unaudited)	13,500,000	18,128	7,970,705	1,824,127	9,812,960	7,457,851

See accompanying notes to unaudited condensed consolidated financial statements

F-4

FBS GLOBAL LIMITED

Unaudited Condensed Consolidated Statement of Cash Flows

	For the six months ended
	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	24,664	243,980	185,425

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	83,195	84,983	64,587
Deferred tax benefit	(16,174)	-	-
Amortization of right-of-use assets and interest of lease liabilities	360,000	360,000	273,600
Changes in operating assets and liabilities
Accounts receivable	2,008,826	(1,143,286)	(868,897)
Contract assets	(195,714)	(2,520,198)	(1,915,350)
Prepayments and other current assets	20,183	(29,867)	(22,699)
Accounts payable	(955,038)	889,738	676,201
Contract liabilities	(89,068)	1,592,902	1,210,605
Income taxes payable	(178,533)	(139,246)	(105,827)
Operating lease liabilities – related party	(360,000)	(155,000)	(117,800)
Accrued expenses and other current liabilities	253,743	(797,280)	(605,933)
Net cash provided by (used in) operating activities	956,084	(1,613,274)	(1,226,088)

Cash flows from investing activities:
Purchase of property, plant and equipment	(70,172)	-	-
Loans from related parties	-	188,860	143,534
Collection from loans to related parties	215,164	-	-
Net cash provided by investing activities	144,992	188,860	143,534

Cash flows from financing activities:
Proceeds from bank borrowings	481,622	-	-
Repayment of bank borrowings	(1,278,566)	(444,155)	(337,558)
Repayment of financing lease liabilities	(8,340)	(8,341)	(6,339)
Proceeds from borrowings from related party	133,158	-	-
Repayment of borrowings from related party	(20,018)	(680,935)	(517,511)
Payment for deferred offering costs	(286,955)	-	-
Proceeds from Initial Public Offering, net of expenses	-	6,542,276	5,001,966
Net cash (used in) provided by financing activities	(979,099)	5,408,845	4,140,558

Net increase in cash and restricted cash	121,977	3,984,431	3,058,004
Cash and restricted cash, beginning of year	4,482,359	2,983,600	2,237,700
Cash and restricted cash, end of period	4,604,336	6,968,031	5,295,704

Supplemental disclosure of cash flow information:
Cash paid for income tax	93,848	126,288	95,979
Cash paid for interest	42,559	10,287	7,818

Supplemental non-cash transactions:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	1,407,124	-	-

The following table provides a reconciliation of cash and restricted cash reported within the statement of financial position that sum to the total of the same amounts shown in the statement of cash flows:

Cash	4,604,336	2,913,031	2,213,904
Restricted Cash	-	4,055,000	3,081,800
Total cash and restricted cash shown in the consolidated statements of cash flows	4,604,336	6,968,031	5,295,704

See accompanying notes to unaudited condensed consolidated financial statements

F-5

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Organization and Business Description

Organization and Nature of Operations

FBS Global Limited is a holding company which was incorporated on March 10, 2022 under the laws of Cayman Islands as an exempted company with limited liability (“FBS Cayman” or “the Company”). It is a holding company with no business operation.

On February 7, 2025, the Company closed its Initial Public Offering (“IPO”) of 2,250,000 ordinary shares. The shares were priced at $4.50 per share and the gross proceeds of this offering was $10,125,000. The shares were previously approved for listing on the Nasdaq Capital Market and commenced trading under the ticker symbol “FBGL” on February 7, 2025.

The accompanying consolidated financial statements reflect the activities of FBS Cayman and the following entity:

Subsidiary	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Success Elite Development Limited (SEDL)	February 22, 2022	BVI	100% owned by FBS Cayman	Investment Holding Company

Finebuild Systems Pte Ltd (“FBS SG”)	March 09, 1996	Singapore	100% owned by SEDL	General Contractors Building construction including major upgrading works

Bright Bless Developments Limited (BBDL)	March 07, 2025	BVI	100% owned by FBS Cayman	Investment Holding Company

EFMK Supplies Limited (EFMK)	March 10, 2025	Hong Kong	100% owned by BBDL	Provision of recruitment agency services and advisory services

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”) The results of operations for the six months ended June 30, 2025 are not necessarily indicative of results to be expected for any other interim period or for the full year of 2025. Accordingly, these statements should be read in conjunction with the Company’s audited consolidated financial statements and note thereto as of and for the year ended December 31, 2024 in Form 20-F.

The condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

F-6

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for expected credit losses, the determination of the useful lives of property and equipment, impairment of long-lived assets, allowance for deferred tax assets, uncertain tax position, right-of-use assets, financing lease liabilities, revenue recognition and contingencies. Actual results could differ from those estimates.

Foreign Currency Translation and transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company in Cayman and British Virgin Island is U.S. dollar and the subsidiary which incorporate in Singapore and Hong Kong are Singapore Dollars and U.S. dollar respectively which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange in place at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into the functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the consolidated statement of operations.

Assets and liabilities of the Company translated from their respective functional currencies to the reporting currency at the exchange rates at the balance sheet dates, equity accounts are translated at historical exchange rates and revenues and expenses are translated at the average exchange rates in effect during the reporting period. The resulting foreign currency translation adjustment are recorded in other comprehensive income (loss).

Convenience translation

Translations of balances in the unaudited condensed consolidated balance sheets, unaudited condensed consolidated statements of income and unaudited condensed consolidated statements of cash flows from SGD into USD as of and for the six months ended June 30, 2025 are solely for the convenience of the reader and were calculated at the rate of SGD 1.00 to USD 0.76, representing the noon buying rate in The City of New York for cable transfers of SGD as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of June 30, 2025. No representation is made that the SGD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 -	Quoted prices in active markets for identical assets and liabilities.

F-7

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

Level 2 -	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of accounts receivable, contract assets, due from related parties, financing lease, prepayments and other current assets, accounts payable, contract liabilities, income taxes payable, due to related parties, loan from related party, accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of June 30, 2025 and December 31, 2024 due to their short-term nature.

Cash and Restricted Cash

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation and have original maturities of less than three months. The Company maintains the bank accounts in Singapore. Cash balances in bank accounts in Singapore with maximum amount of SGD 75,000 are insured under the Deposit Protection Scheme introduced by the Singapore Government. Cash balances in bank accounts in Singapore are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Restricted cash consisted of deposit which is required to be withheld in the bank by the Company to compensate the customer in case of breach of contract.

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount. From January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments - Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized cost, including accounts receivable.

As of June 30, 2025 and December 31, 2024, the Company did not record credit losses.

The Company uses simplified flow rate matrix approach to estimate expected credit losses for the accounts receivable. The allowance for expected credit losses is estimated for accounts receivable that share similar risk characteristics based on a collective assessment using a combination of measurement models and management judgment. The approach considers factors including historical ageing schedule and forward-looking macroeconomic conditions.

Prepayments

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability of the prepayments becomes doubtful. As of June 30, 2025 and December 31, 2024, there was no allowance recorded as the Company considers all of the prepayments fully realizable.

Other receivables – related parties

Other receivables - related parties represent amounts owed to a company by its related parties. Related parties can include affiliated companies, parent companies, subsidiaries, directors, officers, or shareholders. The Company considers the assets to be impaired if the realizability of the receivables becomes doubtful.

As of June 30, 2025 and December 31, 2024, the Company did not record an allowance for expected credit losses.

F-8

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

Lease

The Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB.

The Company determines whether an arrangement is or contain a lease at inception. The Company classifies a lease as a finance lease when the lease meets any of the following criteria at lease commencement:

a.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

b.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise;

c.	The lease term is for the major part of the remaining economic life of the underlying asset;

d.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments in accordance with ASC 842 paragraph 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset;

e.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

All leases of the Company are currently classified as financing leases. The Company recognizes a lease in the financial statement when the arrangement either explicitly or implicitly involves property, plant or equipment (“PP&E”), the contract terms are dependent on the useful life of the PP&E, and the Company have the ability or right to control the PP&E or to direct others to control the PP&E and receive the majority of the economic benefits of the assets. Financing lease liability, current, and financing lease liability, non-current in the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The financing lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

The Company applied its interest rate based on the actual incremental borrowing rate from the leasing contract that is available at lease commencement date in determining the lease interest expense. The Company’s lease terms may include options to extend or terminate the lease. Lease expenses for lease payments are recognized on a straight-line basis over the lease term, under depreciation expenses.

The Company reviews the impairment of its financing lease assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of financing lease liabilities in the tested asset group and include the associated financing lease payments in the undiscounted future pre-tax cash flows.

F-9

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization are provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Building	50 years
Land	Indefinite
Renovation	8 years
Furniture and fixtures	10 years
Motor vehicles	5 years
Electronic equipment	1 – 3 years
Machinery	5 years
Forklift	6 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss) in other income or expenses.

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Deferred Offering Cost

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the initial public offering. These costs, together with the underwriting discounts and commissions, will be charged to permanent equity upon completion of the initial public offering. Should the initial public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to expenses.

During the six months ended June 30, 2025, the Company charged all the amount SGD1,253,443 (USD 952,617) of deferred offering costs directly to the additional paid-in capital at the closing of the IPO.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended June 30, 2025 and December 31, 2024.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the Company satisfies a performance obligation.

F-10

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed.

The Company will recognize the revenue of sales of construction material when the performance obligation is satisfied by transferring a promised good or service to the customer. Control of the goods is transferred to the customer, generally on delivery of the goods.

Revenue from service orders is recognized when the entity satisfied the performance obligation at a point in time generally as the services are provided.

The contracts which the Company enters into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets its contractual requirements. Additionally, contracts may include retentions or holdbacks paid at the end of a project to ensure that Company meets the contract requirements. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

Since the Company has concluded that the promises to be delivered on the contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a professional interior design and fit-out service provider, the Company recognizes revenue based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company will submit monthly progress claim to the customer, and after the Company received the certified interim progress certificate, the Company will issue a tax invoice to the customer. The final tax invoice is generally issued after the project completion and agreed by customer and the Company. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered.

F-11

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract cost indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expense), and not as a reduction of revenue or a non-operating expense.

The Company’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

The following table presents revenue classified by timing of revenue recognition for the six months ended June 30, 2024 and 2025, respectively:

	For the six months ended
	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD

Point in time	-	51,682	39,278
Over time	8,333,053	7,792,924	5,922,623
Total revenue	8,333,053	7,844,606	5,961,901

The following table presents revenue by major revenue type for the six months ended June 30, 2025 and 2024, respectively:

	For the six months ended
	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD

Revenue from construction contracts	8,333,053	7,792,924	5,922,623
Sales of construction materials	-	51,682	39,278
Total	8,333,053	7,844,606	5,961,901

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. Such estimated costs for warranties are estimated at completion and these warranties are not service warranties separately sold by the Company. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the six months ended June 30, 2024 and 2025, because the Company’s historical warranty expenses were immaterial to the Company’s consolidated financial statements.

Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

F-12

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. The Company has recognized deferred tax assets for temporary differences, operating losses and tax credit carryforwards. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. The accruals for deferred tax assets and liabilities, including deferred income tax assets and liabilities, are subject to significant judgment and are reviewed and adjusted routinely based on changes in facts and circumstances. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes”, prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at June 30, 2024 and 2025, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

(Loss) earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. For the six months ended June 30, 2025 and 2024, there were no dilutive shares.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income.

F-13

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Significant Risks

Currency Risk

The Company’s operating activities are transacted in S$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Company considers the foreign exchange risk in relation to transactions denominated in SGD with respect to USD is significant.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and accounts receivable. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash with financial institutions located in Singapore. As of December 31, 2024 and June 30, 2025, SGD 2,983,600 and SGD 6,968,031 (USD 5,295,704) were deposited with financial institutions located in Singapore. The Deposit Protection Scheme introduced by the Singapore Government insured each depositor at one bank for a maximum amount of SGD75,000. Otherwise, these balances are not covered by insurance. The unsecured deposited amount as of December 31, 2024 and June 30, 2025 will be SGD 2,833,600 and SGD 6,893,031 (USD 5,238,704). The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for expected credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors.

For the six months ended June 30, 2024 and 2025, all of the Company’s assets were located in Singapore and all of the Company’s revenue were derived from its subsidiary located in Singapore. The Company has a concentration of its revenue and accounts receivable with specific customers and purchases and accounts payable with specific suppliers.

F-14

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the six months ended June 30, 2024, four customers accounted for approximately 25%, 19%, 18% and 13% of the Company’s total revenue, respectively. For the six months ended June 30, 2025, two customers accounted for approximately 68 and 24% of the Company’s total revenue, respectively.

As of December 31, 2024, three customers’ accounts receivable accounted for approximately 70%, 11%, and 10% of the total accounts receivable, respectively.

As of June 30, 2025, three customers’ account receivables accounted for approximately 56%, 21% and 17% of total accounts receivable, respectively.

For the six months ended June 30, 2024, one supplier accounted for approximately 15% of the Company’s total purchases. For the six months ended June 30, 2025, five suppliers accounted for approximately 16%, 9%, 8%, 7% and 7% of the Company’s total purchases.

As of December 31, 2024, three supplier’s accounts payable accounted for approximately 31%, 20% and 13%, respectively of the total accounts payable and five suppliers’ accounts payable accounted for approximately 38%, 19%, 12%, 10% and 5% of the total accounts payable as of June 30, 2025, respectively.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Recently Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

F-15

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2025.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company’s management does not believe the adoption of ASU 2024-02 will have a material impact on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires that an entity disclose, in the notes to financial statements, specified information about certain costs and expenses. The amendment in the ASU is intended to enhance the transparency and decision usefulness to better understand the major components of an entity’s income statement. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of the new standard on its consolidated financial statements which is expected to result in enhanced disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the condensed consolidated financial position, statements of operations and cash flows.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following as of:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Accounts receivable	2,844,356	3,987,642	3,030,608
Less: allowance for expected credit losses	(6,170)	(6,170)	(4,689)
Accounts receivable, net	2,838,186	3,981,472	3,025,919

F-16

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

4. Contract Assets/(Liabilities)

Contract assets consisted of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Revenue recognized to date	18,772,315	13,516,824	10,272,787
Less: progress billings to date	(14,965,455)	(7,343,843)	(5,581,320)
Less: allowance for expected credit losses	(154,077)	-	-
Contract assets	3,652,783	6,172,981	4,691,467

Movement of the allowance for contract assets were as follows:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Beginning balance	-	-	-
Addition	154,077	-	-
Write-off	(154,077)	-	-
Ending balance	-	-	-

Contract liabilities consisted of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Billings in advance of performance obligation under contracts	805,163	2,398,065	1,822,530

Contract liabilities related to contracts are balances due to customers under contracts. These arise if a particular milestone payment exceeds the revenue recognized to date under the cost-to-cost method.

The movement in contract liabilities is as follows:

	For the year ended December 31, 2024	For the six months ended June 30, 2025	For the six months ended June 30, 2025
	SGD	SGD	USD
Balance at beginning of the period	1,482,957	805,163	603,872
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	(1,435,346)	(35,199)	(26,751)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	757,552	1,628,101	1,245,409
Balance at end of the period	805,163	2,398,065	1,822,530

F-17

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

5. Prepayments and Other Current Assets

Prepayments and other current assets consisted of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Other deposits	61,814	107,085	81,385
Prepayments	29,671	14,267	10,843
Prepayment and other current assets	91,485	121,352	92,228

6. Property, plant and equipment

Property and equipment, stated at cost less accumulated depreciation and amortization, consisted of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Building and land	5,119,699	5,119,699	3,890,970
Furniture and fixtures	4,053	4,053	3,080
Motor vehicles	572,434	572,434	435,050
Electronic equipment	187,767	187,767	142,703
Machinery	33,993	33,993	25,835
Renovation	47,360	47,360	35,994
Forklift	69,000	69,000	52,440
Subtotal	6,034,306	6,034,306	4,586,072
Less: accumulated depreciation and amortization	(2,437,162)	(2,522,145)	(1,916,830)
Property and Equipment, net	3,597,144	3,512,161	2,669,242

Depreciation expenses of property and equipment totaled SGD 83,195 and SGD 84,983 (USD 64,587) for the six months ended June 30, 2024 and 2025, respectively.

7. Investment under equity method

Components of investment under equity method are as follows:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Cost of investment in joint venture	101,000	101,000	76,760
Accumulated share of losses in joint venture	(101,000)	(101,000)	(76,760)
Total	-	-	-

8. Leases

Financing leases as lessee

As of December 31, 2024 and June 30, 2025, the Company has financing leases with the financial institutions on its consolidated balance sheets for hire purchase of motor vehicle.

The following table shows financing lease liabilities from the financial institutions, and the associated financial statement line items as follows:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Liabilities
Financing lease liabilities current	11,121	2,780	2,113

Financing lease liabilities non-current	-	-	-

F-18

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of December 31, 2024 and June 30, 2025, leased assets which are included in the “Property, plant and equipment” of the unaudited condensed consolidated balance sheet of following:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Motor vehicles at cost	128,000	128,000	97,280
Less: Accumulated depreciation	(113,067)	(125,867)	(95,659)
Motor vehicles, net	14,933	2,133	1,621

Information relating to financing lease activities during the six months ended June 30, 2024 and 2025 are as follows:

	For the six months ended
	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Financing lease expenses
Depreciation	12,800	12,800	9,728
Interest of lease liabilities	960	960	730
Total financing lease expenses	13,760	13,760	10,458

Operating leases as lessee

The Company enter a 24 months lease agreement with the related party on January 1, 2024 to rent the warehouse for storage purpose with a monthly rental fee at SGD 60,000.00 (USD 44,400). As of June 30, 2024, the Company has operating leases on its consolidated balance sheets rentals of leasehold buildings.

The following table shows operating lease liabilities and the associated financial statement line items:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Liabilities
Operating lease liabilities – current – related party	711,389	357,673	271,831
Operating lease liabilities – non current – related party	-	-	-
Total	711,389	357,673	271,831

As of December 31, 2024 and June 30, 2025, “Right-of-use assets, net” consisted of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Right of use assets – related party	1,407,124	1,407,124	1,069,414
Less: Accumulated amortization	695,735	1,049,451	797,583
Right of use assets, net – related party	711,389	357,673	271,831

F-19

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

Information related to operating lease activities during the periods are as follows:

	For the six months ended
	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Operating lease expenses
Amortization	345,933	353,716	268,824
Interest of lease liabilities	14,067	6,284	4,776
Total operating lease expenses	360,000	360,000	273,600

Future operating lease payments as of June 30, 2025 are detailed as follows:

	SGD	USD
For the year ending June 30, 2026	360,000	273,600
Total lease payments	360,000	273,600
Less: imputed interest	(2,327)	(1,769)
Present value of operating lease liabilities	357,673	271,831
Less: Current portion	357,673	271,831
Long-term potion of operating lease liabilities	-	-

9. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD

Accruals for operating expenses	948,421	179,350	136,306
Retention payable	268,030	266,180	202,297
Other payables	33,461	212,102	161,197
Total	1,249,912	657,632	499,800

10. Bank Borrowings

Components of bank borrowings are as follows:

			December 31, 2024	June 30, 2025	June 30, 2025
		Interest Rate	SGD	SGD	USD
UOB – Loan 1 (Property)	(1)	1.98-4.95%	242,922	186,519	141,755
UOB – Loan 2 (Bridging Loan)	(2)	2.25%	583,237	195,485	148,568
			826,159	382,004	290,323

Less: current portion of long-term bank borrowings			(696,956)	(311,726)	(236,912)
Non-current portion of long-term bank borrowings			129,203	70,278	53,411

(1)	The property loan with twenty-five years of term from February 2, 2002 to January 31, 2027 will maturity at January 2027 with annual interest rate at 1.68% for the per period from August 4, 2020 to August 3, 2022, 1.98% for the period from August 4, 2022 to August 3, 2023, and at 6.25% from August 4, 2023 and thereafter. The Company revised the loan on May 3, 2023 and the revised interest rate will be 1.20% plus compounded the Singapore Overnight Rate Average (SORA) reference rate for the period from June 1, 2023 to May 31, 2025, and at 2.00% plus compounded SORA reference rate for the period from June 1, 2025 and thereafter. As of June 30, 2025 the SORA rate is 3.92% per annum.

(2)	The bridging loan with five years of term from September 30, 2020 to September 29, 2025 will mature in October 2025 with the annual interest rate at 2.25%.

Interest expenses pertaining to the above bank borrowings for the six months ended June 30, 2024 and June 30, 2025 amounted to SGD 41,599 and SGD 9,327 (USD 7,088), respectively.

Components of bank borrowings interest are as follows as of June 30:

	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
UOB – Loan 1 (Property)	8,164	4,588	3,487
UOB – Loan 2 (Bridging Loan)	14,057	4,739	3,601
Trust Receipt	19,378	-	-
Total	41,599	9,327	7,088

F-20

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

Maturities of the bank borrowings were as follows:

	SGD	USD
For the period ending June 30,
2026	317,815	241,539
2027	70,828	53,829
Total bank borrowings repayments	388,643	295,368

Current portion of long-term bank borrowings	317,815	241,539
Non-current portion of long-term bank borrowings	70,828	53,829
Less: imputed interest	(6,639)	(5,043)
Total	382,004	290,323

11. Income Taxes

Cayman Islands and British Virgin Islands

Under the current laws of the Cayman Islands and the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman Islands and BVI withholding tax will be imposed.

Singapore

In accordance with the relevant tax laws and regulations of Singapore, a company registered in Singapore is subject to income taxes at a flat rate of 17%.

	For the six months ended June 30,
	2024 SGD	2025 SGD	2025 USD
Income before provision for income taxes is attributable to the following geographic locations:
Singapore	103,697	243,980	185,425
Foreign	-	-	-
Total (loss) before income taxes	103,697	243,980	185,425

The following table reconciles Singapore statutory rates to the Company’s effective tax:

	For the six months ended
	June 30, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Income before income taxes	103,697	243,980	185,425
Singapore statutory income tax rate	17%	17%	17%
Non-deductible depreciation	13%	5%	5%
Non-deductible professional fees	59%	20%	20%
Other non-deductible expenses	2%	12%	12%
Tax rebate and exemption	-9%	0%	0%
Effective tax rate	82%	54%	54%

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

Deferred tax assets as below,

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Deferred tax assets:
Bad debt provision	271,841	270,773	205,788
Lease liabilities	120,936	60,804	46,211
Net operating loss carried forward	32,641	33,709	25,618
Total deferred tax assets	425,418	365,286	277,617

Deferred tax liabilities:
Right-of-use assets	(120,936)	(60,804)	(46,211)
Total deferred tax liabilities	(120,936)	(60,804)	(46,211)
Net deferred tax assets	304,482	304,482	231,406

F-21

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2024 and June 30, 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the six months ended June 30, 2024 and 2025. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2025.

12. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a)	Fine Build-Ninefold Group Construction Company (Private) Limited

A Joint-Venture (JV) incorporated in Sri Lanka in year 2017 to bid a local project, FBS SG holding 30% shares of the JV. The Company started transferring the share to 3rd party in late 2019, however due to Covid-19 pandemic, the share transfer is still pending for the local secretary to execute. Currently, FineBuild only supply material to the JV.

(b)	54 Pandan Road Pte Ltd

A related company under common control with FBS SG as Mr. Kelvin Ang (also known as Poh Guan Ang) acts as the sole director in this company.

(c)	Fastfix Systems Pte Ltd

A related company under common control with FBS SG as Mr. Kelvin Ang acts as the sole director in this company.

(d)	Kelvin Ang

Present sole director and shareholder of FBS Global Limited.

(e)	Ang Poh Hwee

Project director of FBS Global Limited.

a.	Accounts receivable – related party

As of December 31, 2024 and June 30, 2025, the balances of Accounts receivable – related party were as follows:

		December 31, 2024	June 30, 2025	June 30, 2025
		SGD	SGD	USD
Accounts receivable – related party
Fine Build-Ninefold Group Construction Company (Private) Limited	(1)	961,143	837,648	636,612
Allowance for expected credit losses	(1)	(961,143)	(837,648)	(636,612)
Total		-	-	-

F-22

FBS GLOBAL LIMITED

Notes to Condensed Consolidated Financial Statements (Unaudited)

Movement of the allowance of expected credit losses were as follows:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Beginning balance	971,780	961,143	720,857
Exchange rate effect	(10,637)	(123,495)	(84,245)
Ending balance	961,143	837,648	636,612

b.	Other receivables – related parties

As of December 31, 2024 and June 30, 2025, the balances of other receivables-related parties were as follows:

		December 31, 2024	June 30, 2025	June 30, 2025
		SGD	SGD	USD
Other receivables – related parties
Fine Build-Ninefold Group Construction Company (Private) Limited	(2)	593,390	556,530	422,963
Allowance for expected credit losses	(2)	(593,390)	(556,530)	(422,963)
Ang Poh Hwee	(3)	30,000	30,000	22,800
Total		30,000	30,000	22,800

Movements of the allowance for expected credit losses were as follows:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Beginning balance	575,200	593,390	445,043
Exchange rate effect	18,190	(36,860)	(22,080)
Ending balance	593,390	556,530	422,963

(1)	Supply construction material to the Joint Venture company. The Company may not be able to collect amounts due under COVID-19’s negative impact to the joint venture’s operation and financial condition, and the Company reserved 100% allowance for expected credit loss.

(2)	Management service provided to the Joint Venture company.

(3)	The Company paid on behalf the director for a legal case between Newspaper Seng Pte Ltd and Ang Poh Hwee.

c.	Due to related parties

As of December 31, 2024 and June 30, 2025, the balances of amount due to related parties were as follows:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Due to related parties
Kelvin Ang	522,847	30,772	23,387
Total	522,847	30,772	23,387

F-23

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

d.	Operating lease liabilities- related party

The Company enter a 24 months lease agreement with the related party on January 1, 2024 to rent the warehouse for storage purpose with a monthly rental fee at SGD 60,000.00 (USD 44,400). The Company accounts for the leases in accordance with ASC 842. The Company’s underlying warehouse were classified as operating leases, and the related lease liabilities were recorded under operating lease liabilities – related party (see Note 8).

e.	Related party transactions

	For the six months ended June 30, 2024	For the six months ended June 30, 2025	For the six months ended June 30, 2025
	SGD	SGD	USD
Fastfixs Systems Pte Ltd
Consultation fee	141,000	200,000	152,000
Supply of labour	107,320	129,385	98,333
54 Pandan Road Pte Ltd
Rental of warehouse	360,000	360,000	273,600

f.	Commitments

On November 25, 2020, the Company guaranteed a 5 year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd shall repay the loan over 60 monthly installments with the interest.

The Company also guaranteed a SGD 7,400,000 10 year commercial loan on October 31, 2022, in the form of Letter of Credit from UOB Bank to 54 Pandan Road Pte Ltd, a related party. The Letter of Credit has been fully drawn down as of the date of this report.

13. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the Cayman Islands on March 10, 2022. The authorized number of Ordinary Shares was 500,000,000 with par value of $0.001 per share. On August 2, 2022, the Company issued 11,250,000 shares to the controlling shareholder at par value of $0.001 per share. As a result, there are total 11,250,000 shares issued.

On February 7, 2025, the Company closed its IPO of 2,250,000 ordinary shares. The Shares were priced at $4.50 per share and the gross proceeds of this offering was $10.13 million and raised a total of US$8.8 million in net proceeds. The Shares were previously approved for listing on the Nasdaq Capital Market and commenced trading under the ticker symbol “FBGL” on February 7, 2025.

As of December 31, 2024 and June 30, 2025, there were 11,250,000 and 13,500,000 ordinary shares issued and outstanding.

14. Commitments and Contingencies

Commitments

On November 25, 2020, the Company guaranteed a 5 year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd shall repay the loan over 60 monthly installments with the interest.

The Company also guaranteed a SGD 7,400,000 10 year commercial loan on October 31, 2022, in the form of Letter of Credit from UOB Bank to 54 Pandan Road Pte Ltd, a related party. The Letter of Credit has been fully drawn down as of the date of this report.

F-24

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

The Company also has a banker’s guarantee totaling SGD 2.4 million (USD 1.8 million) from UOB Bank for the ongoing projects as of December 31, 2024. These guarantees are at the request of the main contractor or owner as a security deposit for the performance of the Company obligations under the contracts. All the banker’s guarantee will expired before September 28, 2028.

As of June 30, 2025, the future minimum payments under certain of the Company’s contractual obligations were as follows:

	Payment Due In
	Total SGD	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Bank borrowings	388,643	317,815	70,828	-	-
Operating lease	360,000	360,000	-	-	-

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of December 31, 2024 and June 30, 2025, the Company is not involved in any material legal or administrative proceedings except for the case below with regards to its subsidiary FBS SG, which matter is now resolved.

15. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Singapore and all of the Company’s revenue and expense are derived in Singapore. Therefore, no geographical segments are presented. The single segment represents the Company’s revenue from construction contracts, sale of construction materials and rendering of services to its customers in Singapore.

16. Subsequent Events

The Company has evaluated subsequent events to the balance sheet date of June 30, 2025 through October 14, 2025, the date of issuance of the condensed consolidated financial statements. There were no other subsequent events occurred that would require recognition or disclosure in the Company’s unaudited interim condensed consolidated financial statements.

F-25

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of FBS Global Limited:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FBS Global Limited (the “Company”) as of December 31, 2023 and 2024, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2024, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor from 2022 through 2025 (such date takes into account the acquisition of certain assets of Friedman LLP by Marcum Asia CPAs LLP effective September 1, 2022).

New York, New York
May 15, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com

F-26

FBS Global Limited

Consolidated Balance Sheets

	As of December 31,
	2023 SGD	2024 SGD	2024 USD
Assets
Current assets
Cash	4,482,359	2,983,600	2,237,700
Accounts receivable, net	3,528,901	2,838,186	2,128,640
Contract assets	5,110,365	3,652,783	2,739,588
Other receivables – related parties	242,794	30,000	22,500
Income tax recoverable	-	230,835	173,126
Prepayments and other current assets	115,080	91,485	68,613
Total current assets	13,479,499	9,826,889	7,370,167

Non-current assets
Property, plant and equipment, net	3,692,349	3,597,144	2,697,858
Deferred offering cost	828,458	1,253,443	940,083
Deferred tax assets, net	268,213	304,482	228,362
Right of use assets, net – related party	-	711,389	533,542
Total non-current assets	4,789,020	5,866,458	4,399,845
Total assets	18,268,519	15,693,347	11,770,012

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	2,481,227	1,265,818	949,363
Contract liabilities	1,482,957	805,163	603,872
Current portion of bank borrowings	1,447,966	696,956	522,717
Due to related parties	83,388	522,847	392,136
Dividend payable	5,817,274	5,817,274	4,362,956
Financing lease liabilities- current	16,680	11,121	8,340
Operating lease liabilities- current – related party	-	711,389	533,542
Accrued expenses and other current liabilities	635,795	1,249,912	937,434
Tax payable	307,269	203,517	152,638
Total current liabilities	12,272,556	11,283,997	8,462,998

Non-current liabilities
Financing lease liabilities, non-current	11,120	-	-
Bank borrowings, non-current	890,330	129,203	96,903
Total non-current liabilities	901,450	129,203	96,903
Total liabilities	13,174,006	11,413,200	8,559,901
Commitments and contingencies
Shareholders’ equity
Ordinary shares, 500,000,000 shares authorized; US$0.001 par value, 11,250,000 shares issued and outstanding as of December 31, 2023 and 2024, respectively	15,203	15,203	11,402
Additional paid in capital	2,684,797	2,684,797	2,013,599
Retained earnings	2,394,513	1,580,147	1,185,110
Total shareholders’ equity	5,094,513	4,280,147	3,210,111
Total liabilities and shareholders’ equity	18,268,519	15,693,347	11,770,012

See accompanying notes to consolidated financial statements

F-27

FBS Global Limited

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Years Ended December 31,
	2022 SGD	2023 SGD	2024 SGD	2024 USD
Revenue	16,824,168	21,810,317	13,847,548	10,385,661
Cost of revenue	14,642,786	19,165,477	12,597,472	9,448,104
Gross profit	2,181,382	2,644,840	1,250,076	937,557

Operating expenses
Provision for credit losses	17,272	399,278	154,077	115,558
General and administrative expenses	2,089,611	2,290,312	2,063,324	1,547,493
Total operating expenses	2,106,883	2,689,590	2,217,401	1,663,051

Income (loss) from operations	74,499	(44,750)	(967,325)	(725,494)

Other income (expense)
Interest expenses, net	(83,276)	(77,104)	(65,921)	(49,440)
Finance expense, net	(7,125)	(8,096)	(4,273)	(3,205)
Other income	222,309	99,543	140,656	105,492
Foreign exchange gain (loss), net	4,510	(2,906)	46,859	35,144
Total other income, net	136,418	11,437	117,321	87,991

Income (loss) before provision for income taxes	210,917	(33,313)	(850,004)	(637,503)
Income tax (expense) benefit	(142,290)	37,998	35,638	26,728
Net income (loss)	68,627	4,685	(814,366)	(610,775)

Comprehensive income (loss)	68,627	4,685	(814,366)	(610,775)

Earnings per share – basic and diluted	0.01	0.00	(0.07)	(0.05)
Weighted average shares outstanding, basic and diluted	11,250,000	11,250,000	11,250,000	11,250,000

See accompanying notes to consolidated financial statements

F-28

FBS Global Limited

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2022, 2023 and 2024

	Ordinary Shares		Additional Paid-in	Retained	Total	Total
	Shares*	Amount	Capital	Earnings	SGD	USD
Balance as of January 1, 2022	11,250,000	15,203	1,484,797	2,321,201	3,821,201	2,865,900
Capital contribution	-	-	1,200,000	-	1,200,000	900,000
Net income for the year	-	-	-	68,627	68,627	51,470

Balance as of December 31, 2022	11,250,000	15,203	2,684,797	2,389,828	5,089,828	3,817,370
Net income for the year	-	-	-	4,685	4,685	3,516

Balance as of December 31, 2023	11,250,000	15,203	2,684,797	2,394,513	5,094,513	3,820,886
Net loss for the year	-	-	-	(814,366)	(814,366)	(610,775)

Balance as of December 31, 2024	11,250,000	15,203	2,684,797	1,580,147	4,280,147	3,210,111

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on August 2, 2022.

See accompanying notes to consolidated financial statements

F-29

FBS Global Limited

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2022, 2023 and 2024

	For the Years Ended December 31,
	2022 SGD	2023 SGD	2024 SGD	2024 USD
Cash flows from operating activities:
Net income (loss)	68,627	4,685	(814,366)	(610,775)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Provision for credit losses	17,272	399,278	154,077	115,558
Depreciation of property and equipment	146,709	161,711	170,344	127,758
Deferred tax expense (benefit)	1,077	4,565	(36,269)	(27,202)
Amortization of right-of-use assets and interest of lease liabilities	-	-	720,000	540,000
Changes in operating assets and liabilities:
Accounts receivable	1,276,371	(115,685)	690,716	518,037
Contract assets	(435,598)	1,517,048	1,303,505	977,629
Account receivables-related parties	(20,368)	-	-	-
Income tax recoverable	-	-	(230,835)	(173,127)
Prepayments and other current assets	(60,274)	(3,052)	23,595	17,696
Accounts payable	802,001	399,838	(1,215,409)	(911,557)
Contract liabilities	(378,771)	1,057,625	(677,794)	(508,346)
Taxes payable	(327,563)	110,688	(103,751)	(77,813)
Operating lease liabilities – related party	-	-	(720,000)	(540,000)
Accrued expenses and other current liabilities	(1,524,719)	97,149	614,116	460,587
Net cash (used in) provided by operating activities	(435,236)	3,633,850	(122,071)	(91,555)
Cash flows from investing activities:
Purchase of property, plant and equipment	(102,241)	(3,257)	(75,139)	(56,353)
Loan to related parties	-	(1,130,000)	-	-
Collection from loans to related parties	-	887,206	212,794	159,596
Net cash (used in) provided by investing activities	(102,241)	(246,051)	137,655	103,243
Cash flows from financing activities:
Proceeds from bank borrowings	1,139,435	1,508,177	481,622	361,217
Repayment of bank borrowings	(2,558,768)	(2,014,245)	(1,993,759)	(1,495,319)
Financing lease liabilities	(17,081)	(16,680)	(16,680)	(12,510)
Proceeds from borrowings from related party	278	311,011	468,393	351,295
Repayment of borrowings from related party	(383,588)	(378,049)	(28,934)	(21,701)
Capital contribution	1,200,000	-	-	-
Payment for deferred offering cost	(522,987)	(305,471)	(424,985)	(318,739)
Net cash used in financing activities	(1,142,711)	(895,257)	(1,514,343)	(1,135,757)

Net changes in cash and restricted cash	(1,680,188)	2,492,542	(1,498,759)	(1,124,069)
Cash and restricted cash, beginning of year	3,670,005	1,989,817	4,482,359	3,361,769
Cash and restricted cash, end of year	1,989,817	4,482,359	2,983,600	2,237,700
Supplemental disclosure information:
Cash paid for income tax	361,788	26,511	187,658	140,743
Cash paid for interest	81,333	75,254	65,921	49,440

Supplemental disclosure of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	-	-	1,407,124	1,055,343

The following table provides a reconciliation of cash and restricted cash reported within the statement of financial position that sum to the total of the same amounts shown in the statement of cash flows:

Cash	1,889,817	4,482,359	2,983,600	2,237,700
Restricted Cash	100,000	-	-	-
Total cash and restricted cash shown in the consolidated statements of cash flows	1,989,817	4,482,359	2,983,600	2,237,700

See accompanying notes to consolidated financial statements

F-30

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

1. Organization and Business Description

Organization and Nature of Operations

FBS Global Limited is a holding company which was incorporated on March 10, 2022 under the laws of Cayman Islands as an exempted company with limited liability (“FBS Cayman” or “the Company”). It is a holding company with no business operation.

FBS Cayman owns 100% equity interest of Success Elite Development Limited, a limited liability company incorporated in the British Virgin Islands on February 22, 2022, acting as a holding company. Success Elite Development Limited (“SEDL”), in turn, holds 100% equity interest of Finebuild System Pte Ltd. (“FBS SG”), the only operation arm of the group of companies which is a limited liability company incorporated on March 9, 1996 under the laws of the Republic of Singapore.

From the beginning as a construction company since 1996, FBS SG has developed into a premier integrated engineering company that provides a full suite of construction and engineering services. These services include the supply of building materials and precast concrete components, recycling of construction and industrial wastes, research, and development, as well as pavement consultancy services. The Company is an established interior design and build (also referred to as “fit-out”) specialist in Singapore with a track record of over 20 years in institutional, residential, commercial and industrial building projects. The Company’s scope of services comprises design, supply and installation of ceilings, partitions, timber deck, carpet, lead lining, acoustic wall panel, built-in furnishing, carpentry and mechanical & electrical services of a building. The Company also undertakes main construction and building works projects.

A reorganization of the Company’s legal structure was completed on August 2, 2022. The reorganization involved the incorporation of FBS Cayman, and its wholly-owned subsidiaries, SEDL; and the transfer of all equity ownership of FBS SG to SEDL from the former shareholders of FBS SG. In consideration of the transfer, the Company issued 11,250,000 ordinary shares with par value $0.001 per share to the former shareholders of FBS SG.

On August 2, 2022, the former shareholders transferred their 100% ownership interest in FBS SG to SEDL, which is 100% owned by FBS Cayman. After the reorganization, FBS Cayman owns 100% equity interests of SEDL and FBS SG. The controlling shareholder of FBS Cayman is same as that of FBS SG prior to the reorganization.

On February 7, 2025, the Company closed its Initial Public Offering (“IPO”) of 2,250,000 ordinary shares. The shares were priced at $4.50 per share and the gross proceeds of this offering was $10,125,000. The shares were previously approved for listing on the Nasdaq Capital Market and commenced trading under the ticker symbol “FBGL” on February 7, 2025.

The transactions were between entities under common control, and therefore accounted for in a manner similar to the pooling-of-interest method. Under the pooling-of-interests method, combination between two businesses under common control is accounted for at carrying amounts with retrospective adjustment of prior period financial statements, and the equity accounts of the combining entities are combined and the difference between the consideration paid and the net assets acquired is reflected as an equity transaction (i.e., distribution to parent company). As opposed to the purchase method of accounting, no intangible assets are recognized in the transaction, and no goodwill is recognized as a result of the reorganization.

The accompanying consolidated financial statements reflect the activities of FBS Cayman and the following entity:

Subsidiary	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Success Elite Development Limited (SEDL)	February 22, 2022	BVI	100% owned by FBS Cayman	Investment Holding Company

Finebuild Systems Pte Ltd (“FBS SG”)	March 09, 1996	Singapore	100% owned by SEDL	General Contractors Building construction including major upgrading works

F-31

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies

Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

The Company engages in providing a full suite of construction and engineering services. The Company’s business is capital intensive. Working deficit was approximately SGD 1,400,000 (USD 1,100,000) as of December 31, 2024, as compared to working capital as of December 31, 2023 approximately SGD 1,200,000 as of December 31, 2023. As of December 31, 2024, cash in bank balance was approximately SGD 3,000,000 (USD 2,200,000). In addition to cash in bank, the Company also has other current assets mainly composed of accounts receivable, and contract assets. The Company had accounts receivable of approximately SGD 2,800,000 (USD 2,200,000), and contract assets of approximately SGD 3,700,000 (USD 2,700,000) as of December 31, 2024, all of them are short-term in nature and can be collected back within the Company’s operating cycles to be used to support the Company’s working capital need. On February 7, 2025, the Company closed its IPO of 2,250,000 ordinary shares. The shares were priced at $4.50 per share and the gross proceeds of this offering was $10,130,000 and raised a total of USD8,800,000 in net proceeds. The Shares were previously approved for listing on the Nasdaq Capital Market and commenced trading under the ticker symbol “FBGL” on February 7, 2025.

In addition, the Company will need to maintain its operating costs at a level through strict cost control and budget to ensure operating costs are minimized and will not exceed such aforementioned sources of funds to continue as a going concern for a period within 12 months after the issuance of its consolidated financial statements.

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its working capital requirements and debt obligations as they become due. However, there is no assurance that management will be successful in their plans. There are a number of factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its services, economic conditions, competitive pricing in the construction industry, its operating results continuing to make profit and its bank and shareholders being able to provide continued financial support.

Basis of Presentation and Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”)

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

F-32

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to revenue recognition. Actual results could differ from those estimates.

Foreign Currency Translation and transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company in Cayman and British Virgin Island is U.S. dollar and the subsidiary which incorporate in Singapore is Singapore Dollars which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange in place at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into the functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the consolidated statement of operations and comprehensive income (loss).

Assets and liabilities of the Company translated from their respective functional currencies to the reporting currency at the exchange rates at the balance sheet dates, equity accounts are translated at historical exchange rates and revenues and expenses are translated at the average exchange rates in effect during the reporting period. The resulting foreign currency translation adjustment are recorded in other comprehensive income.

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from SGD into USD as of and for the year ended December 31, 2024 are solely for the convenience of the reader and were calculated at the rate of SGD 1.00 to USD 0.75, representing the noon buying rate in The City of New York for cable transfers of SGD as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of December 31, 2024. No representation is made that the SGD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 -	Quoted prices in active markets for identical assets and liabilities.

F-33

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Level 2 -	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash, accounts receivable, income tax recoverable and other current assets, accounts payable, taxes payable, bank borrowing, lease liabilities, due to related parties, accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of December 31, 2023 and 2024 due to their short-term nature.

Cash and Restricted Cash

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation and have original maturities of less than three months. The Company maintains the bank accounts in Singapore. Cash balances in bank accounts in Singapore with maximum amount of SGD 75,000 are insured under the Deposit Protection Scheme introduced by the Singapore Government. Cash balances in bank accounts in Singapore are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Restricted cash consisted of deposit which is required to be withheld in the bank by the Company to compensate the customer in case of breach of contract.

Accounts Receivable, net

Accounts receivables are recognized and carried at original invoiced amount. From January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments - Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized cost, including accounts receivable.

The Company adopted ASC Topic 326 using the modified retrospective method in scope of the standard. Results for reporting periods beginning after January 1, 2023 are presented under ASC Topic 326, while prior period amounts continue to be reported in accordance with previously applicable GAAP.

Upon adoption, the Company recorded nil allowance for credit losses.

The Company uses simplified flow rate matrix approach to estimate expected credit losses for the accounts receivable. The allowance for credit losses is estimated for accounts receivable that share similar risk characteristics based on a collective assessment using a combination of measurement models and management judgment. The approach considers factors including historical ageing schedule and forward-looking macroeconomic conditions.

Prepayments

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability of the prepayments becomes doubtful. As of December 31, 2023 and 2024, there was no allowance recorded as the Company considers all of the prepayments fully realizable.

F-34

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Other receivables – related parties

Other receivables - related parties represent amounts owed to a company by its related parties. Related parties can include affiliated companies, parent companies, subsidiaries, directors, officers, or shareholders. The Company considers the assets to be impaired if the realizability of the receivables becomes doubtful.

From January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments - Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized cost, including Other receivables – related parties.

Upon adoption, the Company recorded nil allowance for credit losses.

Lease

On January 1, 2020, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method. The Company has elected the package of practical expedients permitted which allows the Company not to reassess the following at adoption date:

(i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space, warehouses and equipment, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. The Company classifies a lease as a finance lease when the lease meets any of the following criteria at lease commencement:

a.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

b.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise;

c.	The lease term is for the major part of the remaining economic life of the underlying asset;

d.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments in accordance with ASC 842 paragraph 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset;

e.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

All leases of the Company are currently classified as financing leases. The Company recognizes a lease in the financial statement when the arrangement either explicitly or implicitly involves property, plant or equipment (“PP&E”), the contract terms are dependent on the useful life of the PP&E, and the Company have the ability or right to control the PP&E or to direct others to control the PP&E and receive the majority of the economic benefits of the assets. Financing lease liability, current, and financing lease liability, non-current in the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The financing lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

The Company applied its interest rate based on the actual incremental borrowing rate from the leasing contract that is available at lease commencement date in determining the lease interest expense. The Company’s lease terms may include options to extend or terminate the lease. Lease expenses for lease payments are recognized on a straight-line basis over the lease term, under depreciation expenses.

The Company reviews the impairment of its financing lease assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its asset group when events or changes in circumstances occur that indicate that the carrying value of the asset group may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset group from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of financing lease liabilities in the tested asset group and include the associated financing lease payments in the undiscounted future pre-tax cash flows.

F-35

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization are provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Building	50 years
Land	Indefinite
Renovation	8 years
Furniture and fixtures	10 years
Motor vehicles	5 years
Electronic equipment	1 – 3 years
Machinery	5 years
Forklift	6 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss) in other income or expenses.

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Deferred Offering Cost

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the initial public offering. These costs, together with the underwriting discounts and commissions, will be charged to permanent equity upon completion of the initial public offering. Should the initial public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to expenses. As of December 31, 2023 and 2024, the Company has incurred and deferred SGD828,458 and SGD1,253,443 (USD 940,083) of deferred offering costs.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset group may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the asset group to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the asset group, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended December 31, 2023 and 2024.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2020.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the Company satisfies a performance obligation.

F-36

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed.

The Company will recognize the revenue of sales of construction material when the performance obligation is satisfied by transferring a promised good or service to the customer. Control of the goods is transferred to the customer, generally on delivery of the goods.

Revenue from service orders is recognized when the entity satisfied the performance obligation at a point in time generally as the services are provided.

The contracts which the Company enters into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets its contractual requirements. Additionally, contracts may include retentions or holdbacks paid at the end of a project to ensure that Company meets the contract requirements. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

Since the Company has concluded that the promises to be delivered on the contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a professional interior design and fit-out service provider, the Company recognizes revenue based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company will submit monthly progress claim to the customer, and after the Company received the certified interim progress certificate, the Company will issue a tax invoice to the customer. The final tax invoice is generally issued after the project completion and agreed by customer and the Company. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered.

F-37

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract cost indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expense), and not as a reduction of revenue or a non-operating expense.

The Company’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

The following table presents revenue classified by timing of revenue recognition for the years ended December 31, 2022, 2023 and 2024, respectively:

	2022 SGD	2023 SGD	2024 SGD	2024 USD
Point in time	57,618	4,701	1,350	1,012
Over time	16,766,550	21,805,616	13,846,198	10,384,649
Total revenue	16,824,168	21,810,317	13,847,548	10,385,661

The following table presents revenue by major revenue type for the years ended December 31, 2022, 2023 and 2024, respectively:

	2022 SGD	2023 SGD	2024 SGD	2024 USD
Revenue from construction contracts	16,766,550	21,805,616	13,846,198	10,384,649
Sales of construction materials	57,618	4,701	1,350	1,012
Total	16,824,168	21,810,317	13,847,548	10,385,661

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. Such estimated costs for warranties are estimated at completion and these warranties are not service warranties separately sold by the Company. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the years ended December 31, 2023 and 2024 because the Company’s historical warranty expenses were immaterial to the Company’s consolidated financial statements.

F-38

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the material costs, subcontracting costs and staff costs. These costs are expenses as incurred.

Borrowing Costs

All borrowing costs are recognized in interest expenses in the consolidated statement of operations and comprehensive income (loss) in the period in which they are incurred.

Advertising Costs

The Company expenses advertising costs as incurred and were included as part of selling and marketing expenses. There were no advertising costs for the years ended December 31, 2023 and 2024.

Employee Benefit Plan

Employees of the Company located in Singapore participate in a compulsory saving scheme (pension fund) for the retirement of residents in Singapore. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Company is required to contribute to the plan based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. Total expenses for the plan were SGD 133,455 and SGD 164,390 (USD 123,293) for the years ended December 31, 2023 and 2024, respectively.

F-39

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. The Company has recognized deferred tax assets for temporary differences, operating losses and tax credit carryforwards. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. The accruals for deferred tax assets and liabilities, including deferred income tax assets and liabilities, are subject to significant judgment and are reviewed and adjusted routinely based on changes in facts and circumstances. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes”, prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended December 31, 2023 and 2024.

The Company believes there were no uncertain tax positions as of December 31, 2023 and 2024, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Segment Reporting

The ASU 2023-07: Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures provides improvements to reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. In addition, the amendments enhance interim disclosure requirements, clarify circumstances in which an entity can disclose multiple measures of segment profit or loss, provide new segment disclosure requirements for entities with a single reportable segment and contain other disclosure requirements. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024. The ASU should be adopted retrospectively to all periods presented in the financial statements unless it is impracticable to do so. The Company adopted ASU 2023-09 for the year beginning on January 1, 2024. The adoption of ASU 2023-07 does not have a material impact on the Company’s consolidated balance sheets, statements of operations and comprehensive income (loss), cash flows or disclosures. Refer to Note 15, Segment Reporting for the inclusion of the new required disclosures.

Earnings (Loss) per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of December 31, 2023 and 2024, there were no dilutive shares.

Comprehensive Income or loss

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income.

F-40

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Concentration, risks and uncertainties

Currency Risk

The Company’s operating activities are transacted in SGD. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Company considers the foreign exchange risk in relation to transactions denominated in SGD with respect to USD is significant.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and accounts receivable. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash with financial institutions located in Singapore. As of December 31, 2023 and 2024, SGD 4,482,359 and SGD 2,983,600 (USD 2,237,700) were deposited with financial institutions located in Singapore. The Deposit Protection Scheme introduced by the Singapore Government insured each depositor at one bank for a maximum amount of SGD75,000. Otherwise, these balances are not covered by insurance. The unsecured deposited amount as of December 31, 2023 and 2024 will be SGD 4,332,359 and SGD 2,833,600 (USD 2,125,200). The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors.

For the years ended December 31, 2023 and 2024, all of the Company’s assets were located in Singapore and all of the Company’s revenue were derived from its subsidiary located in Singapore. The Company has a concentration of its revenue and accounts receivable with specific customers and purchases and accounts payable with specific suppliers.

F-41

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

For the year ended December 31, 2022, two customers accounted for approximately 41% and 12% of the Company’s total revenue, respectively. For the year ended December 31, 2023, four customers accounted for approximately 32%, 15%, 12% and 11% of the Company’s total revenue, respectively. For the year ended December 31, 2024, three customers accounted for approximately 24%, 22% and 19% of the Company’s total revenue, respectively.

As of December 31, 2023, four customers’ accounts receivable accounted for approximately 34%, 20%, 15% and 12% of the total accounts receivable, respectively. As of December 31, 2024, three customers’ account receivables accounted for approximately 70%, 11%, and 10% of total accounts receivable, respectively.

For the year ended December 31, 2022, one supplier accounted for approximately 15% of the Company’s total purchases. For the year ended December 31, 2023, none of the suppliers accounted for 10% of the Company’s total purchases. For the year ended December 31, 2024, one of the suppliers accounted for 12% of the Company’s total purchases.

As of December 31, 2023, two supplier’s accounts payable accounted for approximately 38% and 13%, respectively of the total accounts payable and three suppliers’ accounts payable accounted for approximately 31%, 20% and 13% of the total accounts payable as of December 31, 2024, respectively.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates are not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Recently Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

F-42

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). The intent of ASU 2023-09 is to improve the disclosures around a company’s rate reconciliation information and certain types of income taxes companies are required to pay. Specifically, these new disclosure requirements will provide more transparency regarding income taxes companies pay in the United States and other countries, along with more disclosure around a company’s rate reconciliation, among other new disclosure requirements, such that users of financial statements can get better information about how the operations, related tax risks, tax planning and operational opportunities of companies affect their effective tax rates and future cash flow prospects. ASU 2023-09 is effective for annual fiscal years beginning after December 15, 2024, with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments under ASU 2023-09 should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the potential impact of ASU 2023-09 on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. The Company is currently evaluating the impact that the adoption of these standards will have on its consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations and comprehensive loss and statements of cash flows.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following as of December 31:

	2023 SGD	2024 SGD	2024 USD
Accounts receivable	3,535,071	2,844,356	2,133,268
Less: allowance for credit loss	(6,170)	(6,170)	(4,628)
Accounts receivable, net	3,528,901	2,838,186	2,128,640

Movement of the allowance for accounts receivable were as follows for the years ended December 31, 2022, 2023 and 2024, respectively:

	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Balance at beginning of the year	6,170	6,170	6,170	4,628
Addition	-	2,750	-	-
Write-off	-	(2,750)	-	-
Balance at end of the year	6,170	6,170	6,170	4,628

F-43

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

4. Contract Assets/(Liabilities)

Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Contract assets consisted of the following as of December 31:

	2023 SGD	2024 SGD	2024 USD
Revenue recognized to date	26,612,224	18,772,315	14,079,237
Less: Progress billings to date	(21,105,331)	(14,965,455)	(11,224,091)
Less: Credit losses	(396,528)	(154,077)	(115,558)
Contract assets, current	5,110,365	3,652,783	2,739,588

Movement of the allowance for contract assets were as follows for the years ended December 31, 2022, 2023 and 2024 respectively:

	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Balance at beginning of the year	-	-	-	-
Addition	-	396,528	154,077	115,558
Write-off	-	(396,528)	(154,077)	(115,558)
Balance at end of the year	-	-	-	-

Contract liabilities consisted of the following as of December 31:

	2023	2024	2024
	SGD	SGD	USD
Billings in advance of performance obligation under contracts	1,482,957	805,163	603,872

Contract liabilities related to contracts are balances due to customers under contracts. These arise if a particular milestone payment exceeds the revenue recognized to date under the cost-to-cost method.

The movement in contract liabilities is as follows for the years ended December 31, 2022, 2023 and 2024, respectively:

	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Balance at beginning of the year	804,103	425,332	1,482,957	1,112,218
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	(570,951)	(418,432)	(1,435,346)	(1,076,509)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	192,180	1,476,057	757,552	568,163
Balance at end of the year	425,332	1,482,957	805,163	603,872

F-44

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

5. Prepayments and Other Current Assets

Prepayments and other current assets consisted of the following as of December 31:

	2023	2024	2024
	SGD	SGD	USD
Other deposits	78,164	61,814	46,360
Prepayments	36,916	29,671	22,253
Prepayment and other current assets	115,080	91,485	68,613

6. Property, plant and equipment, net

Property and equipment, stated at cost less accumulated depreciation and amortization, consisted of the following as of December 31:

	2023	2024	2024
	SGD	SGD	USD
Building and land	5,119,699	5,119,699	3,839,774
Furniture and fixtures	4,053	4,053	3,040
Motor vehicles	602,111	572,434	429,326
Electronic equipment	182,800	187,767	140,824
Machinery	33,993	33,993	25,495
Renovation	47,360	47,360	35,520
Forklift	69,000	69,000	51,750
Subtotal	6,059,016	6,034,306	4,525,729
Less: accumulated depreciation and amortization	(2,366,667)	(2,437,162)	(1,827,871)
Property and Equipment, net	3,692,349	3,597,144	2,697,858

Depreciation expenses of property and equipment totaled SGD146,709, SGD161,711 and SGD170,344 (USD 127,758) for the years ended December 31, 2022, 2023 and 2024, respectively.

7. Investment under equity method

Components of investment under equity method are as follows as of December 31:

	2023	2024	2024
	SGD	SGD	USD
Cost of investment in joint venture	101,000	101,000	74,750
Accumulated share of losses in joint venture	(101,000)	(101,000)	(74,750)
Total	-	-	-

F-45

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

8. Leases

Financing leases as lessee

As of December 31, 2023 and 2024, the Company has financing leases with the financial institutions on its consolidated balance sheets for hire purchase of motor vehicle.

The following table shows financing lease liabilities from the financial institutions, and the associated financial statement line items as follows as of December 31:

	2023	2024	2024
	SGD	SGD	USD
Liabilities
Financing lease liabilities current	16,680	11,121	8,340

Financing lease liabilities non-current	11,120	-	-

As of December 31, 2023 and 2024, leased assets which are included in the “Property, plant and equipment” of the consolidated balance sheet of following as of December 31:

	2023	2024	2024
	SGD	SGD	USD
Motor vehicles at cost	128,000	128,000	96,000
Less: Accumulated depreciation	(87,467)	(113,067)	(84,799)
Motor vehicles, net	40,533	14,933	11,201

Information relating to financing lease activities during the years ended December 31, 2022, 2023 and 2024 are as follows:

	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Financing lease expenses
Depreciation	26,502	25,600	25,600	19,200
Interest on lease liabilities	1,942	1,920	1,920	1,440
Total financing lease expenses	28,444	27,520	27,520	20,640

Maturities of lease liabilities as of December 31, 2024 were as follows:

	SGD	USD
For the year ending December 31,
2025	12,308	9,230
Total lease payments	12,308	9,230
Less: imputed interest	(1,187)	(890)
Total	11,121	8,340

F-46

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

The following table shows the weighted-average lease terms and discount rates as of December 31, 2023 and 2024 for finance leases:

	2023	2024
Weighted average remaining lease term (Years)
Finance leases	1.58	0.58
Weighted average discount rate (%)
Finance leases	2.28	2.28

Operating leases

The Company enter a 24 months lease agreement with the related party on January 1, 2024 to rent the warehouse for storage purpose with a monthly rental fee at SGD 60,000 (USD 44,400). As of December 31, 2024, the Company reports operating leases for leasehold buildings on its consolidated balance sheets.

The following table shows operating lease liabilities and the associated financial statement line items:

	2023	2024	2024
	SGD	SGD	USD
Liabilities
Operating lease liabilities – current – related party	-	711,389	533,542
Operating lease liabilities – non current – related party	-	-	-
Total	-	711,389	533,542

As of December 31, 2023 and 2024, “Right-of-use assets, net” consisted of the following:

	2023	2024	2024
	SGD	SGD	USD
Right of use assets – related party	-	1,407,124	1,055,343
Less: Accumulated amortization	-	695,735	521,801
Right of use assets, net – related party	-	711,389	533,542

F-47

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Information related to operating lease activities during the periods are as follows:

	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Operating lease expenses
Amortization	-	-	695,735	521,801
Interest of lease liabilities	-	-	24,265	18,199
Total operating lease expenses	-	-	720,000	540,000

Future operating lease payments as of December 31, 2024 are detailed as follows:

	SGD	USD
For the year ending December 31,
2025	720,000	540,000
Total lease payments	720,000	540,000
Less: imputed interest	(8,611)	(6,458)
Present value of operating lease liabilities	711,389	533,542
Less: Current portion	711,389	533,542
Long-term potion of operating lease liabilities	-	-

The following table shows the weighted-average lease terms and discount rates as of December 31, 2023 and 2024 for operating leases:

	2023	2024
Weighted average remaining lease term (Years)
Operating leases	-	1.00
Weighted average discount rate (%)
Operating leases	-	2.25

F-48

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

9. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows as of December 31:

	2023	2024	2024
	SGD	SGD	USD

Accruals for operating expenses	547,661	948,421	711,316
Retention payable	45,423	268,030	201,022
Other payables	42,711	33,461	25,096
Total	635,795	1,249,912	937,434

10. Bank Borrowings

Components of bank borrowings are as follows as of December 31:

		Interest rate	2023 SGD	2024 SGD	2024 USD
UOB – Loan 1 (Property)	(1)	1.98-4.95%	351,004	242,922	182,192
UOB – Loan 2 (Bridging Loan)	(2)	2.25%	1,408,486	583,237	437,428
Trust Receipt	(3)	5.98-7.00%	578,806	-	-
			2,338,296	826,159	619,620

Less: current portion of long-term bank borrowings			(1,447,966)	(696,956)	(522,717)
Non-current portion of long-term bank borrowings			890,330	129,203	96,903

(1)	The property loan with twenty-five years of term from February 2, 2002 to January 31, 2027 will maturity in January 2027 with interest rate at 1.68% for the per period from August 4, 2020 to August 3, 2022, 1.98% for the period from August 4, 2022 to August 3, 2023, and at 6.25% from August 4, 2023 and thereafter. The Company revised the loan on May 3, 2023 and the revised interest rate will be 1.20% plus compounded the Singapore Overnight Rate Average (SORA) reference rate for the period from June 1, 2023 to May 31, 2025, and at 2.00% plus compounded SORA reference rate for the period from June 1, 2025 and thereafter. As of December 31, 2024 the SORA rate is 3.07%.

(2)	The bridging loan with five years of term from September 30, 2020 to September 29, 2025 will maturity in October 2025 with the interest rate at 2.25%.

(3)

Trust receipt is the bank facilities that the Company uses to settle suppliers’ due invoices, it will be mature 120 days after the Company executes it. The interest rate will be 5.15%-7.00% depend on the date of execution. All trust receipts matured no later than July 26,2024.

As of December 31, 2024, the Company does not incur any new trust receipts.

Interest expenses pertaining to the above bank borrowings for the years ended December 31, 2022, 2023 and 2024 amounted to SGD 81,333, SGD 75,184 and SGD 64,000 (USD 48,000), respectively.

Components of bank borrowings interest are as follows as of December 31:

	2022	2023	2024	2024
	SGD	SGD	SGD	USD
UOB – Loan 1 (Property)	9,389	13,602	14,766	11,074
UOB – Loan 2 (Bridging Loan)	55,982	36,793	25,146	18,860
Trust Receipt	15,962	24,789	24,088	18,066
Total	81,333	75,184	64,000	48,000

F-49

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Maturities of the bank borrowings were as follows:

	SGD	USD
For the year ending December 31,
2025	710,983	533,237
2026	122,264	91,698
2027	10,282	7,711
Total bank borrowings repayments	843,529	632,646

Current portion of long-term bank borrowings	710,983	533,237
Non-current portion of long-term bank borrowings	132,546	99,409
Less: imputed interest	(17,370)	(13,026)
Total	826,159	619,620

11. Income Taxes

Cayman Islands and British Virgin Islands

Under the current laws of the Cayman Islands and the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman Islands and BVI withholding tax will be imposed.

Singapore

In accordance with the relevant tax laws and regulations of Singapore, a company registered in Singapore is subject to income taxes at a flat rate of 17%.

	For the years ended December 31,
	2022 SGD	2023 SGD	2024 SGD	2024 USD
Income before provision for income taxes is attributable to the following geographic locations:
Singapore	210,917	(33,313)	(850,004)	(637,503)
Foreign		-	-	-
Total income (loss) before income taxes	210,917	(33,313)	(850,004)	(637,503)

The following table reconciles Singapore statutory rates to the Company’s effective tax:

	For the years ended December 31,
	2022 SGD	2023 SGD	2024 SGD	2024 USD
Profit (loss) before income taxes	210,917	(33,313)	(850,004)	(637,503)
Singapore statutory income tax rate	17%	17%	17%	17%

Non-deductible depreciation	9%	-70%	-3%	-3%
Non-deductible professional fees	62%	-467%	-9%	-9%
Other non-deductible expenses	5%	-39%	-1%	-1%
Tax rebate and exemption	-26%	673%	0%	0%
Effective tax rate	67%	114%	4%	4%

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	2023 SGD	2024 SGD	2024 USD
Allowance for credit loss	270,556	271,841	203,881
Lease liabilities	4,726	120,936	90,702
Net operating loss carried forward	-	32,641	24,481
Total deferred tax assets	275,282	425,418	319,064
Deferred tax liabilities:
Right-of-use assets	(7,069)	(120,936)	(90,702)
Total deferred tax liabilities	(7,069)	(120,936)	(90,702)
Net deferred tax asset:	268,213	304,482	228,362

F-50

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended December 31, 2022, 2023 and 2024. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2024.

The tax years ended December 31, 2021 through 2024 for the Company’s subsidiary in the Singapore is generally subject to examination by the Singapore tax authorities.

12. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a)	Fine Build-Ninefold Group Construction Company (Private) Limited

A Joint-Venture (JV) incorporated in Sri Lanka in year 2017 to bid a local project, FBS SG holding 30% shares of the JV. The Company started transferring the share to 3rd party in late 2019, however due to Covid-19 pandemic, the share transfer is still pending for the local secretary to execute. Currently, FineBuild only supply material to the JV.

(b)	54 Pandan Road Pte Ltd

A related company under common control with FBS SG as Mr. Kelvin Ang (also known as Poh Guan Ang) acts as the sole director in this company.

(c)	Fastfix Systems Pte Ltd

A related company under common control with FBS SG as Mr. Kelvin Ang acts as the sole director in this company.

(d)	Kelvin Ang

Present sole director and shareholder of FBS Global Limited.

(e)	Ang Poh Hwee

Project director of FBS Global Limited.

a.	Accounts receivable – related party

As of December 31, 2023 and 2024, the balances of Accounts receivable – related party were as follows:

		2023	2024	2024
		SGD	SGD	USD
Accounts receivable – related party
Fine Build-Ninefold Group Construction Company (Private) Limited	(1)	971,780	961,143	720,857
Allowance for credit loss	(1)	(971,780)	(961,143)	(720,857)
Total		-	-	-

F-51

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

Movement of the allowance for credit loss were as follows for the years ended December 31, 2022, 2023 and 2024, respectively:

	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Balance at beginning of the year	970,573	990,941	971,780	728,835
Exchange rate effect	20,368	(19,161)	(10,637)	(7,978)
Balance at end of the year	990,941	971,780	961,143	720,857

b.	Other receivables – related parties

As of December 31, 2023 and 2024, the balances of other receivables-related parties were as follows:

		2023	2024	2024
		SGD	SGD	USD
Other receivables – related parties
Fine Build-Ninefold Group Construction Company (Private) Limited	(3)	575,200	593,390	445,043
Allowance for credit loss	(3)	(575,200)	(593,390)	(445,043)
54 Pandan Road Pte Ltd	(2)	212,794	-	-
Ang Poh Hwee	(4)	30,000	30,000	22,500
Total		242,794	30,000	22,500

Movement of the allowance for credit loss were as follows for the years ended December 31, 2022, 2023 and 2024, respectively:

	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Balance at beginning of the year	589,638	586,542	575,200	431,400
Exchange rate effect	(3,096)	(11,342)	18,190	13,643
Balance at end of the year	586,542	575,200	593,390	445,043

(1)	Supply construction material to the Joint Venture company. The Company may not be able to collect amounts due under COVID-19’s negative impact to the joint venture’s operation and financial condition, and the Company reserved 100% allowance for credit loss.
(2)	The Company approved a loan to 54 Pandan Road Pte Ltd on April 10, 2023, provided the loan of SGD2 million, with no interest. As of the date of this report, the Company has fully collected the loan from 54 Pandan Road Pte Ltd.
(3)	Management service provided to the Joint Venture company.
(4)	The Company paid on behalf of the director for a legal case between Newspaper Seng Pte Ltd and Ang Poh Hwee.

c.	Due to related parties

As of December 31, 2023 and 2024, the balances of amount due to related parties were as follows:

	2023	2024	2024
	SGD	SGD	USD
Due to related parties
Kelvin Ang	83,388	522,847	392,136
Total	83,388	522,847	392,136

F-52

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

d.	Related party transactions

	2022	2023	2024	2024
	SGD	SGD	SGD	USD
Fine Build-Ninefold Group Construction Company (Private) Limited
Supply construction material	25,633	-	-	-
54 Pandan Road Pte Ltd
Rental of warehouse	30,000	-	720,000	540,000
Fastfixs Systems Pte Ltd
Consultation fee	-	138,000	217,500	163,125
Supply of labors	-	43,004	263,034	197,276

e.	Commitments

On November 25, 2020, the Company guaranteed a 5-year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd shall repay the loan over 60 monthly installments with the interest.

The Company also guaranteed a SGD 7,400,000 10 year commercial loan on October 31, 2022, in the form of Letter of Credit from UOB Bank to 54 Pandan Road Pte Ltd, a related party. The Letter of Credit has been fully drawn down as of the date of this report.

13. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the Cayman Islands on March 10, 2022. The authorized number of Ordinary Shares was 500,000,000 with par value of $0.001 per share. On August 2, 2022, the Company issued 11,250,000 shares to the controlling shareholder at par value of $0.001 per share. As a result, there are total 11,250,000 shares issued.

In financial year 2019 the subsidiary declared SGD 11,703,290 dividend to the shareholders and pay out the dividend SGD 4,086,016 at the same year. In financial year 2021, the subsidiaries paid out further dividend of SGD 1,300,000 on August 25, 2021 and issued 500,000 ordinary shares to pay the outstanding dividend payable on September 7, 2021. The balance of SGD 5,817,274 (USD 4,362,956) still remains in the account as of December 31, 2024.

On January 26, 2022, the subsidiary FBS SG issued 160,000 shares to two new shareholders, Master Stride Limited (“Master Stride”) and Fame Hall Investment Limited (“Fame Hall”), with consideration of SGD7.5 per share. Master Stride subscribed 82,000 ordinary shares for SGD 615,000 and Fame Hall subscribed 78,000 ordinary shares for SGD 585,000. A total of SGD 712,880 paid in capital received as of June 30, 2022. By August 2022, the two shareholders Master Stride and Fame Hall made full payment of SGD 1,200,000 to subscribe the share of the subsidiary FBS SG.

On February 7, 2025, the Company closed its IPO of 2,250,000 ordinary shares. The Shares were priced at $4.50 per share and the gross proceeds of this offering was $10.13 million and raised a total of US$8.8 million in net proceeds. The Shares were previously approved for listing on the Nasdaq Capital Market and commenced trading under the ticker symbol “FBGL” on February 7, 2025.

14. Commitments and Contingencies

Commitments

On November 25, 2020, the Company guaranteed a 5-year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd shall repay the loan over 60 monthly installments with the interest.

The Company also guaranteed a SGD 7,400,000 10 year commercial loan on October 31, 2022, in the form of Letter of Credit from UOB Bank to 54 Pandan Road Pte Ltd, a related party. The Letter of Credit has been fully drawn down as of the date of this report.

F-53

FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

The Company also has a banker’s guarantee totaling SGD 2.4 million (USD 1.8 million) from UOB Bank for the ongoing projects as of December 31, 2024. These guarantees are at the request of the main contractor or owner as a security deposit for the performance of the Company obligations under the contracts. All the banker’s guarantee will expired before September 28, 2028.

As of December 31, 2024, the future minimum payments under certain of the Company’s contractual obligations were as follows:

	Payment Due In
	Total SGD	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Bank borrowings	843,529	710,983	132,546	-	-
Financing lease	12,308	12,308	-	-	-
Operating lease	720,000	720,000	-	-	-

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of December 31, 2023 and 2024, the Company is not involved in any material legal or administrative proceedings except for the case below with regards to its subsidiary FBS SG, which matter is now resolved.

In August 2021, Newspaper Seng Pte Ltd filed a claim against the Company for an amount of approximately SGD2.2 million. Newspaper Seng claim that they have enter an oral agreement with the Company in September 2015 to purchase a land and building at 54 Pandan Road, Singapore 609292 to redevelopment, and sale or commercial utilization of the land. Newspaper Seng would invest monies and the Company would be in charge the purchase, redevelopment and commercial utilization of the property. In November 2019, the Company transferred the property to a third party without the acknowledgment of Newspaper Seng. Hence Newspaper Seng wish to claim back the amount stated above to compensate the loss of the investment. Newspaper Seng Pte Ltd decided to withdraw the suit claims on November 30, 2023 and files the Notice of Discontinuances on April 25, 2024. As of May 21, 2024 both parties have discontinued their claims and counterclaims and the case were settled.

15. Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (CODM), or decision-making group, in deciding how to allocate resources and in assessing performance.

In November 2023, FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands public entities’ segment disclosures, among others, requiring disclosure of significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss; an amount and description of its composition for other segment items; and interim disclosures of a reportable segment’s profit or loss and assets. This new guidance was effective for us beginning with our annual report for the year ended December 31, 2024, and applied retrospectively to all prior periods presented. The impact of the adoption of this guidance was not material to the Company’s financial position or results of operations, as the requirements impact only segment reporting disclosures in our notes to financial statements.

The Company operates as one operating and reportable segment. All of the Company’s long-lived assets, comprised of property and equipment, are based in Singapore. All of the Company’s revenue was in Singapore for the years ended December 31, 2022, 2023 and 2024, based on the location of the customers.

The Company’s CODM is the Company’s Chief Executive Officer. The Company’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income (loss) that also is reported as consolidated net income (loss) on the statement of operations and comprehensive income (loss), after taking into account the Company’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes revenue (i.e., supply materials or construction contract), cost of revenue (i.e., subcontracting costs, material costs, labor costs, equipment rental cost and overhead costs), and operating expenses (i.e., provision for credit losses, employees’ salaries and benefit, depreciation, legal and professional fees, and administrative expenses) at the consolidated level to manage the Company’s operations. Other segment items mainly included in interest expenses, net and other income, which are reflected in the segment and consolidated net income (loss). The measure of segment assets is reported on the consolidated balance sheet as total consolidated assets.

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FBS GLOBAL LIMITED

Notes to Consolidated Financial Statements

	For the Years Ended December 31,
	2022 SGD	2023 SGD	2024 SGD	2024 USD
Revenue
Supply materials	57,618	4,701	1,350	1,012
Revenue from contracts	16,766,550	21,805,616	13,846,198	10,384,649
Total revenue	16,824,168	21,810,317	13,847,548	10,385,661

Cost of revenue
Subcontracting costs	6,554,587	8,612,283	4,817,236	3,612,927
Material costs	5,375,194	6,282,505	3,686,385	2,764,789
Labor costs	2,344,686	3,048,639	2,521,648	1,819,236
Equipment rental costs	146,034	477,253	171,915	128,936
Overhead costs	222,285	744,797	1,400,288	1,050,216
Total cost of revenue	14,642,786	19,165,477	12,597,472	9,448,104
Gross profit	2,181,382	2,644,840	1,250,076	937,557

Operating expenses
Provision for credit losses	17,272	399,278	154,077	115,558
Employees’ salaries and benefit	749,953	895,520	1,066,971	800,228
Depreciation	146,709	161,712	170,343	127,757
Legal and Professional fees	835,131	905,287	465,242	348,932
Administrative expenses	357,818	330,793	360,768	270,576
Total operating expenses	2,106,883	2,689,590	2,063,324	1,663,051

Income (loss) from operations	74,499	(44,750)	(967,325)	(725,494)

Other income (expense)
Interest expenses, net	(83,276)	(77,104)	(65,921)	(49,440)
Finance expense, net	(7,125)	(8,096)	(4,273)	(3,205)
Other income	222,309	99,543	140,656	105,492
Foreign exchange gain (loss), net	4,510	(2,906)	46,859	35,144
Total other income, net	136,418	11,437	117,321	87,991

Income (loss) before provision for income taxes	210,917	(33,313)	(850,004)	(637,503)
Income tax (expense) benefit	(142,290)	37,998	35,638	26,728
Net income (loss)	68,627	4,685	(814,366)	(610,775)

16. Subsequent Events

The Company evaluated all events and transactions that occurred after December 31, 2024 up through the date the Company issued these financial statements and noted that there are no other subsequent events that would require recognition or disclosure in the Company’s consolidated financial statements except for the events mentioned below.

On February 7, 2025, the Company closed its IPO of 2,250,000 ordinary shares. The Shares were priced at $4.50 per share and the gross proceeds of this offering was $10.13 million and raised a total of US$8.8 million in net proceeds. The Shares were previously approved for listing on the Nasdaq Capital Market and commenced trading under the ticker symbol “FBGL” on February 7, 2025.

On February 18, 2025, the Company entered into a research and development agreement with a third party and prepaid US$500,000. The parties are collaborating on developing processes and materials for paint coating steel structures for fire protection and other building applications.

On March 7, 2025, the Company acquired Bright Bless Developments Limited as a wholly-owned subsidiary for USD 100 to support regional expansion. Bright Bless serves as the holding entity for EFMK Supplies Limited, which was acquired on March 10, 2025 for HKD 2 and is positioned as an operating subsidiary focused on interior works in Hong Kong, Macau, and the PRC.

F-55

FBS GLOBAL LIMITED

Up to 8,130,081 Ordinary Shares

Up to 1,029,866 Warrants to purchase 8,130,081 Ordinary Shares

Up to 8,130,081 Pre-Funded Warrants to Purchase 8,130,081 Ordinary Shares

Exclusive Placement Agent

A.G.P.

PROSPECTUS

_________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands’ laws do not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or the consequences of committing a crime.

Our Amended and Restated Articles of Association permits indemnification of our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

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Ordinary Shares

Upon incorporation on March 10, 2022, the Registrant had issued to the subscriber one ordinary share of par value US$1.00, which was transferred to Mr. Kelvin Ang on the same day. Pursuant to a group reorganization on August 2, 2022, the Registrant issued an aggregate of 11,249,000 Ordinary Shares, par value US$0.001, as follows:

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Kelvin Ang	August 2, 2022	10,165,663 Ordinary Shares	Issued pursuant to the Company’s acquisition of the issued shares of Success Elite Developments Limited
Master Stride Limited	August 2, 2022	555,723 Ordinary Shares	Issued pursuant to the Company’s acquisition of the issued shares of Success Elite Developments Limited
Fame Hall Investment Limited	August 2, 2022	528,614 Ordinary Shares	Issued pursuant to the Company’s acquisition of the issued shares of Success Elite Developments Limited

Item 8. Exhibits and Financial Statement Schedules

Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Placement Agent Agreement
3.1	Second Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 1.2 to the Form 20-F filed on May 15, 2025)
4.1*	Form of Warrant
4.2*	Form of Pre-Funded Warrant
5.1*	Opinion of Conyers Dill & Pearman Pte. Ltd. regarding the validity of the Ordinary Shares being registered
5.2*	Opinion of Loeb & Loeb LLP regarding warrants
10.1**	Form of Directors’ Agreement (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form F-1 (Amendment No 4) (File No. 333-283619) filed with the Securities and Exchange Commission on January 21, 2025)
10.2**	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form F-1 (Amendment No 4) (File No. 333-283619) filed with the Securities and Exchange Commission on January 21, 2025)
10.3**	2022 Share Incentive Plan (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form F-1 (Amendment No 4) (File No. 333-283619) filed with the Securities and Exchange Commission on January 21, 2025)
10.4**	Employment Agreement between Chew Chong Ye and Finebuild Systems Pte. Ltd. dated July 6, 2020 (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form F-1 (Amendment No 4) (File No. 333-283619) filed with the Securities and Exchange Commission on January 21, 2025)
10.5**	Employment Agreement between Ang Boon Chuan and Finebuild Systems Pte. Ltd. dated September 29, 2006 (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form F-1 (Amendment No 4) (File No. 333-283619) filed with the Securities and Exchange Commission on January 21, 2025)
10.6**	Employment Agreement between Li Ming and Finebuild Systems Pte. Ltd. dated April 28, 2021 (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form F-1 (Amendment No 4) (File No. 333-283619) filed with the Securities and Exchange Commission on January 21, 2025)

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10.7**	Underwriting Agreement dated February 5, 2025 between the Registrant and WallachBeth Capital, LLC (incorporated by reference to Exhibit 1.1 to our Registration Statement on Form F-1 (Amendment No 4) (File No. 333-283619) filed with the Securities and Exchange Commission on January 21, 2025)
10.8*	Form of Securities Purchase Agreement
11.1**	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 14 to our Registration Statement on Form F-1 (Amendment No 4) (File No. 333-283619) filed with the Securities and Exchange Commission on January 21, 2025)
21.1**	List of subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 to the Form 20-F filed on May 15, 2025)
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibit 5.1)
23.3*	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
23.4**	Consent of Dentons Rodyk & Davidson LLP
24.1**	Power of Attorney (included on signature page)
99.1**	Compensation Recovery Policy of the Registrant (incorporated by reference to Exhibit 97.1 to the Form 20-F filed on May 15, 2025)
99.2**	Insider Trading Policy of the Registrant (incorporated by reference to Exhibit 11.1 to the Form 20-F filed on May 15, 2025)
107*	Filing Fee Table

* Filed herewith.

** Previously filed.

*** To be filed by amendment.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the unaudited condensed consolidated financial statements or the Notes thereto.

Item 9. Undertakings

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes:

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Singapore, on February 26, 2026.

FBS GLOBAL LIMITED

By:	/s/ Kelvin Ang
Kelvin Ang
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kelvin Ang	Chief Executive Officer, and Director	February 26, 2026
Name: Kelvin Ang	(Principal Executive Officer)

*	Chief Financial Officer	February 26, 2026
Name: Chew Chong Ye	(Principal Accounting and Financial Officer)

*	Independent Director	February 26, 2026
Name: Kong Chen Yung (Arthur)

*	Independent Director	February 26, 2026
Name: Lee Puay Khng

*	Independent Director	February 26, 2026
Name: Charlie Yi

*By:	/s/ Kelvin Ang
Name:	Kelvin Ang
Title:	Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on February 26, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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